     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998

                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                           BREED TECHNOLOGIES, INC.
           (EXACT NAME OF CO REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

       DELAWARE                      3714                     22-2767118
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
   INCORPORATION OR
     ORGANIZATION)

                               ---------------

  FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS, SEE "TABLE OF ADDITIONAL
                                 REGISTRANTS".

                               ---------------

                            5300 OLD TAMPA HIGHWAY
                            LAKELAND, FLORIDA 33807
                                (941) 668-6473
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                          CHARLES J. SPERANZELLA, JR.
                     PRESIDENT AND CHIEF OPERATING OFFICER
                           BREED TECHNOLOGIES, INC.
                            5300 OLD TAMPA HIGHWAY
                            LAKELAND, FLORIDA 33807
                                (941) 668-6473
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:

                             MARY A. BERNARD, ESQ.
                                KING & SPALDING
                          1185 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-4003
                                (212) 556-2100

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                               PROPOSED
                                                                MAXIMUM     PROPOSED MAXIMUM   AMOUNT OF
                                               AMOUNT TO BE AGGREGATE PRICE     AGGREGATE     REGISTRATION
TITLE OF CLASS OF SECURITIES TO BE REGISTERED   REGISTERED    PER UNIT(1)   OFFERING PRICE(1)     FEE
----------------------------------------------------------------------------------------------------------
9 1/4% Senior
 Subordinated Notes due
 2008..................                        $330,000,000       100%        $330,000,000      $97,350
----------------------------------------------------------------------------------------------------------
Guarantees of 9 1/4%
 Senior Subordinated
 Notes due 2008........                             --            --               --             (2)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.
(2) Pursuant to Rule 457(n), no additional registration fee is payable with respect to the Guarantees of the Additional Registrants.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  PRIMARY
                               STATE OR OTHER     STANDARD
                               JURISDICTION OR   INDUSTRIAL
 EXACT NAME OF REGISTRANT AS    INCORPORATION  CLASSIFICATION  L.R.S. EMPLOYER
   SPECIFIED IN ITS CHARTER    OR ORGANIZATION  CODE NUMBER   IDENTIFICATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Artistic Analytical Methods,
  Inc. ......................     Michigan          3670          38-3109498
--------------------------------------------------------------------------------
 Auto Trim, Inc. ............     Texas             3710          98-0071609
--------------------------------------------------------------------------------
 BREED Alabama, Inc. ........     Alabama           3710          59-3468911
--------------------------------------------------------------------------------
 BREED Arizona, Inc. ........     Arizona           3710          59-3468925
--------------------------------------------------------------------------------
 BREED Asian Holdings,
  Inc. ......................     Delaware          6749          22-3495982
--------------------------------------------------------------------------------
 BREED Automotive Technology,
  Inc. ......................     Delaware          6749          51-0307885
--------------------------------------------------------------------------------
 BREED Automotive of Florida,
  Inc. ......................     Florida           3710          59-3014427
--------------------------------------------------------------------------------
 BREED Automotive, L.P. .....     Delaware          3710          75-2572348
--------------------------------------------------------------------------------
 BREED Automotive West,
  Inc. ......................     Delaware          6749          88-0329613
--------------------------------------------------------------------------------
 BREED International
  Manufacturing Development
  Corp. .....................     Delaware          3710          59-3380800
--------------------------------------------------------------------------------
 BREED Manufacturing of
  Texas, Inc. ...............     Texas             3710          58-1868063
--------------------------------------------------------------------------------
 BREED Nevada, Inc. .........     Nevada            6749          59-3468943
--------------------------------------------------------------------------------
 BREED Steering Systems,
  Inc. ......................     Delaware          3710          59-3405344
--------------------------------------------------------------------------------
 BREED Tennessee Holdings,
  L.P. ......................     Delaware          3710          59-3468927
--------------------------------------------------------------------------------
 BTI Michigan, Inc. .........     Michigan          3710          59-3468917
--------------------------------------------------------------------------------
 BTI Tennessee, Inc. ........     Tennessee         3710          59-3468919
--------------------------------------------------------------------------------
 Force Imaging Technologies,
  Inc. ......................     Illinois          3670          36-2018440
--------------------------------------------------------------------------------
 Hamlin, Incorporated........     Delaware          3670          39-1128574
--------------------------------------------------------------------------------
 Innovative Mim Technologies,
  Inc. ......................     Delaware          3710          59-3440945
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the additional registrants is the same as for Breed Technologies, Inc., as set forth on the facing page of this Registration Statement.

  The name, address, including zip code, and telephone number, including area code of the agent for service for each of the Additional Registrants is the same as for Breed Technologies, Inc., as set forth on the facing page of this Registration Statement. Copies of communications to any Additional Registrant should be sent to Mary A. Bernard, King & Spalding, 1185 Avenue of the Americas, New York, New York 10036 (telephone number (212) 556-2100).

                            BREED TECHNOLOGIES, INC.

                             CROSS REFERENCE TABLE

                     LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM S-4

ITEM NUMBER AND CAPTION IN FORM S-4             LOCATION IN PROSPECTUS
-----------------------------------  -------------------------------------------
A.INFORMATION ABOUT THE TRANSACTION
 1. Forepart of Registration
     Statement and Outside Front     Outside Front Cover Page of Prospectus;
     Cover Page of Prospectus......   Cover Page of the Registration Statement
 2. Inside Front and Outside Back     Inside Front Cover Page; Outside Back
     Cover Pages of Prospectus.....   Cover Page
 3. Risk Factors, Ratio of Earnings
     to Fixed Charges and Other      Summary; Risk Factors; The Company;
     Information...................   Selected Consolidated Financial
                                      Information--BREED
 4. Terms of the Transaction........  Summary; The Exchange Offer; Description of
                                      the Notes; United States Federal Income
                                      Tax Considerations
 5. Pro Forma Financial
     Information...................  Summary; Unaudited Pro Forma Financial Data
 6. Material Contacts with the
     Company Being Acquired........  Not Applicable
 7. Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to be
     Underwriters..................  Not Applicable
 8. Interests of Named Experts and
     Counsel.......................  Legal Matters
 9. Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities...................  Not Applicable

B.INFORMATION ABOUT THE REGISTRANT
10. Information With Respect to S-3   Prospectus Summary; Risk Factors;
     Registrants...................    Capitalization; Management's Discussion
                                       and Analysis of Financial Condition and
                                       Results of Operations--BREED; Selected
                                       Consolidated Financial Information--
                                       BREED; Business; Management; Description
                                       of the Notes; Financial Statements
11. Incorporation of Certain
     Information by Reference......  Not Applicable
12. Information With Respect to S-2
     or S-3 Registrants............  Not Applicable
13. Incorporation of Certain
     Information by Reference......  Not Applicable
14. Information With Respect to
     Registrants Other Than S-3 or   Not Applicable
     S-2 Registrants...............

C.INFORMATION ABOUT THE COMPANY
     BEING ACQUIRED
15. Information With Respect to S-3
     Companies.....................  Not Applicable
16. Information With Respect to S-2
     or S-3 Companies..............  Not Applicable
17. Information With Respect to
     Companies Other Than S-2 or
     S-3 Companies.................  Not Applicable

D.VOTING AND MANAGEMENT INFORMATION
18. Information if Proxies, Consents
     or Authorizations are to be
     Solicited.....................  Not Applicable
19. Information if Proxies, Consents
     or Authorizations are not to
     be Solicited, or in an
     Exchange Offer................  Not Applicable


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE  , 1998

                            BREED TECHNOLOGIES, INC.

                    OFFER TO EXCHANGE ALL OF ITS OUTSTANDING
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2008
                      FOR 9 1/4% SENIOR SUBORDINATED NOTES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                  -----------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                        ON      , 1998, UNLESS EXTENDED

                                  -----------

  Breed Technologies, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the Exchange Offer (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 1/4% Senior Subordinated Notes due 2008 (the "New Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "Old Notes," and, together with the New Notes, the "Notes"), of which an aggregate of $330,000,000 in principal amount is outstanding as of the date of this Prospectus. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by October 25, 1998, the rate at which the Old Notes bear interest will be increased pursuant to the terms of the Registration Rights Agreement (as defined herein). See "Exchange Offer; Registration Rights." The Old Notes were originally issued and sold (the "Offering") by the Company in a private placement to NationsBanc Montgomery Securities LLC and Prudential Securities Incorporated (the "Initial Purchasers") on April 28, 1998 (the "Closing Date") and were resold by the Initial Purchasers in transactions exempt from, or not subject to, the registration requirements under the Securities Act.

  The New Notes mature on April 15, 2008, unless previously redeemed. Interest on the New Notes will be payable semiannually on April 15 and October 15 of each year, commencing October 15, 1998. The New Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after April 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Company may redeem New Notes with the net proceeds of one or more equity offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of New Notes issued remains outstanding after each such redemption. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes."

  The New Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including indebtedness incurred pursuant to the New Credit Facility (as defined herein). The New Notes will rank pari passu in right of payment with all future senior subordinated indebtedness of the Company, if any, and will rank senior in right of payment to all future subordinated indebtedness of the Company, if any. The New Notes will be guaranteed, on a senior subordinated basis, by the active domestic subsidiaries of the Company (the "Subsidiary Guarantors") other than BTI Capital Trust and certain domestic subsidiaries owned by a foreign subsidiary of the Company. The New Notes will be effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors. As of April 30, 1998, the Company and the Subsidiary Guarantors have $525.0 million of indebtedness outstanding ranking senior to the New Notes (excluding $11.2 million in letters of credit). As of March 31, 1998, the Company's subsidiaries that are not Subsidiary Guarantors have an aggregate of $275.0 million of accounts payable and third-party indebtedness outstanding. See "Description of the Notes-- Subordination."

  The Company will accept for exchange any and all validly tendered Old Notes
on or prior to 5:00 p.m., New York City time, on    , 1998 (if and as
extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer."

  The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal (as defined herein) that such conditions have been met.

  Each broker-dealer (other than an affiliate of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

  The Company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  THE DATE OF THIS PROSPECTUS IS      , 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the New Notes offered in the Exchange Offer, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission and its regional offices at the locations listed above.

  As a result of the filing of the Registration Statement with the Commission, the Subsidiary Guarantors (as defined herein) will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. The Company intends to request the Commission to conditionally exempt the Subsidiary Guarantors from the informational requirements of the Exchange Act pursuant to Staff Accounting Bulletin No. 53 and Rule 12(h) of the Exchange Act. In the event that neither the Company nor any Subsidiary Guarantor is subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture (as defined herein) to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the information requirements of the Exchange Act.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and historical and pro forma financial statements and notes thereto included or incorporated by reference in this Prospectus. Unless the context otherwise requires, (i) references to "BREED" or the "Company" are to Breed Technologies, Inc. and its direct and indirect subsidiaries (including SRS), (ii) references to "SRS" are to the safety restraint systems business of AlliedSignal Inc. ("AlliedSignal") acquired by the Company on October 30, 1997 (the "SRS Acquisition"), (iii) references to the "1997 Acquisitions" are to the acquisition of certain assets and liabilities of the North American steering wheel operations ("USS") of United Technologies in October 1996 and the acquisition of the Custom Trim group of companies ("Custom Trim") in February 1997, (iv) references to any "fiscal" year of the Company or of SRS refer to the Company's or SRS's fiscal year ended or ending June 30 or December 31, respectively, in such year, and
(v) references to the "model year" of automobiles mean the twelve-month period generally commencing on September 1 of the prior year, although specific model years may vary by manufacturer and vehicle.

                                  THE COMPANY

  The Company is a worldwide leader in the design, development, manufacture and sale of automotive occupant protection systems and components. Its principal products include sensors, electronics and related software, airbags and inflators, seatbelt systems and steering wheels. The Company's products are used in over 400 vehicle models manufactured by over 45 automobile manufacturers ("OEMs"), including General Motors ("GM"), Fiat, Ford, Chrysler, Suzuki and most of the world's largest OEMs. The Company presently sells products to customers in over 14 countries worldwide and believes that it is the largest independent supplier of both seatbelt systems and steering wheels in the world.

  The Company's goal is to become the leading worldwide supplier of complete, integrated occupant protection systems, which consist of (i) sensors and electronics (including crash and occupant protection sensors, diagnostic electronics and related software), (ii) airbag modules (consisting primarily of airbags and inflators), (iii) seatbelt systems (including pretensioners and retractors) and (iv) steering wheels. To accomplish this goal, the Company has pursued strategic acquisitions, acquiring ten companies since August 1994. On October 30, 1997, the Company consummated its largest acquisition to date, the SRS Acquisition, for an aggregate purchase price of $710.0 million in cash. SRS is the largest independent supplier of seatbelt systems and the third largest independent supplier of airbag systems in the United States and is a leading supplier of seat belts and airbag systems to OEMs worldwide. The SRS Acquisition expanded the Company's capabilities by adding seatbelt systems and complementary airbag technology, which should enable the Company to supply complete, integrated occupant protection systems to OEMs on a worldwide basis. The SRS Acquisition also significantly expanded the Company's penetration with each of the three largest North American OEMs (GM, Ford and Chrysler) and with Fiat in Europe.

  In addition to the SRS Acquisition, the Company has recently completed several other significant acquisitions, including the acquisition of Gallino Plasturgia, S.r.l. ("Gallino"), an Italian manufacturer of steering wheels and plastic interior and exterior parts, the acquisition of USS, a steering wheel manufacturer, and the acquisition of Custom Trim, which produces leather wrapped steering wheels and other automotive leather wrapped products. As a result of its acquisition strategy, BREED has rapidly evolved from predominantly the producer of a single product--electromechanical sensors ("EMS sensors")--to a leading manufacturer of all of the components required for complete, integrated occupant protection systems. The Company believes that it is now one of only three independent suppliers capable of providing OEMs with such complete, integrated occupant protection systems on a worldwide basis. The Company believes that this capability positions it to better respond to OEMs' continuing consolidation of their supplier base and their increasing use of full-service suppliers able to provide a broad range of products and services worldwide.

  As part of its strategy to become the leading worldwide supplier of complete, integrated occupant protection systems, in December 1997 the Company and Siemens Aktiengesellschaft ("Siemens") agreed to form a joint venture (the "Siemens Joint Venture") pursuant to a joint venture agreement (the "Joint Venture Agreement"). In connection with the Siemens Joint Venture, Siemens made a $115.0 million equity investment in the Company (the "Siemens Investment"), the proceeds of which were used to finance a portion of the purchase price of the SRS Acquisition. The Siemens Joint Venture provides for the worldwide research, development, engineering, assembly and marketing of integrated occupant protection systems incorporating at least one component manufactured by each of BREED and Siemens (a "JV System"). When fully operational over the next several years, the Siemens Joint Venture is expected to assume the sales and marketing, as well as the research, development and engineering, functions for both the Company's and Siemens' integrated occupant protection systems. The Company expects that components comprising JV Systems will continue to be produced separately by Siemens and BREED but will be sold by the Siemens Joint Venture under trade names owned by it. Further, it is anticipated that all sales and marketing personnel relating to JV Systems and components will be employed by the Siemens Joint Venture and that billing and collection activities will be handled by the Siemens Joint Venture on a pass-through basis. Completion of the Siemens Joint Venture is subject to approval from regulatory authorities in Europe. See "Recent Transactions--Siemens Joint Venture."

  The Company believes that consumer safety concerns, as well as rapid technological changes in various components, have created a demand for "intelligent" occupant protection systems. Intelligent or "variable deployment" systems will be able to react differently to individual crash situations based on such variables as occupant size and position, vehicle speed and type of crash. These next generation intelligent systems will combine airbags, seat belts and multiple electronic sensors to provide information to ensure proper airbag inflation and seat belt tension. A critical element of these intelligent systems will be the complex algorithm that interprets data sent by sensors to analyze crash and occupant variables and to trigger the appropriate levels of restraint. Because of the complexity of intelligent systems and the number of components needed to complete each system, the Company believes that only providers of complete, integrated systems will be able to meet this demand. The Company believes that some OEMs will begin to install these next generation complete, integrated occupant protection systems beginning in model years 2001 and 2002. The Company believes that the combination of Siemens' expertise in sensors and electronics and the Company's expertise in airbags, seatbelt systems and steering wheels, as well as BREED's experience in the complex algorithm required by integrated systems, will expedite their joint development of these next generation, complete, integrated occupant protection systems.

  The Company was incorporated under the laws of the State of Delaware in 1986. The Company's principal executive offices are located at 5300 Old Tampa Highway, P.O. Box 33050, Lakeland, Florida 33807-3050 and its telephone number is (941) 668-6000.

                              RECENT DEVELOPMENTS

  During the three months ended December 31, 1997, the Company formulated a repositioning program designed to reduce operating costs and increase productivity (the "Repositioning Program"). The Repositioning Program consists primarily of a 25% planned reduction in the Company's global workforce (or approximately 4,900 employees) through the elimination of redundant and overlapping positions resulting from recent acquisitions, the consolidation of the Company's manufacturing, sales and engineering facilities primarily in North America and Europe through the closing of approximately 50% (or 32) of its manufacturing facilities and 33% (or 10) of its sales and engineering facilities and the disposal of certain non-core assets. The Company expects the Repositioning Program to generate approximately $855 million in aggregate cumulative cost savings (which includes approximately $780 million of cash savings), which will be realized over the five-year period ending June 30, 2002.

  In connection with the Repositioning Program, the Company incurred a $244.0 million repositioning charge (the "Repositioning Charge") during the three months ended December 31, 1997, which included the following: (i) $30.8 million relating to planned work force reductions; (ii) $31.4 million relating to proposed facility consolidations (not including any SRS facilities); (iii) $77.6 million relating to the write-down of goodwill associated with the disposal of long-lived assets; (iv) $41.3 million relating to the write-down to net realizable value of certain long-lived assets in connection with the Gallino Disposition (as defined herein); and (v) $62.9 million relating to the write-down of impaired production and other equipment and the write-off of assets used to manufacture products being replaced by new technologies. In connection with the Repositioning Program, the Company also incurred disruption costs of approximately $9.0 million during the nine months ended March 31, 1998 (the "Disruption Costs") in connection with closing and consolidating manufacturing facilities.

  In addition, during the three months ended December 31, 1997, (i) in connection with the purchase price allocation for the SRS Acquisition, the Company incurred a $77.5 million charge relating to the write-off of in-process research and development for acquired technology that has not been established as technologically feasible (the "R&D Write-Off") and (ii) the Company incurred a $28.4 million charge against cost of sales for inventory and long-term customer contracts relating to manufacturing processes that will be exited (the "COS Charge" and, together with the R&D Write-Off and the Repositioning Charge, the "December 1997 Charges").

                              RECENT TRANSACTIONS

  On October 30, 1997, the Company consummated the SRS Acquisition. The SRS Acquisition was financed with (i) borrowings under a $900.0 million bridge credit facility (the "Bridge Credit Facility") arranged by NationsBank, N.A. ("NationsBank"), (ii) the proceeds of the Siemens Investment and (iii) the proceeds from the issuance and sale to Prudential Securities Credit Corp. ("PSCC"), of $200.0 million of Series B Convertible Preferred Stock of the Company (the "Series B Preferred"). On November 25, 1997, the Company sold $257.7 million of its 6.50% Convertible Subordinated Debentures due 2027 (the "Convertible Debentures") to BTI Capital Trust, which, concurrently therewith, sold $250.0 million aggregate liquidation amount of its 6.50% Convertible Trust Preferred Securities (the "Preferred Securities") (which are guaranteed by the Company) in a private transaction under Rule 144A under the Securities Act (the "Preferred Securities Offering"). The Company used a portion of the net proceeds received in connection with the Preferred Securities Offering to redeem all of the outstanding Series B Preferred in accordance with the terms thereof. Consummation of the Bridge Credit Facility and the initial borrowings thereunder in connection with the SRS Acquisition, the Siemens Investment, the Preferred Securities Offering and the application of the proceeds therefrom are referred to herein as the "SRS Financing Transactions." The SRS Financing Transactions and the SRS Acquisition are referred to herein collectively as the "SRS Transactions."

                               THE EXCHANGE OFFER

Securities Offered..........  $330,000,000 aggregate principal amount of 9 1/4%
                              Senior Subordinated Notes due 2008, which have been registered under the Securities Act (the "New Notes," and together with the Old Notes, the "Notes"). See "Description of the Notes."

The Exchange Offer..........  Pursuant to the Exchange Offer, New Notes will be issued in exchange for a like principal amount of Old Notes that are validly tendered and not withdrawn. Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture governing the Old Notes and the New Notes.

Resale......................  Based on interpretations by the staff of the
                              Commission set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company or any Subsidiary Guarantor may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company or any Subsidiary Guarantor) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company or any Subsidiary Guarantor may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on    , 1998, unless extended, in
                              which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

                              The Exchange Offer is subject to certain
Conditions to the Exchange    customary conditions, which may be waived by the
Offer.......................  Company. See "The Exchange Offer--Conditions of
                              the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

Procedures for Tendering      Each holder of Old Notes wishing to accept the
Old Notes...................  Exchange Offer must complete, sign and date the
                              Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or a facsimile thereof, together with such Old Notes and any other required documentation to IBJ Schroder Bank &
                              Trust Company, the Exchange Agent, at the address set forth herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New
                              Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act or, that if such holder or other person is an affiliate of the Company or any Subsidiary
                              Guarantor, such holder or other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "The Exchange Offer--
                              Terms of the Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--
                              Terms of the Exchange Offer--Guaranteed Delivery
                              Procedures."

Special Procedures for
Beneficial Owners...........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery           Holders of Old Notes who wish to tender their Old
Procedures..................  Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Old
                              Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                              Terms of the Exchange Offer--Guaranteed Delivery
                              Procedures."

Acceptance of Old Notes and
Delivery of New Notes.......  Subject to certain conditions (as described more fully in "The Exchange Offer--Conditions of the Exchange Offer"), the Company will accept for exchange any and all Old Notes that are properly tendered in the Exchange Offer and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as promptly as practicable following the Expiration Date.

Withdrawal Rights...........
                              Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer--Withdrawal of Tenders of Old Notes."

Certain Federal Income Tax
Considerations..............  For a discussion of certain federal income tax considerations relating to the exchange of the New York Notes for the Old Notes, see "Certain Federal Income Tax Considerations."

Exchange Agent..............  IBJ Schroder Bank & Trust Company is the Exchange
                              Agent. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent."

Consequences of Failure to
Exchange Old Notes..........  Holders of Old Notes who do not exchange their
                              Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable sate securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes-- Registration Rights."

                         SUMMARY OF TERMS OF NEW NOTES

  The Exchange Offer applies to $330,000,000 aggregate principal amount of Old Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding.

Securities Offered..........  $330,000,000 aggregate principal amount of the
                              Company's 9 1/4% Senior Subordinated Notes Due 2008, which have been registered under the Securities Act.

Maturity Date...............  April 15, 2008.

Interest Payment Dates......  April 15 and October 15 of each year, commencing
                              October 15, 1998.

Guarantees..................  The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Company's existing and future active domestic subsidiaries (the "Subsidiary Guarantors") other than BTI Capital Trust and certain domestic subsidiaries owned by a foreign subsidiary of the Company, subject to certain limitations. The Subsidiary Guarantees will be subordinated to all senior indebtedness of the Subsidiary Guarantors. See "Description of the Notes--Subsidiary Guarantees."

Optional Redemption.........  The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after April 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Company may, at its option, redeem Notes with the net proceeds of one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of Notes issued remains outstanding after each such redemption. See "Description of the Notes--Optional Redemption."

Ranking.....................  The Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness incurred pursuant to the New Credit Facility. The Notes rank pari passu in right of payment with all future senior subordinated indebtedness of the Company, if any, and will rank senior in right of payment to all future subordinated indebtedness of the Company, if any. The Notes are guaranteed, on a senior subordinated basis, by the Subsidiary Guarantors and effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the

                              Company's subsidiaries that are not Subsidiary Guarantors. As of April 30, 1998, the Company and the Subsidiary Guarantors had $525.0 million of Indebtedness outstanding ranking senior to the Notes (excluding $11.2 million in letters of credit). As of March 31, 1998, the Company's subsidiaries that are not Subsidiary Guarantors had an aggregate of $275.0 million of accounts payable and third-party indebtedness outstanding. See "Description of the Notes--Subordination." The Indenture dated as of April 28, 1998, pursuant to which the Old Notes were, and the New Notes will be, issued (the "Indenture") permits the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Capitalization" and "Description of the Notes-- Subordination."

Change of Control...........  Upon a Change of Control, the Company is
                              required, subject to certain conditions, to offer to repurchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes--Change of Control."

Certain Covenants...........  The Indenture contains certain covenants that, among other things, restricts the Company and its Restricted Subsidiaries (as defined herein) with respect to: (i) the incurrence of additional debt; (ii) restricted payments; (iii) asset sales; (iv) transactions with affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) certain liens; and
                              (vii) certain consolidations, mergers or sales of assets. All of these restrictions are subject to a number of important limitations and qualifications. See "Description of the Notes-- Covenants."

Exchange Offer;               Holders of New Notes (other than as set forth
Registration Rights.........  below) are not entitled to any registration rights with respect to the New Notes. Pursuant to a Registration Rights Agreement (the
                              "Registration Rights Agreement") between the
                              Company and the Initial Purchasers, the Company agreed, for the benefit of the holders of Old
                              Notes, to file an Exchange Offer Registration
                              Statement. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement (as defined herein). Under certain circumstances, certain holders of Notes (including holders who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange
                              Offer) may require the Company to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such Holders. The interest rate on the Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Exchange
                              Offer; Registration Rights."

Use of Proceeds.............  The Company will not receive any proceeds from the Exchange Offer. All of the net proceeds from the Offering, together with borrowings under a new $675.0 million revolving credit facility with

                              NationsBank and certain other lenders (the "New Credit Facility"), were used (i) to repay all borrowings outstanding under the Bridge Credit Facility (which aggregated to approximately $800.0 million on the Closing Date) and (ii) for general corporate purposes. See "Use of Proceeds." The Offering and the use of the net proceeds therefrom, together with borrowings under the New Credit Facility, to repay all borrowings outstanding under the Bridge Credit Facility are referred to herein as the "Refinancing of the Bridge Credit Facility."

Risk Factors................
                              See "Risk Factors" as well as the other
                              information set forth in this Prospectus for a discussion of certain factors that should be considered by Holders of Old Notes before making a decision to tender Old Notes in the Exchange Offer.

              SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The pro forma statement of earnings data for fiscal 1997 give effect to the SRS Transactions, the 1997 Acquisitions and the Refinancing of the Bridge Credit Facility as if they had occurred on July 1, 1996. The pro forma statement of earnings data for the nine months ended March 31, 1998 give effect to the SRS Transactions and the Refinancing of the Bridge Credit Facility as if they had occurred on July 1, 1997. See "Unaudited Pro Forma Financial Data."

                                                            PRO FORMA
                                                   ----------------------------
                                                   FISCAL YEAR    NINE MONTHS
                                                      ENDED          ENDED
                                                   JUNE 30, 1997 MARCH 31, 1998
                                                   ------------- --------------
                                                      (DOLLARS IN MILLIONS)
STATEMENT OF EARNINGS DATA(1):
  Net sales.......................................   $1,753.8       $1,245.5
  Cost of sales...................................    1,434.2        1,086.2
                                                     --------       --------
  Gross profit....................................      319.6          159.3
  Selling, general and administrative expenses....      108.5           70.9
  Research, development and engineering expenses..       86.4           69.8
  Repositioning Charge............................        --           244.0
  R&D Write-Off...................................        --            77.5
  Amortization of intangibles.....................       26.5           19.3
                                                     --------       --------
  Operating income (loss).........................       98.2         (322.2)
  Interest expense, net...........................       85.7           59.2
  Other income (expenses), net....................       12.2          (2.3)
                                                     --------       --------
  Earnings (loss) before income taxes,
   distributions on Preferred Securities and
   extraordinary item.............................       24.7         (383.7)
  Income taxes (benefit)..........................        4.1          (59.4)
  Distributions on Preferred Securities...........       16.3           12.2
                                                     --------       --------
  Earnings (loss) before extraordinary loss.......   $    4.3       $ (336.5)
                                                     ========       ========
OTHER DATA:
  Depreciation and amortization...................   $   91.8       $   59.9
  EBITDA(2).......................................      190.0           87.6
  Adjusted EBITDA(3)..............................      250.0          156.6
  Cash interest expense(4)........................       84.7           59.8
  Ratio of adjusted EBITDA to cash interest
   expense........................................       3.0x            2.6x
  Ratio of earnings to fixed charges(5)...........       1.3x            --

--------
(1) The pro forma statement of earnings data include all amortization of deferred financing costs relating to the New Credit Facility and the Offering. Assuming that the SRS Transactions and the Refinancing of the Bridge Credit Facility had occurred as of the first day of the respective periods, unamortized fees relating to the Bridge Credit Facility and the credit facility that it replaced would have been recorded as an extraordinary loss, net of tax benefit. See "Unaudited Pro Forma Financial Data."
(2) EBITDA represents operating income (loss) plus (i) depreciation and amortization and (ii) the December 1997 Charges. EBITDA is presented because it provides useful information regarding the Company's ability to service debt. The definition of Consolidated EBITDA under the Indenture adds back, among other things, the December 1997 Charges. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(3) Adjusted EBITDA represents EBITDA plus (i) $60.0 million of annual cost savings (or the appropriate portion thereof) to the Company resulting from actions taken to date by the Company under the Repositioning Program and
    (ii) in the case of the nine months ended March 31, 1998, $9.0 million of Disruption Costs. Adjusted EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).
(4) Cash interest expense reflects, for the applicable period, aggregate interest expense during such period minus non-cash interest expense during such period attributable to the amortization of deferred financing costs. Non-cash interest expense was $15.9 million for the nine months ended March 31, 1998.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that is representative of the interest factor. Earnings were insufficient to cover fixed charges by $383.7 million for the nine months ended March 31, 1998. The ratio of earnings to fixed charges for the nine months ended March 31, 1998 reflects the December 1997 Charges.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The selected consolidated financial data set forth below for, and as of the end of, each of the years in the five-year period ended June 30, 1997 and for the nine months ended March 31, 1997 and 1998 are derived from the consolidated financial statements of the Company, of which (i) the financial statements for fiscal 1993, 1994 and 1995 were audited by KPMG Peat Marwick LLP, (ii) the financial statements for fiscal 1996 and 1997 were audited by Ernst & Young LLP and (iii) the financial statements for the nine months ended March 31, 1997 and 1998 are unaudited.

                                                                  NINE MONTHS
                                    FISCAL YEAR                 ENDED MARCH 31,
                         -------------------------------------  -----------------
                          1993    1994    1995   1996    1997    1997      1998
                         ------  ------  ------ ------  ------  -------  --------
                                        (DOLLARS IN MILLIONS)
STATEMENT OF EARNINGS
 DATA(1):
  Net sales............. $191.6  $324.7  $401.0 $431.7  $794.9  $ 550.6  $  968.0
  Cost of sales.........  133.9   206.8   244.6  277.1   631.3    433.9     837.4
                         ------  ------  ------ ------  ------  -------  --------
  Gross profit..........   57.7   117.9   156.4  154.6   163.6    116.7     130.6
  Selling, general and
   administrative
   expenses.............   22.8    28.9    33.1   38.2    70.6     51.3      59.7
  Research, development
   and engineering
   expenses.............    9.6    14.8    18.5   23.6    36.1     27.3      49.9
  Repositioning Charge..    --      --      --     --      --       --      244.0
  R&D Write-Off.........    --      --      --     --      --       --       77.5
  Amortization of
   intangibles..........    --      --      0.3    2.0     6.3      4.3      13.0
                         ------  ------  ------ ------  ------  -------  --------
  Operating income
   (loss)...............   25.3    74.2   104.5   90.8    50.6     33.8    (313.5)
  Interest income
   (expense), net.......   (1.1)    0.5     0.7   (1.1)  (24.5)   (16.2)    (62.1)
  Other income
   (expenses), net......    3.4    (1.7)    4.9    8.6     3.5      3.0       1.2
                         ------  ------  ------ ------  ------  -------  --------
  Earnings (loss) before
   income taxes,
   distributions on
   Preferred Securities
   and extraordinary
   item.................   27.6    73.0   110.1   98.3    29.6     20.6    (374.4)
  Income taxes
   (benefit)............    9.3    28.4    37.8   35.3    14.8      8.1     (54.3)
  Distributions on
   Preferred
   Securities...........    --      --      --     --      --       --        5.7
                         ------  ------  ------ ------  ------  -------  --------
  Earnings (loss) before
   extraordinary loss...   18.3    44.6    72.3   63.0    14.8     12.5    (325.8)
  Extraordinary loss,
   net of tax benefit...    --      --      --     --      --       --       (0.7)
                         ------  ------  ------ ------  ------  -------  --------
  Net earnings (loss)... $ 18.3  $ 44.6  $ 72.3 $ 63.0  $ 14.8  $  12.5  $ (326.5)
                         ======  ======  ====== ======  ======  =======  ========
OTHER DATA:
  Depreciation and
   amortization......... $  7.5  $  8.9  $ 13.9 $ 20.1  $ 48.5  $  34.1  $   44.6
  EBITDA(2).............   32.8    83.1   118.4  110.9    99.8     67.9      81.0
  Cash interest
   expense(3)...........    2.1     1.1     0.8    2.7    26.8     17.8      47.8
  Ratio of EBITDA to
   cash interest
   expense..............  15.6x   75.5x  148.0x  41.0x    3.7x     3.8x      1.7x
  Ratio of earnings to
   fixed charges(4).....  13.5x   52.3x   96.3x  34.0x    2.0x     2.1x       --

                                          AS OF JUNE 30,
                                  ------------------------------      AS OF
                                  1993  1994  1995  1996   1997   MARCH 31, 1998
                                  ----- ----- ----- ----- ------  --------------
BALANCE SHEET DATA:
  Working capital (deficiency)... $63.7 $94.7 $75.5 $90.2 $(47.2)      (24.7)
  Total assets................... 147.5 206.3 278.7 503.8  877.2     1,671.8
  Total debt.....................  11.7  11.6  13.6 162.8  423.4       883.1
  Preferred Securities...........   --    --    --    --     --        250.0
  Total stockholders' equity..... 104.7 151.2 218.7 275.1  266.4        23.4

--------
(1) The Company has completed ten acquisitions since August 1994. Consequently, the results of operations of the Company have been significantly impacted by the results of operations and the integration and acquisition costs relating to these acquisitions and, accordingly, comparisons of results of operations for fiscal 1996 and fiscal 1997 and for the nine months ended March 31, 1997 and 1998 are not as meaningful as comparisons of results in prior periods.
(2) EBITDA represents operating income (loss) plus (i) depreciation and amortization and (ii) the December 1997 Charges. EBITDA is presented because it provides useful information regarding the Company's ability to service debt. The definition of Consolidated EBITDA under the Indenture adds back, among other things, the December 1997 Charges. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).
(3) Cash interest expense reflects, for the applicable period, aggregate interest expense during such period minus non-cash interest expense during such period attributable to the amortization of deferred financing costs. Non-cash interest expense was $15.9 million for the nine months ended March 31, 1998.
(4) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that is representative of the interest factor. Earnings were insufficient to cover fixed charges by $374.4 million for the nine months ended March 31, 1998. The ratio of earnings to fixed charges for the nine months ended March 31, 1998 reflects the December 1997 Charges.

                                 RISK FACTORS

  An investment in the Notes involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus or incorporated by reference herein, in evaluating an investment in the Notes.

  SUBSTANTIAL LEVERAGE. The Company has been and will continue to be, highly leveraged. Pro forma for the Refinancing of the Bridge Credit Facility, as of March 31, 1998, the Company's consolidated indebtedness would have been $908.9 million and its stockholders' equity would have been $14.1 million. See "Capitalization." Pro forma for the SRS Transactions, the 1997 Acquisitions and the Refinancing of the Bridge Credit Facility, earnings were insufficient to cover fixed charges by $383.7 million for the nine months ended March 31, 1998. The Indenture and the New Credit Facility permit the Company and its subsidiaries to incur additional indebtedness, subject to certain limitations. The degree to which the Company is leveraged could have important consequences for the holders of the Notes, including, but not limited to, the following:
(i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired; (iii) the Company's leverage may increase its vulnerability to economic downturns and limit its ability to withstand competitive pressures; and (iv) the Company's ability to capitalize on significant business opportunities may be limited.

  The ability of the Company to meet its debt service obligations will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. Although management believes that the Company's cash flow will be adequate to meet its interest and principal payments, there can be no assurance that the Company will continue to generate earnings in the future sufficient to cover its fixed charges. If the Company is unable to generate earnings in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds under either the New Credit Facility or from other sources, it may be required to refinance all or a portion of its existing debt (including the Notes) or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds that the Company could realize therefrom. In addition, the terms of the New Credit Facility and the Indenture restrict the Company's ability to sell assets and the use of the proceeds therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--BREED--Liquidity and Capital Resources."

  If for any reason, including a shortfall in anticipated operating results or proceeds from asset sales, the Company were unable to meet its debt service obligations, it would be in default under the terms of the New Credit Facility. In the event of such a default, the lenders under the New Credit Facility could elect to declare all of such indebtedness immediately due and payable, including accrued and unpaid interest, and to terminate their commitments with respect to funding obligations under the New Credit Facility. In addition, such lenders could proceed against their collateral, which consists of substantially all of the domestic assets of the Company. Any default with respect to the New Credit Facility could result in a default under other indebtedness or result in a bankruptcy of the Company. Such defaults could delay or preclude payment of principal of, or interest on, the Notes. See "Description of the Notes--Subordination."

  INTEGRATION AND MANAGEMENT OF ACQUIRED BUSINESSES. Since August 1994, the Company has completed ten acquisitions, including the SRS Acquisition in October 1997. The SRS Acquisition was significantly larger than any acquisition previously completed by the Company and represents a substantial increase in the scope of the Company's business. Pro forma for the SRS Acquisition and the 1997 Acquisitions, the Company's fiscal 1997 net sales would have been $1,753.8 million compared to $794.9 million on an actual basis. The Company has limited experience in the design, development, manufacture and sale of seatbelt systems, which represent a significant portion of the SRS business. Pro forma for the SRS Acquisition and the 1997 Acquisitions, seatbelt system sales would have accounted for 27.1% of the Company's fiscal 1997 net sales. There can be no assurance that the Company will be able to successfully integrate the operations of SRS or the other recently acquired businesses into the Company's operations. In particular, the Company may experience (i) difficulty in assimilating the operations and personnel of the acquired companies, (ii) disruption of the Company's ongoing business, (iii) the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of acquired products or technologies into the Company's offerings, (iv) difficulty in the maintenance of uniform standards, controls, procedures and policies and (v) the impairment of relationships with employees and customers.

  In addition, pursuant to the Company's Repositioning Program, the Company intends to consolidate a significant number of its manufacturing, sales and engineering facilities and, in connection with such program, incurred the $244.0 million Repositioning Charge and the $28.4 million COS Charge during the three months ended December 31, 1997. See "Prospectus Summary--Recent Developments." Any failure on the part of the Company to successfully implement its Repositioning Program and integrate and manage the operations of SRS or the other recently acquired businesses could have a material adverse effect on the Company's financial condition and results of operations. The Company has little history of operations on a combined basis with SRS and the other recently acquired businesses. Accordingly, the historical and pro forma financial information presented in this Prospectus may not be indicative of the results that would have been obtained had the acquisitions occurred on the dates assumed therein or of results that may be obtained in future periods. See "Unaudited Pro Forma Financial Data."

  RISKS ASSOCIATED WITH SIEMENS JOINT VENTURE. When fully operational over the next several years, the Siemens Joint Venture is expected to assume the sales and marketing, as well as the research, development and engineering, functions for the Company's integrated occupant protection systems and components. As a result, because the Siemens Joint Venture will employ the personnel responsible for such functions, the Company expects to substantially reduce its sales and marketing and research, development and engineering staff. In the event that the Siemens Joint Venture is terminated, there can be no assurance that the Company will be able to rehire a sufficient number of such personnel and any inability to do so could have a material adverse effect on the Company. Further, all significant operating decisions regarding the joint venture must be approved by Siemens and the Company. In the event of a deadlock regarding material operating decisions, either party may sell their interest in the Siemens Joint Venture to the other or the Siemens Joint Venture may be terminated. See "Recent Transactions--Siemens Joint Venture." If the Company sells its interest in the Siemens Joint Venture or the Siemens Joint Venture is otherwise terminated, the Company will likely no longer have access to Siemens' expertise in sensors and electronics, which may materially adversely affect the Company's ability to develop next generation, intelligent, integrated occupant protection systems. Any failure to develop such systems would adversely affect the Company's competitive position and could have a material adverse effect on the Company's financial condition and results of operations.

  Pursuant to the Joint Venture Agreement, the Company and Siemens are required to fund the operations of the Siemens Joint Venture pursuant to an operating budget to be agreed upon by the parties. The New Credit Facility and the Notes restrict the amount that the Company can invest in the Siemens Joint Venture. The New Credit Facility limits the Company's investments in the Siemens Joint Venture to $2.0 million in fiscal 1998, $10.0 million in fiscal 1999 and 2000 and $15.0 million in each year thereafter provided that the Company may make investments in the Siemens Joint Venture in excess of the specified amounts beginning in fiscal 2000 and thereafter if, after adding such specified amounts to consolidated fixed charges (as defined in the New Credit Facility), the Company is in compliance with the covenants in the New Credit Facility. Any inability to make sufficient investments in the Siemens Joint Venture could have a material adverse effect on the operations of the Siemens Joint Venture. See "Description of New Credit Facility" and "Description of the Notes--Covenants--Restricted Payments." Completion of the Siemens Joint Venture is subject to approval from regulatory authorities in Europe.

  DEPENDENCE ON THE DEVELOPMENT OF NEW PRODUCTS. In recent years, automotive occupant protection systems have changed significantly, based on changes in government regulations, the demand by OEMs and consumers for improved systems and rapid advances in the technology underlying these systems. The Company believes that occupant protection systems will continue to change rapidly, with industry participants seeking to develop and introduce intelligent occupant protection systems that will be able to react differently to particular crash situations and to make improvements in other components of occupant protection systems. The Company believes that its future success will depend in part on its ability to enhance its existing products and to develop new products that meet changing government regulatory requirements and satisfy OEM and consumer requirements, particularly requirements for intelligent occupant protection systems. There can be no assurance that the Company will meet these objectives and any failure to do so could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Research and Development."

  RELIANCE ON MAJOR CUSTOMERS. Pro forma for the SRS Acquisition and the 1997 Acquisitions, sales to GM, Chrysler, Ford and Fiat represented approximately 23%, 21%, 14% and 18%, respectively, of the Company's net sales for the first nine months of fiscal 1998 and 21%, 16%, 17% and 18%, respectively, of the Company's net sales during fiscal 1997. A significant portion of sales to Chrysler during these periods were for seatbelts and airbags for the Chrysler Caravan minivan. These customers are not committed to purchase any specified quantities of products from the Company and there can be no assurance that these customers will continue to purchase products from the Company at levels consistent with previous purchases. Industry analysts predict that the current labor dispute involving two GM plants in Flint, Michigan could lead to a halting of the output at nearly all of GM's North American assembly operations. Such an impact on production at GM could result in a decline in the orders that GM places for the Company's products, which could have a material adverse effect on the Company's financial condition and results of operations. A significant decline in sales of the Company's products to these customers would have a material adverse effect on the Company's financial condition and results of operations. See "Business--Customers."

  EFFECTS OF LIKELY PRICE DECREASES. The Company anticipates that the prices of automotive occupant protection systems and components such as those sold by the Company will continue to decline over the next several years as a result of competitive pressures and OEM requirements. The Company's future profitability, therefore, will depend, among other things, on its ability to continue to reduce its per-unit costs and maintain a cost structure, internally and with its suppliers, that will enable it to offer competitive prices. There can be no assurance that the Company will be successful in doing so. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--BREED."

  DEPENDENCE ON THE AUTOMOTIVE INDUSTRY. Sales of products to the automotive industry have accounted for substantially all of the Company's net sales. The automobile market is cyclical and dependent on general economic conditions. Future declines in car production in the United States or in markets outside the United States could have a material adverse effect on the Company's financial condition and results of operations. In addition, most of the Company's customers are unionized and may, from time to time, experience labor disruptions. Any disruption in production by one or more of the Company's customers could have an adverse effect on the Company's financial condition and results of operations.

  GOVERNMENT REGULATION. The North American market for automotive occupant protection systems has been significantly affected by federal safety regulations and the Company believes that such regulations will continue to have a significant effect on this market. Specifically, the rapid installation of driver-side and passenger-side airbags was initially caused in the United States by federal safety regulations. Recently, there has been negative publicity concerning airbag performance, particularly the performance of passenger-side airbags, and it is possible that federal safety regulations will be revised in response to the concerns raised. It is difficult to predict the nature of any such regulatory changes or the impact of such changes on the Company's financial condition and results of operations.

  PRODUCT LIABILITY. The sale of sensors, electronics and related software, airbags and inflators, seatbelt systems, steering wheels and related components entails an inherent risk of product liability claims. Although the Company maintains product liability insurance covering certain types of claims, the Company's policies are subject to substantial deductibles and there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that any particular loss will be covered. Such insurance can be expensive and in the future may not be available on acceptable terms, if at all. A successful claim brought against the Company not covered by the Company's insurance or resulting in a recovery in excess of its insurance coverage could have a material adverse effect on the Company's financial condition and results of operations.

  WARRANTY AND RECALL EXPOSURE. The Company warrants to its OEM customers that its products are free from defects and that they meet certain OEM designated specifications. The OEMs in turn offer product warranties to the purchasers of vehicles. In some instances of common complaint, the automobile manufacturer will institute a vehicle recall or will be required by a governmental agency to conduct a recall. As a result, from time to time, BREED has received claims against it and requests for payment from its OEM customers to remedy complaints made by the purchasers of vehicles. There can be no assurance that the Company will not incur substantial warranty or recall expense in the future. Such complaints and the related expenses could have a material adverse effect on the Company's relationship with its OEM customers and on its financial condition and results of operations.

  POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS. The Company's quarterly operating results may vary significantly depending on factors such as the timing of significant orders, the level of sales by automobile manufacturers, disruptions caused by labor disputes and the seasonal patterns of its customers, especially those located in Europe. A large portion of the Company's expenses are fixed and cannot be adjusted in response to a shortfall in quarterly revenues. There can be no assurance that the Company will operate profitably in any quarter.

  LONG LEAD TIMES FOR SALES. The Company typically competes for new business at the beginning of the development of new vehicle models and upon the redesign of existing models by its customers. New model development generally begins three to five years prior to the marketing of such models to the public. As a result of the relatively long lead times required for sales of automotive occupant protection systems and components, it may be difficult for the Company to obtain new sales to replace any unexpected decline in sales to existing customers. The failure of the Company to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect the Company's financial condition and results of operations.

  COMPETITION. The markets for automotive occupant protection systems and components are highly competitive. Increased competition could result in price reductions and loss of market share, which would adversely affect the Company's financial condition and results of operations. Many of the Company's current and potential competitors have greater financial and other resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors. See "Business--Competition."

  RISKS ASSOCIATED WITH INTERNATIONAL SALES. Pro forma for the SRS Acquisition and the 1997 Acquisitions, international sales accounted for approximately 42% and 47% of the Company's net sales in fiscal 1997 and the nine months ended March 31, 1998, respectively. The Company expects that international sales will continue to account for a significant portion of its business in the future. The Company's ability to compete effectively outside the United States will depend on its ability to develop the relationships and, if demand requires, additional facilities necessary to service international customers. In addition, the Company's financial results attributable to international sales may be affected by fluctuations in currency exchange rates, increases in duty rates, difficulties in obtaining export licenses, trade and tariff regulations, political instability, difficulties or delays in collecting accounts receivable and difficulties in staffing and managing international operations. Pro forma for the SRS Acquisition and the 1997 Acquisitions, sales in Asia accounted for approximately 6% and 5% of the Company's net sales for fiscal 1997 and the nine months ended March 31, 1998, respectively. In recent months, certain Asian currencies have been devalued significantly in relation to the U.S. dollar and financial markets in Asia have experienced significant turmoil. There can be no assurance that the Company's sales in Asia will not be materially adversely affected by such developments.

  DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent upon the continued services of its executive officers and other key management. The loss of the services of any one or more of such key personnel could have an adverse effect on the Company and there can be no assurance that the Company would be able to find suitable replacements for such key personnel.

  DEPENDENCE ON SUPPLIERS. Certain key components used in the Company's products, such as restraints control modules and certain hybrid inflators, are currently purchased from single sources. In addition, the Company subcontracts the manufacture of certain of its subassemblies to third parties. The inability to obtain sufficient sources of components or subassemblies as required, or to obtain or develop alternative sources at competitive prices and quality if and as required in the future, could result in delays in product shipments or increase the Company's supply costs, either of which would adversely affect the Company's financial condition and results of operations.

  PATENTS AND PROPRIETARY TECHNOLOGY. The Company relies on a number of patents, trade secrets and non-disclosure agreements to protect its technology. There can be no assurance that any patents now or hereafter owned by the Company will afford protection against competitors which develop similar technology. In addition, upon expiration of such patents, competitors may develop and sell products based on technologies similar or equivalent to those currently covered by the Company's patents. In addition, the laws of some foreign countries do not protect the Company's patents and other proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent imitation of its products or technology, that the Company's proprietary information will not become known to competitors, that the Company can effectively protect its rights to unpatented proprietary information or that the Company's competitors will not independently develop products or technologies that are superior to the Company's products or technologies without infringing on the Company's intellectual property rights. Although the Company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future.

  SAFETY AND ENVIRONMENTAL CONSIDERATIONS. Sodium azide, which is used in the propellant for certain of the Company's inflators, is flammable and has exhibited toxicity in laboratory animal tests. In addition, the manufacture of propellant containing sodium azide, as well as primers used in certain of the Company's products, entails certain hazards. The Company's method of production limits the quantity of these energetic materials in process at any one time and utilizes certain safety measures. Notwithstanding these precautions, the Company has on occasion experienced fires and explosions at its manufacturing facilities. Although the Company's facilities and processes are designed in a manner intended to minimize risks associated with the use of energetic materials such as sodium azide and primers, there can be no assurance that the Company will not encounter additional incidents or safety issues relating to the use and manufacture of these energetic materials. The Company also uses various other hazardous and toxic substances in its manufacturing processes, including certain solvents, lubricants, and pyrotechnic materials. The inadvertent release of any of these substances, or sodium azide or primers, into the environment could subject the Company to significant liability for clean-up costs or fines, which could have a material adverse effect on the Company's financial condition and results of operations. Additionally, the Company may be required to make significant expenditures to ensure that the Company's facilities and operations continue to satisfy environmental regulations and these regulations may change significantly in the future.

  RISKS RELATING TO YEAR 2000. Based on a recent assessment, the Company determined that it will be required to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not timely completed, the year 2000 issue could have a material impact on the operations of the Company.

  CONTROL OF THE COMPANY BY PRINCIPAL STOCKHOLDERS. As of April 30, 1998, Allen K. Breed and Johnnie Cordell Breed and trusts established for their benefit beneficially owned approximately 47% of the outstanding Common Stock of the Company. As a result, Mr. and Mrs. Breed are able to exercise control over the Company's affairs through their ability to elect all of the directors of the Company and control the vote on all matters requiring stockholder approval. There can be no assurance that the interests of Mr. and Mrs. Breed and those of the holders of the Notes will not conflict. See "Principal Stockholders."

  LIMITATION ON SUBSIDIARY GUARANTEES; FRAUDULENT CONVEYANCE CONCERNS. The issuance of a Subsidiary Guarantee by a Subsidiary Guarantor may be subject to review under federal or state fraudulent conveyance laws in the event of the bankruptcy or other financial difficulty of such Subsidiary Guarantor. Depending upon the standard applied in connection with such review, such review could result in the indebtedness evidenced by a Subsidiary Guarantee being voided or subordinated to all other indebtedness of such Subsidiary Guarantor (in addition to the senior indebtedness of such Subsidiary Guarantor to which such Subsidiary Guarantee is expressly subordinated), and could result in payments previously made in respect of such Subsidiary Guarantee being returned to such Subsidiary Guarantor.

  For example, under applicable law, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a Subsidiary Guarantor, were to find that when such Subsidiary Guarantor incurred the indebtedness evidenced by its Subsidiary Guarantee, such Subsidiary Guarantor (a)(i) was insolvent or was rendered insolvent by reason of such incurrence, (ii) was engaged in a business or transaction for which the assets remaining with such Subsidiary Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed (or reasonably should have believed) that it would incur, indebtedness beyond its ability to pay such indebtedness as it matures and (b) received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Subsidiary Guarantee could be voided, or claims in respect of the Subsidiary Guarantee could be subordinated to all other Indebtedness of such Subsidiary Guarantor. In addition, any amounts previously paid by a Subsidiary Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to such Subsidiary Guarantor, or to a fund for the benefit of the creditors of such Subsidiary Guarantor. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction being applied. Generally, however, a Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured or (ii) it could not pay its debts as they become due.

  A court will likely find that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability thereunder exceeds any direct benefit it received from the issuance of the Notes. Each Subsidiary Guarantee will limit the liability of the Subsidiary Guarantor thereunder to the maximum amount that it could pay without the guarantee being deemed a fraudulent transfer. There can be no assurance that this limitation will be effective. If this limitation is not effective, the issuance of a Subsidiary Guarantee by a Subsidiary Guarantor could be deemed to render insolvent such Subsidiary Guarantor. If this limitation is effective, there can be no assurance that the limited amount so guaranteed would be sufficient to pay amounts owed under the Notes in full.

  SUBORDINATION OF THE NOTES AND THE SUBSIDIARY GUARANTEES. The Notes and the Subsidiary Guarantees are unsecured, general obligations of the Company and the Subsidiary Guarantors, respectively, subordinated in right of payment to all existing and future senior indebtedness of the Company and the Subsidiary Guarantors, including Indebtedness under the New Credit Facility. As of April 30, 1998, the Company and the Subsidiary Guarantors had approximately $525.0 million of Indebtedness outstanding ranking senior to the Notes (excluding $11.2 million in letters of credit), and the Company had $138.8 million of additional borrowing availability under the New Credit Facility (which reflects $11.2 million in outstanding letters of credit) all of which would be Senior Indebtedness. In the event of the bankruptcy, liquidation or reorganization of the Company or a Subsidiary Guarantor, the assets of the Company or such Subsidiary Guarantor would be available to pay obligations on the Notes only after all senior indebtedness of the Company or such Subsidiary Guarantor, as the case may be, has been repaid in full. Consequently, sufficient assets may not exist to pay amounts due on the Notes. In addition, the subordination provisions of the Indenture provide that no cash payments may be made with respect to the Notes during the continuance of a payment default under certain Senior Indebtedness of the Company. Furthermore, if certain nonpayment defaults exist with respect to certain Senior Indebtedness, the holders of such Senior Indebtedness would be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes-- Subordination."

  None of the Company's foreign subsidiaries are Subsidiary Guarantors, and the Notes are effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of these subsidiaries. As of March 31, 1998, the Company's subsidiaries that are not Subsidiary Guarantors had approximately $275.0 million of accounts payable and third-party indebtedness outstanding. The right of the Company to receive assets of any of its subsidiaries that are not Subsidiary Guarantors upon liquidation or reorganization of such subsidiary are subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent the Company itself is recognized as a creditor of such subsidiary. See "Description of the Notes--Subordination."

  CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW NOTES. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or a Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, does not intend to participate in and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company or a Subsidiary Guarantor may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met. Each broker-dealer (other than an affiliate of the Company or a Subsidiary Guarantor) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Company or any Subsidiary Guarantor may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Following the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement) pursuant to the Old Notes.

  RESTRICTIONS IMPOSED BY THE NEW CREDIT FACILITY AND THE INDENTURE. The New Credit Facility and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, make certain investments or acquisitions, including investments in the Siemens Joint Venture, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities (including, without limitation, pursuing the Siemens Joint Venture) that may be in the best interest of the Company. In addition, the New Credit Facility also requires the Company to maintain compliance with certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the New Credit Facility. In the event of any such default, the lenders under the New Credit Facility could elect to declare all borrowings outstanding under the New Credit Facility to be due and payable, to require the Company to apply all of its available cash to repay such borrowings or to prevent the Company from making debt service payments on the Notes. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral. If the indebtedness under the New Credit Facility or the Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness in full. See "Description of the Notes" and "Description of New Credit Facility."

  CHANGE OF CONTROL AND POSSIBLE INABILITY TO REPURCHASE NOTES. The Indenture requires the Company, in the event of a Change of Control, to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The New Credit Facility restricts such a purchase and such an offer would require the approval of the lenders thereunder. In addition, certain events involving a change of control may be an event of default under the New Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the holders of the Notes to require the Company to repurchase the Notes may be of limited value if the Company cannot obtain the required approval under the New Credit Facility. In addition, even if such approval were obtained, there can be no assurance that the Company will have the financial resources necessary to purchase the Notes upon a Change of Control. Failure to offer to repurchase the Notes under such circumstances, however, would constitute an event default under the Indenture. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

  LACK OF PUBLIC MARKET FOR THE NEW NOTES. The New Notes will constitute a new issuance of securities for which there is currently no trading market. The New Notes will not be listed on any securities exchange and the Company does not intend to seek approval for quotation through any automated quotation system. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may cease to continue at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were sold by the Company on April 28, 1998 to the Initial Purchasers in reliance on Section 4(2) of the Securities Act. The Initial Purchasers offered and sold the Old Notes only (i) to "qualified institutional buyers" (as defined in Rule 144A) in compliance with Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements and (iii) to certain persons in offshore transactions in reliance on Regulations under the Securities Act.

  In connection with the sale of the Old Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement, which generally requires the Company (i) to cause the Old Notes to be registered under the Securities Act or (ii) to file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder with regard to the Notes. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Note, by book-entry transfer at DTC.

  Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company or any Subsidiary Guarantor may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company or any Subsidiary Guarantor) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements in connection with a secondary resale transaction.

  The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  By tendering in the Exchange Offer, each holder of Old Notes will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder,
(ii) neither the holder of Old Notes nor any such other person is participating in, intends to participate, or has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) neither the holder nor any such other person is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the holder is not a broker-dealer, that neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, or (v) if such holder is a broker-dealer, that will receive New Notes for its own account in exchange for Old Notes, that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on whether to participation in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

  General. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, the Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

  The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

  As of the date of this Prospectus, $330,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about    , 1998 to registered Holders
of Old Notes.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  Expiration Date; Extensions; Amendments. The term "Expiration Date" shall
mean 5:00 p.m., New York City time, on    , 1998, unless the Company, in its
sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although the Company has no current intention to extend the Exchange Offer, the Company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first New York Stock Exchange trading day following the Expiration Date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

  In all cases, issuance of the New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in the tender of Old Notes. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with
DTC), unless otherwise provided in the Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

  Interest on the New Notes. Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes, or if no interest has been paid on the Old Notes or New Notes, from April 28, 1998.

  Procedures for Tendering Old Notes. The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Notes may tender such Old Notes by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all reference in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

  THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) by an Eligible Institution will be made only against submission of a duly signed Letter of transmittal (and any other required documents) and deposit of the tendered Old Notes (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in principal amount greater than the principal amount of Old Notes being tendered by such tendering holder, such unaccepted or non-exchanged Old Notes will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Company reserves the right in its sole discretion (i) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and (ii) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

  Book Entry Transfer. The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are compiled with, within the time period provided under such procedures.

  Guaranteed Delivery Procedures. If the holder desires to participate in the Exchange Offer and such holder's Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent has received from an Eligible Institution a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered, the certificate number(s) of the Old Notes to be tendered and the amount tendered, and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with any other documents required by the Letter of Transmittal and
(iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of book-entry transfer such Old Notes into the Exchange Agent's account at DTC, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange Trading Days after the date of execution of the Notice of Guaranteed Delivery. Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), The Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

  Terms and Conditions of the Letter of Transmittal. The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and adverse claims. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete and give effect to the transactions contemplated by the Letter of Transmittal. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of such Transferor.

  By executing a Letter of Transmittal, each holder will make to the Company the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

  Withdrawal of Tenders of Old Notes. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender and (v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the business day prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange offer as provided therein before the acceptance of such Old Notes, if:

    (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of the Company, seeks to or would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer; or

    (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or

    (c) there shall occur a change in the current interpretations by the staff of the Commission which, in the Company's reasonable judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

  If the Company determines in its sole discretion that any of the above conditions is not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the right of holders to withdraw such Old Notes (see "--Terms of the Exchange Offer--Withdrawal of Tenders of Old Notes") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        By Hand or Overnight Courier:       By Registered or Certified Mail:


      IBJ Schroder Bank & Trust Company     IBJ Schroder Bank & Trust Company
              One State Street                         P.O. Box 84
          New York, New York 10004                Bowling Green Station
                                              New York, New York 10274-0084


     Attn: Securities Processing Window
           Subcellar One (SC-1)              Attn: Reorganization Operations
                                                       Department

         By Facsimile Transmission (for Eligible Distributions only):

                                (212) 858-2611

                             Confirm by Telephone:

                                (212) 858-2103

           For information with respect to the Exchange Offer, call

                       Luis Perez of the Exchange Agent:

                                (212) 858-2815

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

  The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

  The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such Old Notes may be resold only (i) to the Company or any subsidiary thereof, (ii) inside the United States to a qualified institutional buyer in compliance with rule 144A, (iii) inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Old Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,
(iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. The liquidity of the Old Notes could be adversely affected by the Exchange Offer.

ACCOUNTING TREATMENT

  The New Notes would be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The costs of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the Offering were approximately $318.4 million. The Company used
(i) approximately $287.3 million of the net proceeds from the Offering, together with the net proceeds of borrowings of approximately $525.0 million under the New Credit Facility, to repay all borrowings outstanding under the Bridge Credit Facility, which aggregated $800.0 million (excluding $10.0 million in letters of credit) on the Closing Date and (ii) approximately $31.1 million of the net proceeds for general corporate purposes.

                                CAPITALIZATION

  The following table sets forth the short-term debt and capitalization of the Company as of March 31, 1998 (i) on an actual basis and (ii) as adjusted for the Refinancing of the Existing Credit Facility. The following table should be read in conjunction with the "Unaudited Pro Forma Financial Data" and the Consolidated Financial Statements and Notes thereto of BREED included and incorporated by reference in this Offering Memorandum.

                                                            MARCH 31, 1998
                                                        -----------------------
                                                          ACTUAL    AS ADJUSTED
                                                        ----------  -----------
                                                            (IN THOUSANDS)
Short-term debt(1)..................................... $   72,201  $   72,201
                                                        ==========  ==========
Long-term debt:
  New Credit Facility.................................. $      --   $  506,667
  Other long-term debt(2)..............................    810,870
   Notes...............................................        --      330,000
                                                        ----------  ----------
    Total long-term debt...............................    810,870     836,667
Company-obligated Mandatorily Redeemable Convertible
 Preferred Securities of BTI Capital Trust holding
 solely Convertible Debentures(3)......................    250,000     250,000
Stockholders' equity:
  Series A Preference Shares; $.001 par value per
   share;
   50,000,000 shares authorized;
   1 share issued and outstanding;
   one share issued and outstanding as adjusted(4).....        --          --
  Common Stock; $.01 par value per share;
   50,000,000 shares authorized;
        shares issued and outstanding;
        issued and outstanding as adjusted(5)..........        366         366
  Additional paid-in capital...........................    193,821     193,821
  Warrants.............................................      1,905       1,905
  Retained earnings....................................   (141,687)   (150,960)
  Foreign currency translation adjustment..............    (30,745)    (30,745)
  Unearned compensation................................       (254)       (254)
                                                        ----------  ----------
    Total stockholders' equity.........................     23,406      14,133
                                                        ----------  ----------
    Total capitalization............................... $1,084,276  $1,100,800
                                                        ==========  ==========

-------
(1) Includes debt of the Company's foreign subsidiaries under revolving credit facilities and under real estate mortgages.
(2) Includes the long-term portion of the foreign subsidiary debt referred to in Note 1 above.
(3) On November 25, 1997, the Company sold $257.7 million of its Convertible Debentures to BTI Capital Trust which, concurrently therewith, sold $250.0 million aggregate liquidation amount of Preferred Securities (which are guaranteed by the Company) in a private transaction under Rule 144A under the Securities Act.
(4) Each Series A Preference Share represents 1/1000 of a share of 1997 Series A Convertible Non-Voting Preferred Stock and, subject to adjustment, is convertible into one share of Common Stock. On January 20, 1998, Siemens converted 4,883,226 of its Series A Preference Shares into an equal number of shares of Common Stock. Siemens continues to hold one Series A Preference Share. See "Recent Transactions--Siemens Investment."
(5) In connection with the Siemens Investment, the Company amended its Certificate of Incorporation on January 14, 1998 to increase the number of authorized shares of Common Stock to 75,000,000.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial statements are based on the historical financial statements of (i) the Company, (ii) the business acquired in the 1997 Acquisitions and (iii) SRS. The unaudited pro forma condensed consolidated statement of earnings for the twelve months ended June 30,1997 gives effect to the SRS Transactions, the 1997 Acquisitions and the Refinancing of the Bridge Credit Facility as if they had occurred on July 1, 1996. The unaudited pro forma condensed consolidated statement of earnings for the nine months ended March 31, 1998 gives effect to the SRS Transactions and the Refinancing of the Bridge Credit Facility as if they had occurred on July 1, 1997.

  The 1997 Acquisitions consist of the following: (i) the Company's acquisition of USS, which was completed on October 25, 1996; and (ii) the Company's acquisition of Custom Trim, which was completed on February 25, 1997. All acquisitions, including the SRS Acquisition, have been accounted for using the purchase method of accounting.

  The unaudited pro forma financial statements have been prepared using the purchase method of accounting, whereby the total cost of the SRS Acquisition and the 1997 Acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisitions. The allocations with respect to the SRS Acquisition are based on studies and valuations that have not yet been completed. Accordingly, such allocations are preliminary and subject to revisions.

  As part of the purchase price allocation for the SRS Acquisition, the Company evaluated the in-process research and development of SRS. Under generally accepted accounting principles, if the technological feasibility of the acquired technology has not been established and the technology has no future alternative uses, such in-process research and development must be written-off. Accordingly, the unaudited pro forma financial statements reflect the R&D Write-Off of $77.5 million, which the Company incurred during the three months ended December 31, 1997.

  In addition, during the three months ended December 31, 1997, the Company formulated its Repositioning Program. In connection with the Repositioning Program, the Company incurred the $244.0 million Repositioning Charge during the three months ended December 31, 1997. In addition, during the three months ended December 31, 1997, the Company incurred the $28.4 million COS Charge against cost of sales for inventory and long-term customer contracts relating to manufacturing processes that will be exited.

  The following unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial condition would have been had the SRS Transactions, the 1997 Acquisitions and the Refinancing of the Bridge Credit Facility occurred on the dates indicated or to predict the Company's results of operations or financial condition in the future. The unaudited pro forma financial statements give effect only to the adjustments set forth in the accompanying notes and do not reflect any other benefits anticipated by management as a result of the SRS Acquisition and the 1997 Acquisition and the implementation of its business strategy.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1997

                                      1997 ACQUISITIONS
                                      --------------------
                                                  CUSTOM           PRO FORMA
                             BREED     USS(A)     TRIM(B)  SRS(C) ADJUSTMENTS      PRO FORMA
                          ----------- --------   --------- ------ -----------     -----------
                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales...............  $     794.9 $   50.8    $   68.1 $910.8 $    (70.8)(d)  $   1,753.8
Cost of sales...........        631.3     44.8        54.2  765.3      (61.4)(d)      1,434.2
                          ----------- --------    -------- ------ ----------      -----------
Gross profit............        163.6      6.0        13.9  145.5       (9.4)           319.6
Selling, general and
 administrative
 expenses...............         70.6      1.4         2.0   36.7       (2.2)(d)        108.5
Research, development
 and engineering ex-
 penses.................         36.1      1.5         --    50.6       (1.8)(d)         86.4
Amortization of intangi-
 bles...................          6.3      --          1.0    3.2       16.0 (e)         26.5
                          ----------- --------    -------- ------ ----------      -----------
Operating income
 (loss).................         50.6      3.1        10.9   55.0      (21.4)            98.2
Other income (expense),
 net....................          3.5     (0.6)        3.7    7.2       (1.6)(d)         12.2
Interest expense, net...         24.5      --          2.7    --         3.4 (f)         85.7
                                                                        55.1 (g)
                          ----------- --------    -------- ------ ----------      -----------
Earnings (loss) before
 income taxes,
 distributions on
 Preferred Securities
 and extraordinary
 item...................         29.6      2.5        11.9   62.2      (81.5)            24.7
Income taxes (benefit)..         14.8      1.3         4.6   23.3       (2.6)(d)          4.1
                                                                       (37.3)(h)
Distributions on Pre-
 ferred Securities......          --       --          --     --        16.3 (i)         16.3
                          ----------- --------    -------- ------ ----------      -----------
Earnings (loss) before
 extraordinary loss(j)..  $      14.8 $    1.2    $    7.3 $ 38.9 $    (57.9)     $       4.3
                          =========== ========    ======== ====== ==========      ===========
EARNINGS PER SHARE(K):
 Basic..................  $      0.47                                             $      0.14
                          ===========                                             ===========
 Diluted................  $      0.47                                             $      0.12
                          ===========                                             ===========
 Basic weighted average
  number of common
  shares outstanding....   31,648,249                                              31,648,249
                          ===========                                             ===========
 Diluted weighted
  average number of
  common shares
  outstanding...........   31,867,366                              4,883,226 (l)   36,750,592
                          ===========                             ==========      ===========
OTHER DATA:
 Depreciation and amor-
  tization..............                                                          $      91.8
 Ratio of earnings to
  fixed charges(m)......                                                                 1.1x

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                                      PRO FORMA
                              BREED(N)     SRS(O)    ADJUSTMENTS      PRO FORMA
                            -------------  --------  -------------   -------------
                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales.................. $       968.0  $  297.4    $  (19.9)(d)  $      1245.5
Cost of sales..............         837.4     266.5       (17.7)(d)         1086.2
                            -------------  --------    --------      -------------
Gross profit...............         130.6      30.9        (2.2)             159.3
Selling, general and
 administrative expenses...          59.7      11.8        (0.6)(d)           70.9
Research, development and
 engineering expenses......          49.9      19.9         --                69.8
Repositioning Charge.......         244.0       --          --               244.0
R&D Write-Off..............          77.5       --          --                77.5
Amortization of
 intangibles...............          13.0       1.0         5.3 (e)           19.3
                            -------------  --------    --------      -------------
Operating income (loss)....        (313.5)     (1.8)       (6.9)            (322.2)
Other income (expense),
 net.......................           1.2      (3.9)        0.4 (d)           (2.3)
Interest expense, net......          62.1       --        (13.5)(f)           59.2
                                                           10.6 (g)
                            -------------  --------    --------      -------------
Earnings (loss) before in-
 come taxes, distributions
 on Preferred Securities
 and extraordinary item....        (374.4)     (5.7)       (3.6)            (383.7)
Income taxes (benefit).....         (54.3)     (1.7)       (0.4)(d)          (59.4)
                                                           (3.0)(h)
Distributions on Preferred
 Securities................           5.7       --          6.5 (i)           12.2
                            -------------  --------    --------      -------------
Earnings (loss) before
 extraordinary loss(j)..... $      (325.8) $   (4.0)   $   (6.7)     $      (336.5)
                            =============  ========    ========      =============
EARNINGS PER SHARE(K):
  Basic and diluted loss... $       (9.92)                           $      (10.22)
                            =============                            =============
  Basic and diluted
   weighted average number
   of common shares
   outstanding.............    32,922,510                               32,922,510
                            =============                            =============
OTHER DATA:
  Depreciation and
   amortization............                                          $        59.9
  Ratio of earnings to
   fixed charges(m)........

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(a) Represents USS's results of operations for the four months ended October 25, 1996, the date of acquisition.
(b) Represents Custom Trim's results of operations for the eight months ended February 22, 1997, the date of acquisition.
(c) Represents SRS's results of operations for the twelve months ended June 30, 1997.
(d) Represents the exclusion of the results of operations attributable to certain operations of SRS that were not acquired by the Company in the SRS Acquisition, estimated by the Company as follows:

                                                       TWELVE
                                                       MONTHS      NINE MONTHS
                                                        ENDED         ENDED
                                                    JUNE 30, 1997 MARCH 31, 1998
                                                    ------------- --------------
                                                           (IN MILLIONS)
   Net sales.......................................     $70.8         $19.9
   Cost of sales...................................      61.4          17.7
   Selling, general and administrative.............       2.2           0.6
   Engineering, research and development...........       1.8           --
   Other income (expense), net.....................       1.6          (0.4)
   Income taxes....................................       2.6           0.4

  The reduction in income taxes was estimated using the effective tax rate of SRS for the twelve months ended June 30, 1997.

(e) Estimated goodwill and preliminary allocation of purchase price to identifiable intangible assets acquired in the SRS Acquisition are as follows (in millions):

   Purchase price.............................................          $710.0
   Less:
    Estimated fair market value of SRS (net assets acquired
     less assumed liabilities)................................  $122.8
    Adjustment for planned closings of facilities.............   (45.0)  (77.8)
                                                                ------  ------
                                                                         632.2
    Adjustment for estimated costs of planned employee
     termination..............................................            16.7
   Estimated costs related to SRS Acquisition.................            15.0
   Other......................................................            19.4
                                                                        ------
    Cost in excess of net assets acquired.....................           683.3
   Less estimated in-process research and development.........           (77.5)
                                                                        ------
    Excess of purchase price over net assets acquired.........          $605.8
                                                                        ======

                                                                    AMORTIZATION
                                                        VALUE OF     PERIOD IN
                                                      INTANGIBLES      YEARS
                                                      ------------- ------------
                                                      (IN MILLIONS)
   Trained workforce.................................    $ 10.3          10
   Developed technology..............................     158.1          22
   Goodwill..........................................     437.4          40
                                                         ------
                                                         $605.8
                                                         ======

  The allocations with respect to the SRS Acquisition are based on studies and valuations that have not yet been completed. Accordingly, such allocations are preliminary and subject to revision.

  The amortization expense of intangibles incurred as a result of the SRS Acquisition is as follows:

                                                  TWELVE MONTHS  NINE MONTHS
                                                      ENDED         ENDED
                                                  JUNE 30, 1997 MARCH 31, 1998
                                                  ------------- --------------
                                                         (IN MILLIONS)
   Goodwill amortization related to SRS
    Acquisition..................................     $19.2         $14.4
   Amortization of intangible assets previously
    recorded by SRS..............................      (3.2)         (1.0)
   Amortization of intangible assets recorded by
    SRS post-acquisition.........................                    (8.1)
                                                      -----         -----
   Net increase in goodwill amortization.........     $16.0         $ 5.3
                                                      =====         =====

(f) Reflects various financing and advisory fees relating to the New Credit Facility and the Offering, which aggregate $23.9 million and will be paid in cash. Fees of $12.3 million relating to the New Credit Facility are being amortized over the weighted average life of the facility of 5.5 years and fees of $11.6 million relating to the Offering are being amortized over the ten-year life of the Notes. These fees would have affected the amortization of deferred financing costs as follows:

                                                 TWELVE MONTHS   NINE MONTHS
                                                     ENDED          ENDED
                                                 JUNE 30, 1997  MARCH 31, 1998
                                                 -------------- --------------
                                                         (IN MILLIONS)
   Amortization of fees relating to New Credit
    Facility....................................      $2.2          $  1.7
   Amortization of fees relating to the
    Offering....................................       1.2             0.9
   Less amortization of fees on Bridge Credit
    Facility....................................       --            (15.9)
   Less amortization of fees on previous credit
    facility replaced by Bridge Credit
    Facility....................................       --             (0.2)
                                                      ----          ------
                                                      $3.4          $(13.5)
                                                      ====          ======

(g) Represents the additional interest expense that would have been incurred if the Notes and borrowings under the New Credit Facility incurred in connection with the Refinancing of the Bridge Credit Facility had been outstanding for the entire period.

                                                  TWELVE MONTHS   NINE MONTHS
                                                      ENDED          ENDED
                                                  JUNE 30, 1997  MARCH 31, 1998
                                                  -------------- --------------
                                                          (IN MILLIONS)
   Interest expense on the New Credit Facility...     $41.6          $31.2
   Interest expense on the Notes.................      30.5           22.9
   Interest expense under the Bridge Credit
    Facility and credit facility replaced by
    Bridge Credit Facility.......................     (17.0)         (41.9)
   Interest expense attributable to PSCC
    Financing....................................       --            (1.6)
                                                      -----          -----
   Net increase in interest expense..............     $55.1          $10.6
                                                      =====          =====

  The interest rate for the New Credit Facility is based on base interest rates selected by the Company plus applicable margins.

  For each increase or decrease of 0.25% in the base interest rates under the New Credit Facility, assuming $525.0 million of aggregate borrowings outstanding under the New Credit Facility, the annual interest expense attributable to the New Credit Facility would increase or decrease by $1.3 million. For each increase or decrease of 0.25% in the interest rate applicable to the Notes, the annual interest expense attributable to the Notes would increase or decrease by $0.8 million.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  (CONTINUED)

(h) The income tax expense (benefit) is calculated using the historical effective income tax rates as follows:

                                                TWELVE MONTHS   NINE MONTHS
                                                    ENDED          ENDED
                                                JUNE 30, 1997  MARCH 31, 1998
                                                -------------- --------------
                                                        (IN MILLIONS)
   Earnings (loss) before income taxes,
    distributions on Preferred Securities and
    extraordinary item.........................     $ 24.7        $(383.7)
   Distributions on Preferred Securities.......       16.3           12.2
                                                    ------        -------
                                                       8.4         (395.9)
   Historical effective tax rate...............         49%            15%
                                                    ------        -------
   Pro forma income tax expense (benefit)......        4.1          (59.4)
   Previously recorded income taxes expense
    (benefit)..................................       41.4          (56.4)
                                                    ------        -------
   Pro forma adjustment........................     $(37.3)       $  (3.0)
                                                    ======        =======

(i) Represents distributions at the annual rate of 6.50% that would have been recorded if the Preferred Securities had been outstanding for the entire period.

                                                 TWELVE MONTHS   NINE MONTHS
                                                     ENDED          ENDED
                                                 JUNE 30, 1997  MARCH 31, 1998
                                                 -------------- --------------
                                                         (IN MILLIONS)
   Distributions on the Preferred Securities....     $16.3          $12.2
   Distributions previously recorded............       --            (5.7)
                                                     -----          -----
                                                     $16.3          $ 6.5
                                                     =====          =====

(j) Assuming that the SRS Transactions and the Refinancing of the Bridge Credit Facility had occurred as of the first day of the respective periods, unamortized fees relating to the Bridge Credit Facility and the credit facility that it replaced would have been recorded as an extraordinary loss, net of tax benefit.

  In July 1996, the Company acquired Gallino, a manufacturer of steering wheels and plastic interior and exterior parts based in Italy, for $74 million in cash and the assumption of $52 million of liabilities. During the three months ended June 30, 1997, the Company committed to a plan to dispose of the plastic interior and exterior parts business (the "Gallino Disposition") and is currently in negotiations with a third party relating to the sale of this business. The following table sets forth the adjustments necessary to exclude the results of operations attributable to the assets being disposed of in connection with the Gallino Disposition:

                                    TWELVE MONTHS ENDED                      NINE MONTHS ENDED
                                       JUNE 30, 1997                          MARCH 31, 1998
                          --------------------------------------- ----------------------------------------
                                     GALLINO       PRO FORMA                  GALLINO       PRO FORMA
                          PRO FORMA ADJUSTMENTS EXCLUDING GALLINO PRO FORMA  ADJUSTMENTS EXCLUDING GALLINO
                          --------- ----------- ----------------- ---------  ----------- -----------------
                                                           (IN MILLIONS)
Net sales...............  $1,753.8    $(182.2)      $1,571.6      $1,245.5     $(125.7)      $1,119.8
Cost of sales...........   1,434.2     (168.4)       1,265.8       1,086.2      (117.9)         968.3
                          --------    -------       --------      --------     -------       --------
Gross profit............     319.6      (13.8)         305.8         159.3        (7.8)         151.5
Selling, general and
 administrative
 expenses...............     108.5       (9.9)          98.6          70.9        (6.5)          64.4
Research, development
 and engineering
 expenses...............      86.4       (2.5)          83.9          69.8        (3.1)          66.7
Repositioning Charge....       --         --             --          244.0         --           244.0
R&D Write-Off...........       --         --             --           77.5         --            77.5
Amortization of
 intangibles............      26.5        --            26.5          19.3         --            19.3
                          --------    -------       --------      --------     -------       --------
Operating income
 (loss).................      98.2       (1.4)          96.8        (322.2)        1.8         (320.4)
Other income (expense),
 net....................      12.2       (1.0)          11.2          (2.3)       (1.7)          (4.0)
Interest expense, net...      85.7       (3.8)          81.9          59.2        (2.8)          56.4
                          --------    -------       --------      --------     -------       --------
Earnings (loss) before
 income taxes,
 distributions on
 Preferred Securities
 and extraordinary
 item...................      24.7        1.4           26.1        (383.7)        2.9         (380.8)
Income taxes (benefit)..       4.1        0.7            4.8         (59.4)        0.4          (59.0)
Distribution on
 Preferred Securities...      16.3        --            16.3          12.2         --            12.2
                          --------    -------       --------      --------     -------       --------
Earnings (loss) before
 extraordinary loss.....  $    4.3    $   0.7       $    5.0      $ (336.5)    $   2.5       $ (334.0)
                          ========    =======       ========      ========     =======       ========

(k) Earnings per share have been adjusted to conform to the provisions of SFAS No. 128.
(l) The pro forma basic weighted average number of common shares outstanding does not include the impact of the conversion by Siemens of 4,883,226 of its Series A Preference Shares into an equal number of shares of Common Stock, which occurred on January 20, 1998. The pro forma diluted weighted average number of common shares outstanding includes the impact of converting such Series A Preference Shares into Common Stock as of the beginning of the period for the twelve months ended June 30, 1997, but are not included in the nine months ended March 31, 1998 because they are anti-dilutive.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  (CONTINUED)

(m) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rental expense that is representative of the interest factor in such rentals. Earnings were insufficient to cover fixed charges by $383.7 million for the nine months ended March 31, 1998. The ratio of earnings to fixed charges for the nine months ended March 31, 1998 reflects the December 1997 Charges.
(n) The BREED statement of earnings for the nine months ended March 31, 1998 includes the results of operations for the 1997 Acquisitions for the entire period.
(o) Represents SRS's results of operations for the four months ended October 30, 1997, the date of acquisition.

              SELECTED CONSOLIDATED FINANCIAL INFORMATION--BREED

  The selected consolidated financial data set forth below for, and as of the end of, each of the years in the five-year period ended June 30, 1997, for the nine months ended March 31, 1997 and 1998 and as of March 31, 1998 are derived from the consolidated financial statements of BREED, of which (i) the financial statements for fiscal 1993, 1994 and 1995 were audited by KPMG Peat Marwick LLP, (ii) the financial statements for fiscal 1996 and 1997 were audited by Ernst & Young LLP and (iii) the financial statements for the nine months ended March 31, 1997 and 1998 are unaudited. In the opinion of management, the financial statements for the nine months ended March 31, 1997 and 1998 include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial position for such periods. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year or any future period. The following data should be read in conjunction with the Consolidated Financial Statements and Notes thereto of BREED and "Management's Discussion and Analysis of Financial Condition and Results of Operations--BREED."

                                                                   NINE MONTHS
                                                                      ENDED
                                    FISCAL YEAR                     MARCH 31,
                         -------------------------------------  -----------------
                          1993    1994    1995   1996    1997     1997     1998
                         ------  ------  ------ ------  ------  --------- -------
                                        (DOLLARS IN MILLIONS)
STATEMENT OF EARNINGS
 DATA(1):
 Net sales.............. $191.6  $324.7  $401.0 $431.7  $794.9   $ 550.6  $ 968.0
 Cost of sales..........  133.9   206.8   244.6  277.1   631.3     433.9    837.4
                         ------  ------  ------ ------  ------   -------  -------
 Gross profit...........   57.7   117.9   156.4  154.6   163.6     116.7    130.6
 Selling, general and
  administrative
  expenses..............   22.8    28.9    33.1   38.2    70.6      51.3     59.7
 Research, development
  and engineering
  expenses..............    9.6    14.8    18.5   23.6    36.1      27.3     49.9
 Repositioning Charge...    --      --      --     --      --        --     244.0
 R&D Write-Off..........    --      --      --     --      --        --      77.5
 Amortization of
  intangibles...........    --      --      0.3    2.0     6.3       4.3     13.0
                         ------  ------  ------ ------  ------   -------  -------
 Operating income
  (loss)................   25.3    74.2   104.5   90.8    50.6      33.8   (313.5)
 Interest income
  (expense), net........   (1.1)    0.5     0.7   (1.1)  (24.5)    (16.2)   (62.1)
 Other income
  (expenses), net.......    3.4    (1.7)    4.9    8.6     3.5       3.0      1.2
                         ------  ------  ------ ------  ------   -------  -------
 Earnings (loss) before
  income taxes,
  distributions on
  Preferred Securities
  and extraordinary
  item..................   27.6    73.0   110.1   98.3    29.6      20.6   (374.4)
 Income taxes
  (benefit).............    9.3    28.4    37.8   35.3    14.8       8.1    (54.3)
 Distributions on
  Preferred Securities..    --      --      --     --      --        --       5.7
                         ------  ------  ------ ------  ------   -------  -------
 Earnings (loss) before
  extraordinary loss....   18.3    44.6    72.3   63.0    14.8      12.5   (325.8)
 Extraordinary loss, net
  of tax benefit........    --      --      --     --      --        --      (0.7)
                         ------  ------  ------ ------  ------   -------  -------
 Net earnings (loss).... $ 18.3  $ 44.6  $ 72.3 $ 63.0  $ 14.8   $  12.5  $(326.5)
                         ======  ======  ====== ======  ======   =======  =======
EARNINGS PER SHARE FROM
 CONTINUING OPERATIONS:
 Basic earnings......... $ 0.62  $ 1.43  $ 2.30 $ 2.00  $ 0.47   $  0.39  $ (9.90)
                         ======  ======  ====== ======  ======   =======  =======
 Diluted earnings....... $ 0.62  $ 1.42  $ 2.29 $ 1.99  $ 0.47   $  0.39  $ (9.90)
                         ======  ======  ====== ======  ======   =======  =======
OTHER DATA:
 Capital expenditures... $ 17.0  $ 23.6  $ 69.3 $ 45.4  $ 75.9   $  61.4  $  50.1
 Depreciation and
  amortization..........    7.5     8.9    13.9   20.1    48.5      34.1     44.6
 EBITDA(2)..............   32.8    83.1   118.4  110.9    99.8      67.9     81.0
 Cash interest
  expense(3)............    2.1     1.1     0.8    2.7    26.8      17.8     47.8
 Ratio of EBITDA to cash
  interest expense......  15.6x   75.5x  148.0x  41.0x    3.7x      3.8x     1.7x
 Ratio of earnings to
  fixed charges(4)......  13.5x   52.3x   96.3x  34.0x    2.0x      2.1x      --
                                   AS OF JUNE 30,                 AS OF
                         -------------------------------------  MARCH 31,
                          1993    1994    1995   1996    1997     1998
                         ------  ------  ------ ------  ------  ---------
BALANCE SHEET DATA:
 Working capital........ $ 63.7  $ 94.7  $ 75.5 $ 90.2  $(47.2)    (24.7)
 Total assets...........  147.5   206.3   278.7  503.8   877.2   1,671.8
 Total debt.............   11.7    11.6    13.6  162.8   423.4     883.1
 Preferred Securities...    --      --      --     --      --      250.0
 Total stockholders'
  equity................  104.7   151.2   218.7  275.1   266.4      23.4

--------
(1) The Company has completed ten acquisitions since August 1994. Consequently, the results of operations of the Company have been significantly impacted by the results of operations and the integration and acquisition costs relating to these acquisitions and, accordingly, comparisons of results of operations for fiscal 1996 and 1997 and for the nine months ended March 31, 1997 and 1998 are not as meaningful as comparisons of results in prior periods.
(2) EBITDA represents operating income (loss) plus (i) depreciation and amortization and (ii) the December 1997 Charges. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service debt. The definition of Consolidated EBITDA under the Indenture adds back, among other things, the December 1997 Charges. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).
(3) Cash interest expense reflects, for the applicable period, aggregate interest expense during such period minus non-cash interest expense during such period attributable to the amortization of deferred financing costs. Non-cash interest expense was $15.9 million for the nine months ended March 31, 1998.
(4) For purposes of computing the ratio of earnings to fixed charges earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rental expense that is representative of the interest factor in such rentals.. Earnings were insufficient to cover fixed charges by $374.4 million for the nine months ended March 31, 1998. The ratio of earnings to fixed charges for the nine months ended March 31, 1998 reflects the December 1997 Charges.

               SELECTED HISTORICAL COMBINED FINANCIAL DATA--SRS

  The selected combined financial data set forth below as of December 31, 1995 and 1996 and September 30, 1997 and for each of the years in the three-year period ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997 are derived from the combined financial statements of SRS, of which (i) the combined financial statements for fiscal 1994, 1995 and 1996 were audited by Price Waterhouse LLP and (ii) the combined financial statements for the nine months ended September 30, 1996 and 1997 are unaudited. In the opinion of management, the financial statements for the nine months ended September 30, 1996 and 1997 include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial position for such periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year or any future period. The following data should be read in conjunction with the Combined Financial Statements and Notes thereto of SRS and "Management's Discussion and Analysis of Financial Condition and Results of Operations--SRS."

                                                            NINE MONTHS ENDED
                                         FISCAL YEAR          SEPTEMBER 30,
                                     ---------------------- -----------------
                                      1994    1995    1996    1996      1997
                                     ------  ------  ------ --------  --------
                                     ACTUAL  ACTUAL  ACTUAL  ACTUAL    ACTUAL
                                     ------  ------  ------ --------  --------
                                                 (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
 Sales.............................. $747.3  $882.8  $951.3 $  715.9  $  678.3
 Cost of goods sold.................  671.9   781.9   849.8    630.9     608.3
 Selling, general and administrative
  expenses..........................   30.8    35.8    42.1     32.4      30.6
                                     ------  ------  ------ --------  --------
 Income from operations.............   44.6    65.1    59.4     52.6      39.4
 Other income (expense), net........   (4.1)   (5.6)    7.0     (1.6)     (2.8)
                                     ------  ------  ------ --------  --------
 Income before taxes on income......   40.5    59.5    66.4     51.0      36.6
 Taxes on income....................   15.6    21.2    25.4     21.0      15.0
                                     ------  ------  ------ --------  --------
 Net income......................... $ 24.9  $ 38.3  $ 41.0 $   30.0  $   21.6
                                     ======  ======  ====== ========  ========

                                               AS OF DECEMBER 31,      AS OF
                                               ------------------- SEPTEMBER 30,
                                                 1995      1996        1997
                                               --------- --------- -------------
                                                ACTUAL    ACTUAL      ACTUAL
                                               --------- --------- -------------
                                                         (IN MILLIONS)
BALANCE SHEET DATA:
 Working capital.............................. $    22.7 $    29.5    $ 40.2
 Total assets.................................     410.8     429.7     444.7
 Total debt...................................       --        --        --

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                               OPERATIONS--BREED

  The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company included and incorporated by reference herein.

OVERVIEW

  The Company is a worldwide leader in the design, development, manufacture and sale of automotive occupant protection systems and components. The Company's goal is to become the leading worldwide supplier of complete, integrated occupant protection systems. Consistent with this strategy, the Company has significantly expanded its business through the following ten acquisitions since August 1994:

  .October 1997--acquired SRS for $710.0 million in cash.

  . February 1997--acquired Custom Trim, located in Canada and Mexico, which produces leather wrapped steering wheels and other automotive leather wrapped products, for approximately $70.0 million in cash.

  . November 1996--acquired Artistic Analytical Methods, Inc., a designer of advanced algorithm technology used in the interpretation of crash pulse data, for $1.0 million in cash.

  . October 1996--acquired USS, which produces steering wheels, airbag covers, horn pads and related molded products in the United States, Mexico and England, for $154.0 million in cash.

  . July 1996--acquired Gallino, a manufacturer of steering wheels and plastic interior and exterior parts based in Italy, for $74.0 million in cash and the assumption of $52.0 million of liabilities.

  . May 1996--acquired Force Imaging Technologies, Inc., a developer, manufacturer and distributor of proprietary, high-profile, variable force sensors, for $3.0 million in cash.

  . April 1996--acquired MOMO S.p.A. and G. Holding, S.r.l. (collectively,
    "MOMO"), an original equipment manufacturer and aftermarket supplier of premium steering wheels and alloy road wheels, for $45.2 million in cash.

  . April 1996--acquired Italtest, S.r.l., a European supplier of printed circuit boards to automotive and commercial markets, for $1.8 million in cash.

  . June 1995--acquired VTI Hamlin OY ("VTI"), a Finnish company that designs and manufactures silicon capacitive micro-machined accelerometers and angular rate and differential and absolute pressure sensors, for $1.7 million in cash.

  . August 1994--acquired Hamlin, Incorporated, a manufacturer of crash sensors and reed switch products with operations in the United States, Mexico and Europe, for 838,324 shares of Common Stock.

  In addition, as part of its strategy to become the leading worldwide supplier of complete, integrated occupant protection systems, in December 1997 the Company agreed to form the Siemens Joint Venture, which provides for, among other things, the worldwide research, development, engineering, assembly and marketing of integrated occupant protection systems, or "JV Systems." The Company believes that the combination of Siemens' expertise in sensors and electronics and the Company's expertise in airbags, seatbelt systems and steering wheels as well as its experience in the complex algorithm required by integrated systems will expedite their joint development of next generation, intelligent, integrated occupant protection systems. See "Risk Factors-- Siemens Joint Venture" and "Recent Transactions--Siemens Joint Venture."

  The recent results of operations of the Company have been significantly impacted by the results of operations and the integration and acquisition costs relating to acquisitions and, accordingly, comparisons of results of operations for the nine months ended March 31, 1998 and 1997 and for fiscal 1997 and fiscal 1996 are not as meaningful as comparisons of results in prior periods.

 Recent Developments

  In July 1996, the Company acquired Gallino, a manufacturer of steering wheels and plastic interior and exterior parts based in Italy. During the three months ended June 30, 1997, the Company committed to the Gallino Disposition, pursuant to which the Company plans to dispose of the plastic interior and exterior parts business. The Company is currently in negotiations with a third party relating to the sale of this business. Net sales and losses attributable to the plastic interior and exterior parts business of Gallino were $182.2 million and $0.7 million, respectively, in fiscal 1997.

  During the three months ended December 31, 1997, the Company formulated its Repositioning Program which is designed to reduce operating costs and increase productivity. The Repositioning Program consists primarily of a 25% planned reduction in the Company's global workforce (or approximately 4,900 employees) through the elimination of redundant and overlapping positions resulting from recent acquisitions, the consolidation of the Company's manufacturing, sales and engineering facilities primarily in North America and Europe through the closing of approximately 50% (or 32) of its manufacturing facilities and 33% (or 10) of its sales and engineering facilities, and the disposal of certain non-core assets. The Company expects the Repositioning Program to generate approximately $855 million in aggregate cumulative cost savings (which includes approximately $780 million of cash savings), which will be realized over the five-year period ending June 30, 2002.

  In connection with the Repositioning Program, the Company incurred the $244.0 million Repositioning Charge during such period, which included the following: (i) $30.8 million relating to planned work force reductions; (ii) $31.4 million relating to proposed facility consolidations (not including any SRS facilities); (iii) $77.6 million relating to the write-down of goodwill associated with the disposal of long-lived assets; (iv) $41.3 million relating to the write-down to net realizable value of certain long-lived assets in connection with the Gallino Disposition; and (v) $62.9 million relating to the write-down of impaired production and other equipment and the write-off of assets used to manufacture products being replaced by new technologies.

  In connection with the Repositioning Program, the Company incurred Disruption Costs of approximately $9.0 million during the nine months ended March 31, 1998 in connection with closing and consolidating manufacturing facilities. These disruption costs included: (i) unabsorbed fixed overhead,
(ii) temporary increases in labor, (iii) premium freight, (iv) excessive inventory scrap and (v) inefficiencies associated with consolidating facilities. These costs were included in cost of sales.

  In addition, during the three months ended December 31, 1997, (i) in connection with the purchase price allocation for the SRS Acquisition, the Company incurred the $77.5 million R&D Write-Off relating to the write-off of in-process research and development for acquired technology that has not been established as technologically feasible, and (ii) the Company incurred the $28.4 million COS Charge against cost of sales for inventory and long-term contracts relating to manufacturing processes that will be exited.

 Shift in Historical Product Mix and Product Margins

  Historically, a large percentage of the Company's net sales and gross profit has been attributable to sales of electromechanical sensors ("EMS sensors"). EMS sensors generally have higher gross margins than other products sold by the Company. Beginning in fiscal 1996, sales of EMS sensors to OEMs began to decline, reflecting OEMs' increased reliance on electronic sensors sourced internally. Pro forma for the SRS Acquisition and the 1997 Acquisitions, EMS sensor sales declined to $165.1 million (9%) of net sales in fiscal 1997 from $225.6 million (15%) and $271.5 million (20%) of net sales in fiscal 1996 and fiscal 1995, respectively. In addition, the Company's product mix has been affected by recent acquisitions, which expanded product offerings having lower gross margins, particularly steering wheels and plastic trim components. The following table sets forth the percentage of net sales attributable to each product category for the periods indicated:

                                                            NINE MONTHS
                                                               ENDED       PRO FORMA
                             FISCAL YEAR                     MARCH 31,    NINE MONTHS
                          -------------------   PRO FORMA   ------------     ENDED
                                               FISCAL YEAR                 MARCH 31,
                          1995   1996   1997     1997(1)    1997   1998     1998(2)
                          -----  -----  -----  ------------ -----  -----  ------------
Electronics and
 sensors................   85.5%  70.1%  33.6%     15.3%     35.0%  16.9%     12.8%
Airbag systems..........   13.7   22.9    9.4      25.0      11.5   19.8      24.9
Steering wheels.........    --     4.5   33.4      21.9      29.3   27.2      20.7
Seatbelt systems........    --     --     --       27.1       --    21.6      30.6
Interiors and plastics..    --     --    22.9      10.4      21.5   13.4      10.1
Other...................    0.8    2.5    0.7       0.3       2.7    1.1       0.9
                          -----  -----  -----     -----     -----  -----     -----
  Total.................  100.0% 100.0% 100.0%    100.0%    100.0% 100.0%    100.0%
                          =====  =====  =====     =====     =====  =====     =====

--------
(1) Gives effect to the SRS Acquisition and the 1997 Acquisitions as if they had occurred at the beginning of the period presented.
(2) Gives effect to the SRS Acquisition as if it occurred at the beginning of the period presented.

  The markets for automotive occupant protection systems and components are highly competitive and the Company is experiencing, and expects to continue to experience, downward pricing pressures for its products. See "Risk Factors-- Effects of Likely Price Decreases."

 International Operations

  The Company operates primarily in North America and Europe (primarily Italy). Net sales in North America accounted for 86%, 75% and 48% of the Company's net sales in fiscal 1995, 1996 and 1997, respectively, and net sales in Europe accounted for 14%, 25% and 52% of the Company's net sales in fiscal 1995, 1996 and 1997. The increase in net sales in Europe during fiscal 1996 was primarily attributable to the acquisition of Gallino. Operating income attributable to North American operations was 96%, 97% and 92% in fiscal 1995, 1996 and 1997. Operating income attributable to European operations was 4%, 3% and 8% in fiscal 1995, 1996 and 1997, respectively, while operating margin attributable to European operations is substantially lower than that generated by North American operations primarily because European net sales consist of sales of a higher proportion of low margin products, such as steering wheels, interiors and plastics. Pro forma for the SRS Acquisition and the 1997 Acquisitions, net sales in North America, Europe and Asia were 60%, 35%, and 5% of the Company's net sales for the nine months ended March 31, 1998, respectively.

 Product Development

  In response to OEMs' increased reliance upon electronic sensing systems, the Company is developing its own advanced electronic sensing systems. The Company's research and development activities are currently focused primarily on the development of new intelligent occupant protection systems, next generation inflator technologies and enhancements or cost improvements for existing products. In addition, in December 1997 the Company and Siemens agreed to form the Siemens Joint Venture. When fully operational over the next several years, the Siemens Joint Venture is expected to assume the research, development and engineering functions for both the Company's and Siemens' integrated occupant protection systems as well as the sales and marketing activities with respect thereto.

 Siemens Joint Venture

  In December 1997, the Company and Siemens agreed to form the Siemens Joint Venture, which provides for the worldwide research, development, engineering, assembly and marketing of integrated occupant protection systems, or "JV Systems". When fully operational over the next several years, the Siemens Joint Venture is expected to assume the sales and marketing, as well as the research, development and engineering, functions for both the Company's and Siemens' integrated occupant protection systems. The Company expects that components comprising JV Systems will continue to be produced separately by Siemens and the Company but will be sold by the Siemens Joint Venture under trade names owned by it. Further it is anticipated that all sales and marketing personnel relating to JV Systems and components will be employed by Siemens Joint Venture and that billing and collection activities will be handled by the Siemens Joint Venture on a pass-through basis. Accordingly, the Company expects its own sales and marketing expenses, as well as its research, development and engineering expenses, to decrease as the Siemens Joint Venture begins to conduct these functions. However, the Company will recognize its proportionate share of such expenses incurred by the Siemens Joint Venture as the Company's interest in the Siemens Joint Venture will be accounted for by the Company under the equity method of accounting. The Company and Siemens will be required to fund any such expenses incurred by the Siemens Joint Venture to the extent revenues and external funding sources (such as loans from the third parties) are insufficient to cover budgeted operating expenses and capital expenditures. The Company does not anticipate that the Siemens Joint Venture will borrow amounts from unaffiliated third parties and, consequently, the Company expects that the Company and Siemens will be required to fund all of the operating expenses of the Siemens Joint Venture. See "Risk Factors--Risks Associated with Siemens Joint Venture."

RESULTS OF OPERATIONS

 Nine Months Ended March 31, 1998 Compared to Nine Months Ended March 31, 1997

  Net Sales. Net sales for the nine months ended March 31, 1998 were $968.0 million, an increase of $417.4 million or 76%, from the nine months ended March 31, 1997. The increase in net sales was primarily due to growth from the acquisition of Custom Trim on February 25, 1997 and the SRS Acquisition. These two acquisitions accounted for approximately $421.8 million of the increase in net sales for the nine months ended March 31, 1998. The increases were partially offset by a decline in sales of EMS sensors and inflator and airbag modules.

  EMS sensor sales for the nine months ended March 31, 1998 were $85.6 million, a decrease of 33%, from the nine months ended March 31, 1997. This decrease is primarily due to lower demand as major customers continued to shift from EMS to electronic sensors that are sourced internally.

  Inflator and airbag module sales (excluding SRS) decreased 24% to $63.0 million, for the nine months ended March 31, 1998 as compared to the nine months ended March 31, 1997. The decrease was primarily due to the planned phase-out of all mechanical airbag systems at Chrysler and Fiat, and the reduction of shipments into Asia of all inflators and airbags due to the economic situation in Asia.

  The Company's mix of sales by class of similar product has experienced certain changes as described above. The other principal changes are due to the SRS Acquisition in October 1997 which had sales by class of similar product weighted differently from that of the Company.

  Cost of Sales. Cost of sales for the nine months ended March 31, 1998 were $837.4, as compared to $433.9 million for the nine months ended March 31, 1997. The increase primarily reflected the additional production costs of $375.9 million for the nine months ended March 31, 1998, resulting from the acquisition of Custom Trim during fiscal 1997 and the acquisition of SRS in fiscal 1998. In addition, the Company incurred approximately $9.0 million during the nine months ended March 31, 1998 related to disruption costs associated with the closing of seven manufacturing facilities and the ongoing relocation of a facility in North America to Mexico, as well as the COS Charge of $28.4 million.

  Gross Profit. Gross profit as a percentage of net sales was 14% for the nine months ended March 31, 1998 compared to 21% for the nine months ended March 31, 1997. The decrease in gross margin was primarily attributable to a shift in product mix from high margin EMS sensors to those of lower margin products acquired in recent acquisitions and disruption costs. Also, during the nine months ended March 31, 1998, the Company incurred the COS Charge of $28.4 million and $9.0 million of Disruption Costs. Excluding the COS Charge and disruption costs, gross profit as a percentage of net sales would have been 17% for the nine months ended March 31, 1998.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine months ended March 31, 1998 were $59.7 million (6% of net sales) compared to $51.3 million (9% of net sales) for the nine months ended March 31, 1997. Selling, general and administrative expenses as a percentage of net sales decreased primarily as a result of cost improvements associated with the reduction of headcount and reduced spending.

  Research, Development and Engineering Expenses. Research, development and engineering expenses for the nine months ended March 31, 1998 were $49.9 million as compared to $27.3 million for the nine months ended March 31, 1997. These increases primarily reflected costs associated with acquired businesses of $23.8 million for the nine months ended March 31, 1998. The Company incurred the R&D Write-Off of $77.5 million in the second quarter of fiscal 1998 to write-off in-process research and development for technology acquired in connection with the SRS Acquisition that has not yet been established as technologically feasible. The Company expects to benefit from this technology as the products are launched over the next five years.

  Operating Income (Loss). Operating income (loss) for the nine months ended March 31, 1998 decreased significantly from the nine months ended March 31, 1997 primarily due to the December 1997 Charges. Also, included in cost of sales during the three months ended March 31, 1998 were Disruption Costs of $9.0 million. Exclusive of the effects of the December 1997 Charges and disruption costs, operating income would have been $45.4 million or 5% of net sales for the nine months ended March 31, 1998, compared to $33.8 million or 6% of net sales for the nine months ended March 31, 1997.

  Interest Expense. Interest expense for the nine months ended March 31, 1998 was $63.7 million an increase of $45.9 million from the nine months ended March 31, 1997. The increase in interest expense was primarily due to the increase in average outstanding borrowings as a result of the acquisitions of USS and Custom Trim in fiscal 1997 and SRS in fiscal 1998 and the fees associated with the Bridge Loan Facility.

  Income Taxes. The estimated fiscal 1998 annual effective tax rate has been revised to a 14% benefit to reflect the impact of the December 1997 Charges
(i) taken in jurisdictions where the Company may not be able to recognize the full income tax benefit due to limitations imposed by Financial Accounting Standards Statement No. 109 (SFAS 109) and (ii) no tax benefit on write-down of goodwill included in the Repositioning Charge. SFAS 109 states that a valuation allowance is recognized if, it is more likely than not, some portion or all of the deferred tax asset will not be realized. Because of limitations on the utilization of net operating losses from foreign jurisdictions, a valuation allowance for a portion of the deferred income tax benefit related to the December 1997 Charges was recorded.

  Extraordinary Loss. The extraordinary loss recorded in the nine months ended March 31, 1998 related to the write-off of unamortized debt costs of the previous bank credit facility.

 FISCAL 1997 COMPARED TO FISCAL 1996

  Net Sales. Net sales increased 84.1% to $794.9 million in fiscal 1997 from $431.7 million in fiscal 1996, primarily due to the acquisitions made in the fourth quarter of fiscal 1996 and during fiscal 1997. These acquisitions accounted for approximately $435.0 million of year-over-year sales growth, including approximately $260.0 million attributable to sales of steering wheels. The increase in net sales was partially offset by a decline in sales of the Company's EMS sensors and all-mechanical airbag systems.

  EMS sensor sales decreased 26.8% to $165.1 million in fiscal 1997 from $225.6 million in fiscal 1996 as major OEM customers continued the shift to electronic sensors sourced internally. This decline was partially offset by an increase in the sale of auxiliary and safing sensors, which are components in electronic sensor systems. Sales of these sensor products increased by $10.4 million in fiscal 1996 to fiscal 1997.

  Inflator and airbag systems sales decreased 16.4% to $74.3 million in fiscal 1997 from $88.9 million in fiscal 1996, primarily due to a phase-out of all-mechanical airbag systems at Fiat and Chrysler, partially offset by new program launches for inflator products sourced to Delphi, Mazda and Suzuki.

  Cost of Sales. Cost of sales increased 127.9% to $631.3 million in fiscal 1997 from $277.0 million in fiscal 1996. The increase primarily reflects (i) additional costs of sales attributable to the acquisitions made in the fourth quarter of fiscal 1996 and during fiscal 1997, (ii) an increase in fixed manufacturing costs, primarily depreciation, as a result of capacity expansion for the Company's inflator products and (iii) charges of approximately $10.0 million related to the closing in fiscal 1997 of three plants acquired in previous acquisitions.

  Gross Profit. Gross profit as a percentage of net sales decreased to 20.6% in fiscal 1997 from 35.8% in fiscal 1996, reflecting the declining sales of high-margin EMS sensors and a higher percentage of net sales (more than 50%) being generated by lower margin products, primarily steering wheels, acquired in recent acquisitions.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 84.8% to $70.6 million in fiscal 1997 from $38.2 million in fiscal 1996, primarily reflecting costs associated with the acquired businesses ($33.6 million), which was partially offset by reductions in expenses associated with the existing business.

  Research, Development and Engineering Expenses. Research, development and engineering expenses increased 53.1% to $36.1 million in fiscal 1997 from $23.6 in fiscal 1996, reflecting costs associated with the acquired businesses ($8.0 million) and a significant increase in spending for new product development in the existing business. New product development initiatives included non-azide and reduced-sized inflators, hybrid side-impact inflators, and electronic sensing, especially for intelligent systems.

  Interest Expense. Interest expense increased to $26.8 million in fiscal 1997 from $2.7 million in fiscal 1996. This increase reflected an increase in average outstanding borrowings during fiscal 1997, which borrowings were used to finance acquisitions and capital spending programs.

  Income Taxes. The higher effective tax rate of 49.9% in fiscal 1997 compared to 35.9% in fiscal 1996 was primarily due to the amortization of goodwill without tax benefit and higher foreign tax rates. Fiscal 1996 also included a benefit related to a reduction in taxes provided in prior years.

 FISCAL 1996 COMPARED TO FISCAL 1995

  Net Sales. Net sales increased by 7.7% to $431.7 million in fiscal 1996 from $401.0 million in fiscal 1995, primarily due to growth from the acquisitions of MOMO and VTI, along with new product sales. The acquisitions accounted for $23.7 million of the year-over-year sales growth. Sales from new products, including driver-side and passenger-side electronic airbag systems, added $44.8 million in sales to Ford, Fiat, GM and Mazda. The increase attributable to new product sales was partially offset by a decline in the Company's EMS sensor sales to major customers. EMS sensor sales decreased 16.9% to $225.6 million in fiscal 1996 from $271.5 million in fiscal 1995.

  Cost of Sales. Cost of sales increased 13.3% to $277.0 million in fiscal 1996 from $244.6 million in fiscal 1995. The increase primarily reflected additional costs of sales attributable to sales by MOMO and VTI.

  Gross Profit. Gross profit as a percentage of net sales decreased to 35.8% in fiscal 1996 from 39.0% in fiscal 1995. The decrease in gross profit margin was primarily due to a shift in product mix to lower-margin products. Sales of high-margin EMS sensors decreased 16.9% while sale of lower-margin products, including inflators and airbag systems, increased significantly during fiscal 1996. Major airbag program launches in fiscal 1996 at Fiat added $39.3 million in net sales, but high start-up related expenses led to negligible gross profit attributable to these sales. In addition, the high manufacturing cost of low-volume VTI products contributed to the year-over-year margin decline.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 15.5% to $38.2 million in fiscal 1996 from $33.1 million in fiscal 1995, reflecting costs associated with acquired businesses and higher marketing costs as a result of an emphasis on worldwide opportunities and international expansion efforts.

  Research, Development and Engineering Expenses. Research, development and engineering expenses increased 27.6% to $23.6 million in fiscal 1996 from $18.5 million in fiscal 1995. This increase was primarily related to the development and testing of (i) electronic sensor products, including occupant sensing and accelerometer development, (ii) the next generation inflators, including non-azide and down-sized inflators, (iii) new side-impact products and (iv) the development of technologies related to airbag modules, steering wheels, airbag fabric and associated components.

  Interest Expense. Interest expense increased to $2.7 million in fiscal 1996 from $0.8 million in fiscal 1995. This increase reflected an increase in average outstanding borrowings during 1997, which borrowings were used to finance acquisitions and capital spending programs.

  Income Taxes. The higher effective tax rate of 35.9% in fiscal 1996 compared to 34.3% in fiscal 1995 was primarily due to the absence in fiscal 1996 of a tax benefit realized in fiscal 1995 for losses of certain foreign entities.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary cash requirements are for working capital, servicing the Company's indebtedness, capital expenditures and acquisitions. Management believes that cash generated from operations together with borrowings available under the New Credit Facility will be sufficient to meet the Company's working capital, debt service and capital expenditure needs, as well as required investments in the Siemens Joint Venture, for at least the next twelve months. The Company's ability to invest in the Siemens Joint Venture is limited under the New Credit Facility and the Notes. See "Risk Factors--Risks Associated with Siemens Joint Venture."

  Cash flows from operating activities for the nine months ended March 31, 1998 was a deficit of $29.9 million compared with a $47.8 million surplus for the nine months ended March 31, 1997. The decrease in cash flows was primarily attributed to the net loss of $326.5 million, net of the noncash items and accruals included in the repositioning and other special charges.

  The Company had a working capital deficit of $24.7 million at March 31, 1998, compared to a deficit of $47.2 million at June 30, 1997 and working capital of $90.2 million at June 30, 1996. The lower working capital deficit at March 31, 1998 compared to June 30, 1997 was attributable to a reclassification of a majority of the Bridge Credit Facility as long-term debt, which indebtedness was incurred to finance in part the SRS Acquisition. The decrease in working capital to a deficit at June 30, 1997 from $90.2 million of working capital at June 30, 1996 was attributable to higher levels of accounts receivable during fiscal 1997 relating to higher sales volume and increased inventory levels to support sales growth.

  During the nine months ended March 31, 1998, the Company increased its outstanding indebtedness by $459.7 million which resulted primarily from the acquisition of SRS and the financing of capital expenditures. The Company had unused availability under the Bridge Credit Facility as of March 31, 1998 of approximately $90 million.

  In fiscal 1997 and the nine months ended March 31, 1998, the Company made capital expenditures of $75.9 million and $50.1 million, respectively, to expand capacity and tool new products. Investments continue to be made in new equipment throughout the Company to support productivity improvements, cost reduction programs and to add capacity for existing and new products. The Company estimates that capital expenditures during the balance of fiscal 1998 will aggregate approximately $80.0 million and will be used to support productivity improvements, cost reduction programs, reconfiguration of manufacturing facilities relating to the Repositioning Program and to expand capacity for existing new products.

  On October 30, 1997, Siemens made a $115.0 million equity investment in the Company by acquiring 4,883,227 Series A Preference Shares. The Company used the proceeds of the Siemens Investment to pay a portion of the purchase price for the SRS Acquisition. See "Recent Transactions--Siemens Investment." On January 20, 1998, Siemens converted 4,883,226 of its Series A Preference Shares into an equal number of shares of Common Stock.

  On October 30, 1997, the Company sold to PSCC $200.0 million of Series B Preferred. The Company used the net proceeds therefrom to pay a portion of the purchase price for the SRS Acquisition. On November 25, 1997, the Company used a portion of the net proceeds received in connection with the sale of the Convertible Debentures to BTI Capital Trust which, concurrently therewith, sold $250.0 million of Preferred Securities (which are guaranteed by the Company) in a private transaction under Rule 144A under the Securities Act, to redeem all of the outstanding Series B Preferred in accordance with the terms thereof.

  On October 30, 1997, the Company entered into the Bridge Credit Facility, under which the Company had aggregate borrowing availability of $900.0 million. The Company used the net proceeds of the Offering together with borrowings under the New Credit Facility to repay all borrowings outstanding under the Existing Credit Facility.

  On April 28, 1998, the Company entered into the New Credit Facility. Following the Refinancing of the Bridge Facility, the Company has approximately $138.8 million of borrowing availability under the New Credit Facility (which reflects $11.2 million in outstanding letters of credit). The New Credit Facility consists of (i) a revolving credit facility providing up to $150.0 million of availability, including a $25.0 million sublimit for the issuance of standby letters of credit, a $75 million sublimit for foreign currency denominated borrowings and a $20 million sublimit for swing loans to be provided by NationsBank, (ii) a $325 million term loan and (iii) a $200 million term loan. The New Credit Facility matures at various times between the sixth and eighth anniversaries of the Closing Date. See "Description of New Credit Facility."

YEAR 2000

  Based on a recent assessment, the Company determined that it will be required to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. The Company cannot currently quantify the cost of these modifications and conversions. However, if such modifications and conversions are not made, or are not timely completed, the year 2000 issue could have a material impact on the operations of the Company.

FORWARD LOOKING STATEMENTS

  Statements herein regarding estimated annual cost savings under the Repositioning Program and the Company's anticipated performance in future periods constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are subject to certain risks and uncertainties that could cause actual amounts to differ materially from those projected. With respect to estimated cost savings, management has made assumptions regarding, among other things, the timing of plant closures, the amount and timing of expected short-term operating losses and reductions in fixed labor costs. The realization of annual cost savings is subject to certain risks, including, among other things, the risks that expected operating losses have been underestimated, expected cost reductions have been overestimated, unexpected costs and expenses will be incurred and anticipated operating efficiencies will not be achieved. Further, statements herein regarding the Company's performance in future periods are subject to risks relating to, among other things, difficulties in integrating acquired businesses, deterioration of relationships with material customers, possible significant product liability claims, decreases in demand for the Company's products, and adverse changes in general market and industry conditions. Management believes these forward looking statements are reasonable; however, undue reliance should not be placed on such forward looking statements, which are based on current expectations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS--SRS

  The following management's discussion and analysis of the results of operations of SRS reflects the results of operations for the periods discussed as adjusted to exclude, for each period discussed, the results of operations attributable to certain operations of SRS that were not acquired by the Company in the SRS Acquisition. See "Selected Historical Combined Financial Information--SRS."

RESULTS OF OPERATIONS

  Set forth below is certain statements of operations data for each of the years in the three-year period ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997 which have been adjusted to exclude, for each period presented, the Company's estimate of operations attributable to certain operations of SRS that were not acquired by the Company in the SRS Acquisition. See Note (d) to Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the twelve months ended June 30, 1997 and the six and twelve months ended December 31, 1997. The statement of operations data set forth below is based on the Company's estimates.

                                                                                  NINE MONTHS ENDED
                                           FISCAL YEAR                              SEPTEMBER 30,
                         ------------------------------------------------- ---------------------------------
                              1994             1995             1996            1996             1997
                         ---------------- ---------------- --------------- ---------------- ----------------
                                    AS               AS              AS               AS               AS
                         ACTUAL  ADJUSTED ACTUAL  ADJUSTED ACTUAL ADJUSTED ACTUAL  ADJUSTED ACTUAL  ADJUSTED
                         ------  -------- ------  -------- ------ -------- ------  -------- ------  --------
                                                          (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
 Sales.................. $747.3   $637.6  $882.8   $771.8  $951.3  $873.3  $715.9   $659.0  $678.3   $629.0
 Cost of goods sold.....  671.9    574.8   781.9    683.1   849.8   780.8   630.9    580.5   608.3    563.3
 Selling, general and
  administrative
  expenses..............   30.8     25.4    35.8     31.2    42.1    38.9    32.4     30.0    30.6     29.1
                         ------   ------  ------   ------  ------  ------  ------   ------  ------   ------
 Income from
  operations............   44.6     37.4    65.1     57.5    59.4    53.6    52.6     48.5    39.4     36.6
 Other income (expense),
  net...................   (4.1)    (2.5)   (5.6)    (5.8)    7.0     3.8    (1.6)    (3.7)   (2.8)     2.7
                         ------   ------  ------   ------  ------  ------  ------   ------  ------   ------
 Income before taxes on
  income................   40.5     34.9    59.5     51.7    66.4    57.4    51.0     44.8    36.6     33.9
 Taxes on income........   15.6     13.4    21.3     19.0    25.4    22.0    21.0     18.4    15.0     13.9
                         ------   ------  ------   ------  ------  ------  ------   ------  ------   ------
 Net income............. $ 24.9   $ 21.5  $ 38.3   $ 32.7  $ 41.0  $ 35.4  $ 30.0   $ 26.4  $ 21.6   $ 20.0
                         ======   ======  ======   ======  ======  ======  ======   ======  ======   ======

 NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Sales. Total sales decreased 5% to $629.0 million for the nine months ended September 30, 1997 from $659.0 million for the nine months ended September 30, 1996. Third-party sales also decreased 4% to $623.7 million for the nine months ended September 30, 1997 from $649.0 million for the nine months ended September 30, 1996, primarily due to lower airbag sales in the small car sales market, phase down of seat cushion sales to Morton, unfavorable foreign exchange due to strong dollar and lower pricing due to the competitive market place. Intercompany sales decreased 47% to $5.3 million for the nine months ended September 30, 1997 from $10.0 million for the nine months ended September 30, 1996, primarily due to lower airbag sales to AlliedSignal Japan (which sells to Isuzu) due to weaker market position as a result of roll-over concern and new competition in the sport utility vehicle market.

  Cost of Goods Sold. Costs of goods sold decreased 3% to $563.3 million for the nine months ended September 30, 1997 from $580.5 million for the nine months ended September 30, 1996. This decrease was as a result primarily of cost reduction efforts implemented during the year, which were offset by the impact of lower customer pricing and the unfavorable effect of foreign exchange as noted above.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased 3% to $29.1 million for the nine months ended September 30, 1997 from $30.0 million for the nine months ended September 30, 1996, primarily reflecting lower expenses associated with the lower sales volume.

  Taxes on Income. The effective tax rate was 41% for both of the nine months ended September 30, 1997 and 1996. The difference between the effective tax rate of 41% and the federal rate of 35% is primarily due to foreign and state taxes.

 FISCAL 1996 COMPARED TO FISCAL 1995

  Sales. Total sales increased 13% to $873.3 million in 1996 from $771.8 million in 1995. Third-party sales increased 13% to $862.2 million in 1996 from $761.6 million in 1995, primarily due to higher seat belt sales in the North America truck market and a full year of airbag sales to Opel and Fiat which were launched in September 1995. Intercompany sales increased 9% to $11.1 million in 1996 from $10.2 million in 1995, primarily due to higher production volumes.

  Cost of Goods Sold. Cost of goods sold increased 14% to $780.8 million in 1996 from $683.1 million in 1995. This increase primarily reflected increased costs associated with the increase in sales volume.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 25% to $38.9 million in 1996 from $31.2 million in 1995, primarily reflecting increased marketing efforts in Europe and Asia and a larger allocation of corporate charges.

  Taxes on Income. The higher effective tax rate of 38% in 1996 compared to 37% in 1995 was primarily due to increased earnings in foreign jurisdictions with an overall higher effective tax rate.

 FISCAL 1995 COMPARED TO FISCAL 1994

  Sales. Total sales increased 21% to $771.8 million in 1995 from $637.6 million in 1994. Third-party sales increased by 19% to $761.6 million in 1995 from $637.6 million in 1994, primarily due to the growth from acquisitions of the seatbelt division of Gilardini S.p.A. in February 1994 and General Safety Corporation in November 1994 and the launching of airbag programs in North America and Italy. Intercompany sales were $10.2 million in 1995 primarily relating to sales to AlliedSignal Japan (which sells to Isuzu).

  Cost of Goods Sold. Cost of goods sold increased 19% to $683.1 million in 1995 from $574.8 million in 1994. The increase primarily reflected increases in sales volume as described above.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 32% to $31.2 million in 1995 from $25.4 million in 1994 and primarily related to the increase in sales volume.

  Taxes on Income. The lower effective tax rate of 37% in 1995 compared to 39% in 1994 was primarily due to income in lower tax jurisdictions and investment tax credits realized in Italy.

                                   BUSINESS

  The Company is a worldwide leader in the design, development, manufacture and sale of automotive occupant protection systems and components. Its principal products include sensors, electronics and related software, airbags and inflators, seatbelt systems and steering wheels. These products are used in over 400 vehicle models manufactured by over 45 automobile manufacturers, including General Motors, Fiat, Ford, Chrysler, Suzuki and most of the other largest OEMs in the world. The Company presently sells products to customers in over 14 countries worldwide and believes that it is the largest independent supplier of both seatbelt systems and steering wheels in the world.

INDUSTRY OVERVIEW

  The automotive supply industry in general, and the occupant protection industry in particular, are undergoing significant consolidation. To lower costs and improve quality, OEMs are reducing their supplier base by awarding sole-source contracts to full-service suppliers who are able to deliver a larger proportion of the components in a vehicle. The pace of consolidation is accelerating as suppliers look for strategic alliances, partnerships and acquisitions to complement engineering and manufacturing capabilities, as well as to expand their geographic coverage. As the business and operations of OEMs have become more global, OEMs are increasingly seeking suppliers who can provide products and services worldwide. OEMs rigorously evaluate suppliers on the basis of product quality, price, reliability of delivery, product design capability, financial strength, new technology implementation, quality and condition of facilities, geographic service area and overall management. Suppliers that obtain superior ratings are given priority consideration for the sourcing of new business. The Company believes that the new environment provides an opportunity for full-service suppliers of integrated product lines to increase revenues and profits by capturing business from other suppliers who are unable to provide a full range of products and services and by acquiring suppliers that further enhance product, manufacturing and service capabilities and expand geographic markets.

  Since 1989, when airbags were first offered as standard features in passenger vehicles, the automotive occupant protection market has been one of the fastest growing sectors of the automotive industry. While the rapid installation of driver-side airbags was initially caused in the United States by federal safety regulations, consumer demand based on safety concerns and dislike of passive seatbelt systems has been the impetus for market growth in recent years. A combination of consumer demand for safety and crash protection and federal regulation has also driven OEMs to begin installing passenger-side airbags, which are expected to be included in most domestic vehicles manufactured after the current 1998 model year. In addition, side-impact and rear-passenger airbags have recently begun to be installed in high-end automobile models and are anticipated to represent a rapidly growing segment of the occupant protection system market. Although airbag installation rates in Europe and Asia have historically lagged behind installation rates in North America, European and Asian installation rates are forecasted to increase significantly due to increased consumer awareness of and demand for improved occupant protection.

  The Company believes that consumer safety concerns, as well as rapid technological changes in various components, have created a demand for "intelligent" occupant protection systems. Intelligent or "variable deployment" systems will be able to react differently to individual crash situations based on such variables as occupant size and position, vehicle speed and type of crash. These next generation intelligent systems will combine airbags, seat belts and multiple electronic sensors to provide information to ensure proper airbag inflation and seat belt tension. A critical element of these intelligent systems is the complex algorithm (software) that interprets data sent by the sensors to analyze crash and occupant variables and to trigger the appropriate levels of restraint. Because of the complexity of intelligent systems and the number of components needed to complete each system, the Company believes that only providers of complete, integrated systems will be able to meet this demand. The Company believes that some OEMs will begin to install these next generation occupant protection systems beginning in model years 2001 and 2002.

STRATEGY

  The Company's goal is to become the leading worldwide supplier of complete, integrated occupant protection systems. The Company believes that the Siemens Joint Venture and the ten acquisitions completed by the Company since August 1994, most notably the SRS Acquisition, contribute significantly toward achieving this objective. In pursuit of this goal, the Company employs the following strategies:

  . Maintain Technological Leadership Position. The Company plans to expand and build upon its technical expertise to develop new, technologically advanced products. The Company has pursued a strategy of acquiring companies with leading research, design and manufacturing capabilities, which has strengthened its technological leadership position. Acquisitions since August 1994 have augmented the Company's technological expertise, particularly in electronics and sensing capabilities and the software that interprets crash data. The Company intends to maintain its leadership position through the continued development of next generation non-azide inflator and module technology, electronic sensor capabilities, occupant sensing devices, intelligent or variable deployment systems and software that interprets crash data. Advanced inflator technologies and electronic sensors under development by the Company will support the variable deployment inflators critical to an intelligent occupant protection system. In addition, the Siemens Joint Venture, which will combine Siemens' expertise in sensors and electronics with the Company's expertise in airbags, seatbelt systems and steering wheels, as well as its expertise in the complex algorithm required by integrated systems, will support the development of next generation intelligent occupant protection systems. The Company also plans to continue to improve its engineering, testing and manufacturing process technologies and to build on its extensive knowledge of crash characteristics gained from its test laboratories, crash sleds and computer crash simulations.

  . Enhance Position as Supplier of Complete, Integrated Occupant Protection Systems. The Company believes its ability to design, develop, manufacture and sell complete, integrated occupant protection systems that integrate airbags, seat belts, steering wheels, and sensors, electronics and related software, for driver-side, passenger-side, rear-passenger and side-impact systems gives it a competitive advantage. As a result of the SRS Acquisition, the Company designs, develops and manufactures complete seatbelt systems, including components such as buckles, retractors and pretensioners, and thus the Company controls the process for each of the principal components of a complete, integrated occupant protection system. Through the Siemens Joint Venture, the Company will seek to leverage Siemens' and the Company's complementary areas of technological expertise for the development and marketing of integrated occupant protection systems. The Company intends to leverage its integrated product line, along with its design, development, engineering, testing and manufacturing capabilities, in order to better meet the needs of OEMs seeking to source complete, integrated occupant protection systems from a limited number of suppliers.

  . Reduce Costs and Improve Productivity. As prices for occupant protection systems and components continue to decline, the Company's ability to reduce costs and improve productivity will become increasingly important. The Company has reduced its production costs by concentrating its manufacturing activities in regions with lower labor costs and implementing new, less expensive methods to produce its products. Increased vertical integration of its product offerings has also enhanced the Company's ability to control costs, assure quality, ensure supply and reduce the time needed to deliver products to its customers.

  The Company has begun implementing lean manufacturing techniques and processes designed to significantly improve operating efficiencies and further reduce costs. In September 1997, the Company began implementing the "Toyota Production System" operating strategy, which embodies the ideals of waste elimination, continuous improvement in operations and business process re-engineering. Through this operating strategy, the Company expects to gain operating efficiencies across all stages of its business, including developing new concepts into manufactured products, processing purchase orders and servicing customer accounts.

  The Company also recently began implementing its Repositioning Program, which will reduce operating costs and increase productivity. The Repositioning Program consists primarily of a 25% planned reduction in the Company'sglobal workforce (or approximately 4,900 employees) through the elimination of redundant and overlapping positions resulting from recent acquisitions, the consolidation of the Company's manufacturing, sales and engineering facilities primarily in North America and Europe through the closing of approximately 50% (or 32) of its manufacturing facilities and 33% (or 10) of its sales and engineering facilities and the disposal of certain non-core assets.

  . Enhance Customer Relationships. The Company seeks to enhance its long-term relationships with existing customers and establish relationships with new customers by providing competitive pricing, high quality products, leading technologies and the ability to provide complete, integrated occupant protection systems. This strategy will become increasingly important if OEMs continue to decrease the number of suppliers from which they purchase systems and components. The Company has acquired significant new customers as a result of its acquisitions and in many cases has been successful in strengthening these relationships. For example, the SRS Acquisition further expanded the Company's customer base and substantially increased the Company's business with several large OEMs, most notably Chrysler and Fiat. Through the Siemens Joint Venture, the Company expects to have access to customers not previously served by the Company. The Company supports major customers by dedicating certain of its engineering staff to such customers and providing proprietary computer modeling programs that simulate sensor and system performance using vehicle data supplied by the customer.

  . Expand International Presence. As the business of OEMs becomes more global, OEMs are increasingly seeking suppliers that can provide products and services on a worldwide basis. Through its ten acquisitions completed since August 1994 and the Siemens Joint Venture, the Company has significantly expanded its worldwide capabilities. The Company intends to leverage these new capabilities in an effort to solidify its relationships with OEMs that have expressed an interest in intelligent systems. The Company currently has a significant presence in Europe (pro forma for the SRS Acquisition and the 1997 Acquisitions, European sales accounted for 35% of the Company's net sales in the nine months ended March 31, 1998) and intends to focus its efforts on expanding sales to key OEMs in Asia and South America.

PRODUCTS

  The following table sets forth the percentage of net sales attributable to each product category of the Company for the periods indicated:

                                                           NINE MONTHS    PRO FORMA
                                                              ENDED      NINE MONTHS
                             FISCAL YEAR        PRO FORMA   MARCH 31,       ENDED
                          -------------------  FISCAL YEAR ------------   MARCH 31,
                          1995   1996   1997     1997(1)   1997   1998     1998(2)
                          -----  -----  -----  ----------- -----  -----  -----------
Electronics and
 sensors................   85.5%  70.1%  33.6%     15.3%    35.0%  16.9%     12.8%
Airbag systems..........   13.7   22.9    9.4      25.0     11.5   19.8      24.9
Steering wheels.........    --     4.5   33.4      21.9     29.3   27.2      20.7
Seatbelt systems........    --     --     --       27.1      --    21.6      30.6
Interiors and plastics..    --     --    22.9      10.4     21.5   13.4      10.1
Other...................    0.8    2.5    0.7       0.3      2.7    1.1       0.9
                          -----  -----  -----     -----    -----  -----     -----
Total...................  100.0% 100.0% 100.0%    100.0%   100.0% 100.0%    100.0%
                          =====  =====  =====     =====    =====  =====     =====

--------
(1) Gives effect to the SRS Acquisition and the 1997 Acquisitions as if they had occurred at the beginning of the period presented.
(2) Gives effect to the SRS Acquisition as if it occurred at the beginning of the period presented.

 Electronics and Sensor Products

  The Company's principal electronics and sensor product lines consist of proprietary electronic and EMS sensors, as well as relay and reed switch products. Pro forma for the SRS Acquisition and the 1997 Acquisitions, sales of electronics and sensor products accounted for 15.3% of the Company's net sales in fiscal 1997. The Company's electronics and sensors are used in the manufacture of, among other platforms, the Ford F-Series pickup, GM Blazer and Ford Explorer.

  In response to OEMs' increased reliance upon electronic sensing systems, the Company is developing its own advanced electronic sensing devices. The most important of these devices is the Restraints Control Module ("RCM")--the "brain" of the intelligent occupant protection system being developed by the Company. The RCM serves as both an electronic crash sensor (replacing multiple EMS sensors in prior generation systems) and a diagnostic module. The RCM utilizes a proprietary algorithm to interpret individual crash characteristics (as detected by the frontal and side-impact sensors) and to determine an appropriate response by coordinating the various occupant protection mechanisms within the occupant compartment (driver-side, passenger-side, rear-passenger and side-impact airbags and seat belt pretensioners). Future generations of RCMs are also expected to interpret information received from occupant detection sensors (which will identify occupant presence, size and location) and rollover sensors, both of which are currently being developed by the Company, and in turn initiate a tailored response utilizing variable output airbags and seat belt pretensioners. This controlled response is expected to provide higher levels of occupant protection and to reduce the potential for injuries caused by airbag deployment.

  The Company is the world leader in the production of EMS sensors, having sold more than 100 million units since 1987. These crash sensors detect a change in velocity of the vehicle by, in the case of the Company's patented "ball-in-tube" technology, the movement of a gold-plated ball through a finely machined tube, which closes an electrical circuit causing the initiation of the airbag. Reed switches operate on similar principles. While the production of EMS crash sensing devices has declined, and is expected to continue to decline due to the increased functionality of electronic sensors, the research and modeling that went into the development of these devices is applicable to the newer generation electronic sensing devices currently being developed by the Company.

  In addition to crash and occupant detection, the Company's sensing devices can be used in a number of other automotive and non-automotive products. Reed switches are used to sense position or proximity in a wide range of commercial equipment, such as photocopy machines, exercise equipment, security systems and cellular phones. They also have potential applications as airbag de-activation switches, seat position sensors and seat belt engagement sensors, the latter two applications being part of intelligent occupant protection systems. The Company also has a full range of pressure sensors which utilize its micro-machined silicon sensor technology. These products can be used to detect acceleration pressure or angular rate changes and have a number of applications including rollover sensing, electronically controlled suspension, anti-lock braking, fuel vapor recovery, manifold absolute pressure products and monitoring refrigerant pressure, combustion pressure, fuel levels and brake line and tire pressure.

  The Company has recently developed the Tailorable Occupant Protection System ("TOPS") consisting of occupant-position sensors, weight sensors and seat-buckle-switch sensors. These sensing systems work together with the Company's passive restraints, seat belts, electronics and algorithms to determine the occupant's size and position as well as the presence of a child safety seat.

  The Company has also recently developed the dynamic occupant position test sled, which utilizes sensors located in a vehicle instrument panel to determine if an occupant will be placed out of position relative to the automobile's airbag, during pre-impact braking conditions. The test sled will work in conjunction with the Company's occupant sensing system to provide the maximum and appropriate level of occupant protection during vehicular crashes.

 Airbag and Inflator Products

  The Company offers airbags and inflators for driver-side, passenger-side and side-impact systems used by OEMs in North America, Asia and Europe. Pro forma for the SRS Acquisition and the 1997 Acquisitions, sales of airbag and inflator products accounted for 25.0% of the Company's net sales in fiscal 1997. The Company's airbags and inflators are used in the manufacture of, among other platforms, the Chrysler Ram pickup, GM/Opel Vectra, Chrysler Caravan minivan and Isuzu Rodeo.

  The Company offers a variety of inflators and modules, including sodium azide-based pyrotechnic inflators and all-solid propellant, non-azide Eco-Safe(TM) inflators for both driver-side and passenger-side applications, and a hybrid (combination solid and gas generant) side-impact inflator. The Eco-Safe inflator represents the Company's newest generation of environmentally friendly, compact inflators. All of the Company's inflators can be custom designed to provide a variety of inflation levels to satisfy applications from depowered systems (currently being considered to address concerns for the safety of children and adults of small stature) to full output systems. In addition to the Company's thorax and head/thorax Twin-Bag(TM) side-impact module designs, the Company has in development a head curtain airbag system that features both inflated and non-inflated surfaces working together to offer a wide side-protection area. For the next generation intelligent occupant protection system, the Company is developing variable deployment inflators.

  The Company supplies hybrid inflators for both passenger-side and side-impact applications, which are expected to complement the side-impact hybrid inflators offered by the Company. The Company has been addressing the need for improved side-impact protection and recently announced the SoftPak(TM) head/thorax module with a patented venting system and crescent cushion fold. This technology is designed to improve the protection of occupants who may not be in a standard seated position.

  The Company also offers a self-contained all-mechanical driver-side airbag module and steering wheel. The entire system can be used to replace an existing steering wheel on a vehicle manufactured without a driver-side airbag. This system has provided an entry for the Company into a number of markets, particularly in Asia, where manufacturers did not anticipate the consumer demand for airbags. The all-mechanical system solved the manufacturers' dilemma and has led, in several instances, to development contracts for the Company to design full electronic systems for future vehicle platforms.

 Seat Belts Systems

  As a result of the SRS Acquisition, the Company designs, develops and manufactures complete seatbelt systems. Pro forma for the SRS Acquisition and the 1997 Acquisitions, sales of seatbelt systems accounted for 27.1% of the Company's net sales in fiscal 1997. The Company's seatbelts are used in the manufacture of, among other platforms, the Chrysler Caravan minivan, GM pickup and Ford Taurus.

  Seatbelt systems include retractors, buckles, seat-integrated belts, electric and mechanical height adjusters and pyrotechnic and mechanical pretensioners, which are devices that remove slack from a seat belt system within milliseconds of a collision. The Company is a vertically integrated manufacturer of the webbing, metal and plastic components and finishing of seatbelt systems.

  The Company is a leader in the development of seat belts that are integrated into the seats of the vehicle, as opposed to being attached to the upper part of the interior known as the "B-pillar." Seat-integrated belts offer comfort, convenience and appearance benefits to drivers and passengers, while providing styling and assembly benefits to OEMs. Seat-integrated belts are currently used on several luxury cars and are expected to be adopted more widely for use on other vehicles.

 Steering Wheels

  The Company is currently the world's largest independent manufacturer of steering wheels. It supplies steering wheels to OEMs in North America, Europe and Asia. The Company's steering wheel products range from high-end steering wheels trimmed with higher quality wood and leather for some of the world's best known luxury and high performance automobiles (such as Ferrari and Lamborghini) to molded plastic steering wheels for lower-priced, higher volume vehicles. Pro forma for the SRS Acquisition and the 1997 Acquisitions, sales of steering wheels accounted for 21.9% of the Company's net sales in fiscal 1997. The Company's steering wheels are used in the manufacture of, among other platforms, the Ford Taurus/Sable, Fiat Bravo and Ford F-Series pickup.

  As "host" to the driver-side airbag, the steering wheel plays an important role in occupant protection systems. The Company's control over the design and manufacture of its steering wheels provides the Company with the opportunity to deliver integrated steering wheel/airbag systems that address several OEM concerns. By molding the steering wheel over an airbag system, the Company can provide a more aesthetically pleasing product, with no gap surrounding the airbag module, and provide greater flexibility for design innovations. One such innovation involves the Company's uniforce sensor, a sensing film that is situated in the center of the steering wheel and allows for the implementation of multi-function controls (e.g., radio, cruise control, heating and air conditioning, etc.) directly on the steering wheel. In addition, by integrating the steering wheel and airbag system as a unit, the product can be installed in one step rather than the three steps currently required to install an airbag system, making the integrated system more desirable to the OEM.

CUSTOMERS

  The Company supplies its products primarily to automotive OEMs in North America, Europe and Asia. The Company's products are included in over 400 vehicle models manufactured by over 45 OEMs, including popular models such as Ford's Taurus, Expedition and Explorer, as well as various Ford pick-up truck lines, and GM's Buick LeSabre and Park Avenue, Cadillac Eldorado and Seville, Pontiac Grand Am and Chevrolet Blazer and S/T and C/K pick-up truck lines.

  Historically, Ford and GM have represented a significant portion of the Company's revenues. As a result of the SRS Acquisition and the acquisition of Gallino, Fiat and Chrysler have become significant customers. Pro Forma for the SRS Acquisition and the 1997 Acquisitions, sales to GM, Chrysler, Ford and Fiat represented approximately 23%, 21%, 14% and 18%, respectively, of the Company's net sales for the first nine months of fiscal 1998 and 21%, 16%, 17% and 18%, respectively, of the Company's net sales during fiscal 1997. A significant portion of sales to Chrysler during these periods were for seatbelts and airbags for the Chrysler Caravan minivan. These customers are not committed to purchase any specified quantities of products from the Company. See "Risk Factors--Reliance on Major Customers."

  The Company has received numerous awards from OEM customer organizations in recognition of the high quality of its products, including the total Quality Excellence Award awarded by the Auto Alliance (a joint venture between Ford and Mazda), Nissan's Quality Master Award and GM-Delco's World Class Quality Award.

  In addition to its OEM customer business, the Company sells its reed switch and silicon sensor products to a number of manufacturers of both automotive and non-automotive equipment. Significant customers for these products include Delphi, Autoliv, Siemens, Bosch, Temic, TRW, Xerox, SMP and Nordic Track, as well as automotive OEMs such as Mitsubishi, Toyota and GM.

SALES AND ENGINEERING SUPPORT

  The Company generally competes for new business at the beginning of the development process for new vehicle models. The Company also competes for new business upon the redesign of existing models by its customers or, in the case of inflaters and modules, as a replacement supplier for existing models. The development of new models and redesign of existing models generally begin three to five years and two to three years, respectively, prior to the marketing of such models to the public. See "Risk Factors--Long Lead Times for Sales."

  OEM customers typically require early involvement of their suppliers in the design and engineering aspects of product development. Automobile manufacturers seek the Company's assistance in sensor and system design and calibration so that particular characteristics of each vehicle model are taken into account. Through the lengthy vehicle design process, sensors and systems are repeatedly evaluated by the Company in simulations and sled tests, culminating in the testing of finished vehicles with installed prototype sensors and systems to ensure compliance with standards and specifications of the federal government and manufacturers' safety requirements. The Company has dedicated certain of its engineering staff to the support of its major customers.

  The Company also supports its customers with its proprietary computer modeling programs that simulate sensor and system performance using vehicle data supplied by the customer. Using this software, the Company assists its customers in determining calibration and installation location and adapting the Company's products for use in the customer's vehicles. The Company's programs can also provide customers with computer modeling of occupant motion and injury during a simulated crash, crash pulse and inflator optimization and finite element analysis of vehicle and component structures.

  In December 1997, the Company and Siemens agreed to form the Siemens Joint Venture. When fully operational over the next several years, the Siemens Joint Venture is expected to assume the sales and marketing functions for both the Company's and Siemens' integrated occupant protection systems and components. Accordingly, the Company expects its sales and marketing staff and related expenses to decrease as the Siemens Joint Venture begins to conduct the sales and marketing functions. The Company expects that the Company and Siemens will be required to fund such expenses incurred by the Siemens Joint Venture. See "Risk Factors--Risks Associated with Siemens Joint Venture," "Management's Discussion and Analysis of Results of Operations and Financial Condition-- Overview--Siemens Joint Venture" and "Recent Transactions--Siemens Joint Venture."

PROPRIETARY RIGHTS

  The Company currently owns a significant number of United States and related foreign patents. The Company has also trademarked certain names. While the Company considers its patents and trademarks to be valuable assets, it does not believe that its competitive position is dependent on patent or trademark protection or that its operations are dependent on any individual patent. There can be no assurance that the protection offered by any patents will be adequate to protect the Company's rights and interests in its technology. See "Risk Factors--Patents and Proprietary Technology."

RESEARCH AND DEVELOPMENT

  The Company places significant emphasis on new product and technology development and has increased its research and development activities in each of the last three years. Pro forma for the SRS Acquisition and the 1997 Acquisitions, BREED's research, development and engineering expenses were $86.4 million for fiscal 1997. The Company's research and development activities are currently focused primarily on the development of new intelligent occupant protection systems, next-generation inflator technologies and enhancements or cost improvements to existing products. See "Risk Factors--Dependence on the Development of New Products." In December 1997, the Company and Siemens agreed to form the Siemens Joint Venture. When fully operational over the next several years, the Siemens Joint Venture is expected to assume the research, development and engineering functions for both the Company's and Siemens' integrated occupant protection systems and components. Accordingly, the Company expects its research, development and engineering staff and expenses to decrease as the Siemens Joint Venture begins to conduct these research, development and engineering functions. The Company expects that the Company and Siemens will be required to fund all such expenses incurred by the Siemens Joint Venture. See "Risk Factors--Risks Associated with Siemens Joint Venture," "Management's Discussion and Analysis of Results of Operations and Financial Condition--Overview--Siemens Joint Venture" and "Recent Transactions--Siemens Joint Venture."

  The Company has begun utilizing virtual reality in the development and engineering of occupant safety systems. The Company's new three-dimensional virtual reality safety systems will be integrated with virtual vehicle prototypes to simulate how an occupant interacts with an automobile's airbag during a crash. The Company believes this virtual reality safety system will facilitate the Company's engineers' ability to view numerous airbag deployments and determine which occupant restraint system will provide optimum protection in various crash scenarios.

COMPETITION

  The Company competes with independent suppliers and partially or fully integrated manufacturers of occupant protection systems and other automotive components. In addition, many of the Company's customers are integrated manufacturers that produce or could produce a substantial portion of their own requirements for certain components. Increased competition, pricing pressures and the demands of OEMs have caused an industry-wide trend toward consolidation. The Company competes primarily on the basis of its product quality, price, reliability of delivery, product design capability and engineering support, financial strength, new technology implementation, production capabilities and geographic service area. In addition, the ability to introduce new products to the market has become an increasingly important factor in maintaining a competitive position in the market. See "Risk Factors--Competition."

  The Company's principal competitors in the integrated occupant protection system market are TRW, Autoliv, Delphi and Takata. These competitors produce most of the components comprising their integrated systems. Further, these companies have significant financial and other resources and are able to compete as global suppliers.

  The Company's principal competitors in the market for electronics and sensors are TRW, Bosch, Siemens, Autoliv, Temic, Delphi (through Delco) and Nippondenso and the internal electronics divisions of Ford. The Company's principal competitors in the sale of inflators and airbags are Autoliv, Takata, TRW, OEA and Tally, which offer inflator products on a worldwide basis, and Temic, which offers inflator products in Europe. The Company competes for sales of steering wheels in North America with TRW, Petri, Centoco, Toyoda Gosei and Neaton, and in Europe with Autoliv, Dalphi Metal, Delphi and Petri. The Company's principal competitors for sales of seat belts are Autoliv, Takata, TRW and Delphi.

GOVERNMENT REGULATION

 Automotive Regulations

  Airbag systems installed in automobiles sold in the United States must comply with government regulations, including those which require the installation of passive restraint devices in all new cars, light trucks and vans. In order to comply with these regulations, airbag systems must meet specifications intended to ensure that certain types of injuries occurring as a result of specified crash conditions fall within established severity levels. The Company's customers are required to self-certify that airbag systems installed in vehicles sold in the United States satisfy these requirements. See "Risk Factors--Government Regulation."

 Environmental Regulations

  The Company uses various hazardous and toxic substances in its manufacturing processes including certain solvents and lubricants, as well as sodium azide and other pyrotechnic materials. The Company's operations are subject to numerous federal, state and local laws, regulations and permit requirements relating to the handling, storage, disposal and transportation of certain of these substances. The Company's foreign operations are also subject to various environmental and transportation-related statutes and regulations. Generally, these foreign requirements tend to be no more restrictive than those in effect in the U.S. The Company believes that it is in substantial compliance with existing laws and regulations and has obtained or applied for the necessary permits to conduct its business operations. Compliance by the Company with applicable environmental laws has not had a material adverse effect on the Company's financial condition or competitive position to date. Although no assurances can be given, the Company does not believe that compliance with existing environmental or other governmental laws or regulations will have a material adverse effect on its results of operations or financial condition. See "Risk Factors--Safety and Environmental Considerations."

EMPLOYEES

  As of March 31, 1998, the Company had approximately 17,592 full-time employees worldwide. Certain of the Company's North American employees and most of its overseas employees are unionized. The Company has not experienced any significant work stoppages during the past three years and considers its relations with its employees to be good.

  During the three months ended December 31, 1997, the Company began implementing the Repositioning Program, pursuant to which the Company plans to reduce its global workforce by 25% (or approximately 4,900 employees). The Company currently expects the reduction in its global workforce to be substantially completed within the next 12 to 18 months.

PRINCIPAL FACILITIES

  The Company's corporate headquarters, consisting of approximately 195,000 square feet including manufacturing and engineering facilities, is located in Lakeland, Florida. As of March 31, 1998, the Company also owned or leased approximately 71 other facilities, located throughout the United States, Mexico, and Europe. The Company intends to consolidate certain of its manufacturing, sales and engineering facilities in connection with the Repositioning Program. See "Prospectus Summary--Recent Developments." The Company believes its current facilities are adequate to meet its needs in the foreseeable future and that, if necessary, suitable additional or alternative space will be available to accommodate the Company's needs on commercially reasonable terms.

LEGAL PROCEEDINGS

  On April 16, 1998, the Company was served with a complaint in the matter of Takata Corporation v. AlliedSignal, Inc. and BREED Technologies, Inc., (United States District Court, District of Delaware, case no. 98-94). The suit alleges patent infringement on the part of AlliedSignal and BREED relating to the production of two seat belt retractors formerly manufactured by AlliedSignal and now manufactured by BREED. The suit seeks monetary damages and injunctive relief. Under the Asset Purchase Agreement relating to the SRS Acquisition (the "Asset Purchase Agreement"), AlliedSignal will be required to indemnify the Company (on a net after tax basis) against any monetary damages incurred by the Company in connection with this lawsuit, including any reasonable royalties that might be paid in respect of sales made through February 2000. Pursuant to the Asset Purchase Agreement, AlliedSignal will defend the litigation on behalf of the Company, and the Company believes that AlliedSignal will vigorously defend the matter. While the outcome of this lawsuit cannot be predicted with certainty, based upon currently available information, the Company does not believe that this lawsuit will have a material adverse effect on the Company's financial condition or results of operations.

  In addition, the Company is party to other litigation incidental to its business from time to time. The Company is not currently a party to any litigation that management of the Company believes, if determined adversely to the Company, would have a material adverse effect on the Company's financial condition or results of operations.

                                  MANAGEMENT

  The following table sets forth certain information regarding the directors and executive officers of the Company as of May 31, 1998:

                NAME                 AGE POSITION
                ----                 --- --------
Johnnie Cordell Breed...............  54 Chairman of the Board of Directors and
                                         Chief Executive Officer
Charles J. Speranzella, Jr..........  42 President, Chief Operating Officer and
                                         Director
Robert M. Rapone....................  41 Executive Vice President, Operations
                                         Worldwide
Frank J. Gnisci.....................  47 Executive Vice President and Chief
                                         Financial Officer
Allen K. Breed......................  70 Director
Larry W. McCurdy....................  62 Director
Robert W. Shower....................  60 Director
Alberto Negro.......................  59 Director
Dr.-Ing. Franz Wressnigg............  54 Director

  Johnnie Cordell Breed was elected Chairman of the Board of Directors in March 1998 and Chief Executive Officer in August 1997 and has been a director of the Company since its inception in 1987. From August 1997 to March 1998, Mrs. Breed served as Co-Chairman of the Board of Directors. She served as President and Chief Operating Officer of the Company from September 1995 until August 1997 and as Vice Chairman from 1986 through August 1995. In 1982, Mrs. Breed co-founded Transcor, Inc., a provider of transportation travel services. She is currently the Secretary, Treasurer and sole stockholder of Transcor, Inc. Mrs. Breed is a trustee of Columbia College of South Carolina. Mrs. Breed is the wife of Allen K. Breed.

  Charles J. Speranzella, Jr. was elected President and Chief Operating Officer of the Company in June 1998 and a director in October 1997. He joined the Company as General Counsel and Assistant Secretary in September 1994. He served as Managing Senior Vice President, General Counsel and Assistant Secretary from February 1995 until August 1997. Mr. Speranzella was elected Corporate Secretary in May 1995 and became Executive Vice President, General Counsel and Secretary in July 1995. From 1979 until joining the Company, he held various senior positions at Matra Hachette's Fairchild Space and Defense Corporation and Martin Marietta.

  Robert M. Rapone joined the Company as Executive Vice President, Operations Worldwide in September 1997. From 1995 to 1997, Mr. Rapone was Vice President of Operations for Autoliv, one of the largest independent suppliers of airbag and seatbelt systems in the world. From 1989 to 1995, Mr. Rapone was employed by Federal Mogul, most recently as Director of Connectivity.

  Frank J. Gnisci joined the Company as Executive Vice President and Chief Financial Officer in September 1997. From 1994 to 1997, Mr. Gnisci served as Vice President of Finance for Terex Corporation, a manufacturer of heavy construction vehicles and equipment. From 1991 to 1994, Mr. Gnisci was Vice President of Finance for Babcock Industries, Inc., a manufacturer of conveyor systems. Mr. Gnisci was Vice President and Controller of Gold Fields Mining Corporation from 1987 to 1991.

  Allen K. Breed, founder of the Company, was elected Chairman Emeritus of the Board of Directors of the Company in March 1998. From August 1997 to March 1998, Mr. Breed served as Co-Chairman of the Board of Directors. Mr. Breed was Chairman of the Board of Directors and Chief Executive Officer from the Company's inception in 1987 until August 1997. Mr. Breed is the husband of Johnnie Cordell Breed.

  Larry W. McCurdy was elected a director of the Company in September 1992. Since March 1997, Mr. McCurdy has served as Chairman, President and Chief Executive Officer of Echlin, Inc., an automotive components supplier ("Echlin"). From 1985 until March 1997, Mr. McCurdy served as President and Chief Executive Officer of Moog Automotive, Inc., a manufacturer of automotive aftermarket products (Moog Automotive, Inc. was sold to Cooper Industries, Inc. in October 1992). From 1983 to 1985, Mr. McCurdy served as President and Chief Operating Officer of Echlin. Prior to 1983, Mr. McCurdy held various senior management positions with Tenneco Inc. Mr. McCurdy is a director of Lear Seating Corporation and Mohawk Industries, Inc. and serves as a trustee of Milliken University.

  Robert W. Shower was elected a director of the Company in October 1997. From 1992 through his retirement in July 1996, Mr. Shower served as an officer and director of Seagull Energy Corporation, an oil and gas exploration and production company ("Seagull"). While at Seagull, Mr. Shower served as a Senior Vice President from 1992 to 1994, as Chief Financial Officer from 1992 to 1996, as an Executive Vice President from 1994 to 1996, and as a director from May 1992 through July 1996. Prior to joining Seagull, Mr. Shower served as Senior Vice President, Corporate Development for Albert Fisher, Inc., a fruit and vegetable distribution company, from 1991 until 1992. Mr. Shower currently serves as a director of Lear Seating Corporation, Highlands Insurance Group and Edge Petroleum Corporation.

  Alberto Negro retired as Chief Executive Officer of Fiat Auto USA, Inc. in June 1997 after 29 years of service with Fiat. Mr. Negro also served as Chairman of SAE Overseas Meeting Group, a society of automotive engineers, and served on the Executive Committee of recent IBEC and Convergence Conferences from 1995 to 1997.

  Dr.-Ing. Franz Wressnigg has served as the Group President of Siemens Automotive, an automotive parts manufacturer, since 1993. Previously he served as a member of the Board of Directors of Siemens Austria, Vienna from 1989 until 1993 and in various other management positions with Siemens since 1967. Dr. Wressnigg is the designee of Siemens to serve on the Board of Directors pursuant to the Stockholders Agreement described below. See "The Transactions--Siemens Investment."

  Pursuant to the Stockholders Agreement entered into in connection with the Siemens Investment, Mrs. Breed and her husband, who beneficially own an aggregate of approximately 47% of the outstanding Common Stock as of March 15, 1998, have agreed to vote their shares to elect a designee of Siemens to the Board of Directors. Siemens designated Dr. Wressnigg to be this director and he was elected a director of the Company at the Company's annual stockholders' meeting held on November 20, 1997. The holders of Series A Preference Shares (initially Siemens) also have the right, voting as a class, to elect one director of the Company under certain circumstances. See "Recent Transactions--Siemens Investment."

  Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of May 31, 1998, (i) by each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, (ii) by each executive officer of the Company, (iii) by each director of the Company and (iv) by all directors and executive officers of the Company as a group. Except as set forth below, the stockholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

                                                            SHARES
                                                      BENEFICIALLY OWNED
                                                      ------------------------
NAME OF BENEFICIAL OWNER                                NUMBER         PERCENT
------------------------                              ----------       -------
EXECUTIVE OFFICERS AND DIRECTORS:
Johnnie Cordell Breed................................ 16,955,600(1)     46.3%
Allen K. Breed....................................... 17,095,302(2)     46.7
Charles J. Speranzella, Jr...........................     55,721(3)(4)     *
Robert M. Rapone.....................................        -- (4)      --
Frank J. Gnisci......................................        --          --
Larry W. McCurdy.....................................     13,349(5)        *
Robert W. Shower.....................................      2,000           *
Alberto S. Negro.....................................      1,000           *
All directors and executive officers as a group (8
 persons)............................................ 17,157,179(6)     46.8
OTHER 5% STOCKHOLDERS:
The Capital Group Companies, Inc.....................  2,647,980(7)      7.2
Fidelity Management & Research Co....................  2,546,200(8)      7.0
Pioneer Management Corporation.......................  3,203,700(9)      8.8
Siemens Aktiengesellschaft...........................  4,883,227(10)    13.3

--------
*  Less than 1%.
 (1) Includes 8,477,750 shares of Common Stock held by A. Breed, L.P., a Texas limited partnership ("ABL"), and 8,477,750 shares of Common Stock held by
     J. Breed L.P., a Texas limited partnership ("JBL"). Also includes 100 shares of Common Stock held as a joint tenant with Mr. Breed.
 (2) Includes 8,477,750 shares of Common Stock held by ABL and 8,477,750 shares of Common Stock held by JBL. Mr. Breed has indirect voting control over the shares held by ABL and Mrs. Breed has indirect voting control over the shares held by JBL. Mr. and Mrs. Breed have agreed to vote all shares held by ABL and JBL together as they may mutually agree. Also includes 100 shares of Common Stock held as a joint tenant with Mrs. Breed and 139,702 shares of Common Stock held by the Breed Charitable Foundation.
 (3) Includes 54,341 shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days.
 (4) Excludes 400,000 shares of Common Stock that may be acquired pursuant to stock options exercisable if the trading price of the Common Stock exceeds certain specified levels.
 (5) Includes 13,349 shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days.
 (6) Includes 57,497 shares of Common Stock that may be acquired pursuant to stock options granted to executive officers and directors and exercisable within 60 days.
 (7) Based upon information in Schedule 13G, filed with the Commission on February 10, 1998, the Capital Group Companies is located at 333 South Hope Street, Los Angeles, California 90071.
 (9) Pioneer Management Corporation is located at 60 State Street, Boston, Massachusetts 02109.
(10) Includes one Series A Preference Share, which is convertible into one share of Common Stock. See "Recent Transactions--Siemens Joint Venture and Investment." Siemens Aktiengesellschaft is located at Werner-von-Siemens-Strasse, D-91052 Erlangen, Germany.

                              RECENT TRANSACTIONS

SRS ACQUISITION

  General. Pursuant to the Asset Purchase Agreement, on October 30, 1997, the Company purchased substantially all the assets and assumed certain liabilities of AlliedSignal related to the design, development, manufacture, marketing and selling of automotive occupant restraint products and systems (including, but not limited to, seat belt and airbag assemblies and components) for $710.0 million in cash. The purchase price is subject to post-closing adjustment based on the adjusted book value of the acquired business, any retained cash balances and any amounts paid with respect to certain intracompany obligations.

  Post-Closing Covenants. The parties to the Asset Purchase Agreement agreed to certain customary post-closing covenants, including without limitation covenants related to taxes, employee matters and the assumption of certain liabilities. The Company has submitted to AlliedSignal, Inc. a post-closing purchase adjustment in accordance with the terms of the Asset Purchase Agreement. The final adjustment will be determined in accordance with the terms of the Agreement.

  Indemnification. AlliedSignal and certain affiliated sellers jointly and severally agreed to indemnify (on a net after-tax basis) the Company and its directors, officers, employees, agents, consultants, representatives, affiliates, successors and permitted assigns in respect of any claims, liabilities, obligations, lawsuits, damages (excluding loss of profits and other consequential damages), costs and out-of-pocket expenses arising out of or relating to: (i) breaches of any covenant or agreement made by AlliedSignal in the Asset Purchase Agreement or certain ancillary agreements; (ii) breaches of certain representations and warranties; (iii) certain designated liabilities not being assumed by the Company; and (iv) the conduct of certain businesses retained by AlliedSignal and the ownership, use and possession of certain assets retained by AlliedSignal. AlliedSignal also provided special limited indemnifications to the Company for certain claims related to environmental, intellectual property and recalls and service action matters. The indemnity provided to the Company pursuant to the Asset Purchase Agreement is subject to specified deductibles and caps (which generally limit the aggregate liability of AlliedSignal to one-half of the unadjusted purchase price).

  The Company agreed to indemnify (on a net after-tax basis) AlliedSignal and its directors, officers, employees, agents, consultants, representatives, affiliates, successors and permitted assigns in respect of any losses arising out of the following: (i) breaches of any covenant or agreement made by the Company in the Asset Purchase Agreement or certain ancillary agreements; (ii) breaches of certain representations and warranties; (iii) certain designated liabilities assumed by the Company; (iv) conduct of the SRS business and the ownership, use and possession of the acquired assets; and (v) any liability to any person for any finder's, broker's or other similar fee or commission related to the transaction.

  Ancillary Agreements. The Company and AlliedSignal also executed certain ancillary agreements in connection with the SRS Acquisition, including (i) a transition services agreement, providing for the transition of certain overhead services provided to the SRS business by AlliedSignal and (ii) manufacturing and supply agreements permitting the Company to manufacture certain components used by AlliedSignal and requiring AlliedSignal to supply the Company's requirements for certain other components.

  Additional Information. The description of the SRS Acquisition set forth herein, including the description of the Asset Purchase Agreement, is qualified and should be read together with the Company's Current Report on Form 8-K dated October 30, 1997, including the exhibits filed therewith, as amended by the Company's Current Report on Form 8-K/A filed on January 13, 1998.

SIEMENS INVESTMENT

  Stock Purchase Agreement. On October 30, 1997, pursuant to a Stock Purchase Agreement dated October 14, 1997 (the "Stock Purchase Agreement"), Siemens acquired 4,883,227 Series A Preference Shares for an aggregate purchase price of $115.0 million. Pursuant to the Stock Purchase Agreement, the Company made certain customary representations and warranties concerning its business, agreed to certain post-closing covenants, including an agreement to provide Siemens with substantially equivalent rights to those granted in the future to any stockholder acquiring an equal or smaller percentage of voting interest in the Company as Siemens, agreed to indemnify Siemens for breaches of representations and warranties for a period of up to 18 months, agreed to indemnify Siemens for breaches of covenants and granted Siemens certain anti-dilution rights. The indemnification obligations of the Company are subject to a $1.5 million deductible and a cap of $30.0 million. On January 20, 1998, Siemens converted 4,883,226 of its Series A Preference Shares into an equal number of shares of Common Stock. The Company also granted Siemens certain demand and piggy-back registration rights that require the Company from time to time, subject to certain limitations, to register Siemens' shares of Common Stock for public sale. As of the date hereof, Siemens is the record holder of one Series A Preference Share.

  Stockholders Agreement. In connection with the Siemens Investment, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with Siemens, Allen K. Breed, Johnnie Cordell Breed, ABL and JBL, (collectively, the "Breed Holders"). The Stockholders Agreement obligates the Breed Holders to vote their shares and take other necessary and appropriate corporate action to elect a designee of Siemens to the Board of Directors of the Company at any time the right of the holders of Series A Preference Shares to elect a member of the Board of Directors is not in effect and to ensure that the Siemens director is a member of the Audit Committee of the Board of Directors. The Stockholders Agreement also (i) grants Siemens rights of first offer for up to five years with respect to certain future issuances of Common Stock or securities convertible into Common Stock by the Company (subject to certain exceptions), (ii) allows Siemens to participate in certain sales of Common Stock by the Breed Holders, (iii) grants the Company and the Breed Holders rights of first offer for up to three years with respect to any sales of Common Stock by Siemens or its affiliates (subject to certain exceptions),
(iv) prohibits Siemens for three years from acquiring certain securities of the Company (subject to certain exceptions), (v) grants Siemens rights of first offer for up to three years with respect to transfers of certain securities by the Breed Holders (subject to certain exceptions) and (vi) grants the Siemens director special consent rights with respect to certain business activities of the Company, including the conduct by the Company of any business in the field of electronic components for automotive safety restraint systems, other than through the Siemens Joint Venture or as then conducted by designated subsidiaries of the Company. The Stockholders Agreement terminates upon the earlier to occur of the date on which Siemens and certain of its affiliates first collectively beneficially own less than the number of shares of Common Stock issued or issuable pursuant to the conversion of the shares of Series A Preference Shares acquired by Siemens pursuant to the Stock Purchase Agreement or the delivery of a "First Make-Whole Notice" (as defined in the Make-Whole Agreement).

  The Make-Whole Agreement. In connection with the Siemens Investment, the Company entered into a Make-Whole Agreement (the "Make-Whole Agreement") with Siemens. Under the Make-Whole Agreement, within 30 days after a "Triggering Event," Siemens will have the right to require the Company, at the Company's election, either (i) to repurchase the Series A Preference Shares purchased pursuant to the Stock Purchase Agreement (and any securities issuable with respect to such Series A Preference Shares) for a purchase price equal to $115.0 million plus $15,753 per day for each day between December 15, 1997 and the termination of the right (the "Make-Whole Price") or (ii) if the net proceeds from the bona fide sale of such Series A Preference Shares by Siemens to a third party financial institution do not equal the Make-Whole Price, to issue to Siemens such number of Series A Preference Shares (subject to certain limits) the net proceeds from the sale of which would equal the amount of the deficit. Under the Make-Whole Agreement, a "Triggering Event" means, among other things, any of the following: (a) the parties shall have been unable, after diligent and good faith efforts, to obtain the requisite governmental approvals with respect to the formation of the Siemens Joint Venture; or (b) the formation of the Siemens Joint Venture shall not have been completed by June 30, 1998. The Make-Whole Agreement terminates (x) if, prior to Siemens' delivery of a notice that it has entered into an agreement to sell its Series A Preference Shares to a third party financial institution as described above, Siemens sells or otherwise transfers any of the securities subject to the Make-Whole Agreement to any person other than a direct or indirect subsidiary of Siemens or (y) if Siemens has not delivered such a notice by the later to occur of (i) July 31, 1998 or (ii) 45 days after a Triggering Event.

SIEMENS JOINT VENTURE

  Purpose. The Siemens Joint Venture will engage in the research, development, engineering, assembly, marketing and sale of motor vehicle occupant safety restraint systems, or JV Systems, and the purchase, marketing and sale of components of such systems. A JV System must contain, at a minimum, an electronic sensor or control produced by Siemens together with either an airbag component, seat belt component or a steering wheel produced by the Company. The parties have agreed that all activities (including, without limitation, developing, assembling, marketing and selling) with respect to JV Systems will be done through the Siemens Joint Venture, subject to limited exceptions. Each party has also agreed to appoint the Siemens Joint Venture on a non-exclusive basis as its worldwide distributor with respect to components of JV Systems. The Company expects that components comprising JV Systems will continue to be produced separately by Siemens and BREED but will be sold under trade names owned by the Siemens Joint Venture.

  Structure. The Siemens Joint Venture Company (the "JV Company") will be a limited partnership formed under the laws of Germany, with a limited liability company formed under the laws of Germany as its general partner (the "General Partner") and Siemens and the Company, or their affiliates, as the limited partners. Both the JV Company and the General Partner will be owned effectively 50% by both the Company and Siemens. The JV Company and the General Partner will have their administrative head offices in Germany.

  Siemens and the Company will initially contribute assets to the General Partner in return for their respective interests in the General Partner. In return for its interest in the JV Company, Siemens will contribute to the JV Company its shares in PARS Passive Ruckhaltesysteme GmbH ("PARS"), Siemens' advanced crash test facility and occupant safety system development center. In return for its interest in the JV Company, the Company will contribute to the JV Company its ownership interest in a newly formed U.S. partnership (the "U.S. Partnership") to which the Company has contributed assets related to the development, research and testing of JV Systems which are comparable to those existing at PARS. PARS and the U.S. Partnership will become subsidiaries of the JV Company. Siemens and the Company will contribute cash to the Siemens Joint Venture on an as needed basis in accordance with the operating budget developed by the JV Company management and approved by the Partners' Board.

  Governance. The Siemens Joint Venture will be governed by three bodies: the Partnership Meeting, the Partners' Board and Management. The Partnership Meeting will have overall authority with respect to the Siemens Joint Venture, with the power to resolve, among other things, amendments to the governing documents, a merger, sale of substantially all of the assets, or the dissolution of the JV Company and the appointment or dismissal of Management. Resolutions adopted by the Partnership Meeting require the approval of Siemens and the Company. The Partners' Board will supervise Management and will have the power, among other things, to establish the principles of business policy with respect to the JV Company and to supervise and direct Management. The Partners' Board will consist of six members, three appointed by Siemens and three appointed by the Company, and each member will have one vote. Any decision of the Partners' Board generally will require the affirmative vote of a majority of the members present provided a quorum of five members is present. Management will have the broadest powers to manage and will supervise the business and affairs of the Siemens Joint Venture except with respect to matters specifically reserved to the Partnership Meeting or the Partners' Board. Management will be responsible for, among other things, preparing all business plans and operating budgets of the JV Company, which must be approved by the Partners' Board. Management will consist of the Chief Executive Officer and Chief Financial Officer and any decision will require the consent of both such individuals. The initial Chief Executive Officer will be appointed by Siemens and the initial Chief Financial Officer will be appointed by the Company, subject in each case to approval by the other party.

  In the event of a deadlock in a decision that is required for the continuing operations of the Siemens Joint Venture, then such decision, if at the Management level, will be submitted to the Partners' Board for resolution or, if such decision is at the Partners' Board level, will be submitted to the Partnership Meeting for resolution. Further, if such deadlock in a decision is at the Partnership Meeting level, such decision will be submitted to the chairmen of Siemens and the Company for resolution. If the chairmen are unable to resolve the decision, Siemens and the Company will have the opportunity to purchase the other party's interest in the Siemens Joint Venture, with the higher bidder receiving the right to purchase, and if neither party desires to purchase the other party's interest, then the Siemens Joint Venture will be dissolved.

  Noncompetition Covenants. Pursuant to the Joint Venture Agreement, each of Siemens and the Company are subject to certain noncompetition covenants, including restrictions against soliciting or hiring the employees of each other or of the Siemens Joint Venture, obligations to present to the Siemens Joint Venture any research and development opportunities related to the JV Systems that are presented to Siemens or the Company, restrictions against selling motor vehicle occupant safety restraint components, either directly or indirectly, to third parties that compete with the Siemens Joint Venture in the sale of JV Systems, and an agreement that the preferred suppliers of the Siemens Joint Venture will be Siemens or the Company, provided the supply contract terms are comparable to those obtainable from competitors.

  Operating Costs and Capital Contributions. The Siemens Joint Venture will operate pursuant to a business plan and operating budget approved by the Partners' Board and subject to annual review, which provides for the sharing of costs based on Siemens' and the Company's respective percentage ownership interests. When fully operational over the next several years, the Siemens Joint Venture is expected to assume the sales and marketing, as well as the research, development and engineering, functions for both the Company's and Siemens' integrated occupant protection systems and components. The Company expects that all sales and marketing personnel relating to JV Systems and components will be employed by the Siemens Joint Venture and billing and collection activities will be handled by the Siemens Joint Venture on a pass-through basis. Accordingly, the Company expects its own sales and marketing expenses, as well as its research, development and engineering expenses, to decrease as the Siemens Joint Venture begins to conduct these functions. However, the Company will recognize its proportionate share of such expenses incurred by the Siemens Joint Venture as the Company's interest in the Siemens Joint Venture will be accounted for by the Company under the equity method of accounting. Siemens and the Company will provide funding to the Siemens Joint Venture to the extent revenues and external funding sources (such as loans from banks or other third parties) are inadequate to cover budgeted operating expenses and capital expenditures. The Company currently does not anticipate that the Siemens Joint Venture will borrow any amount from unaffiliated third parties to fund its operations. Neither party can be compelled to provide funding for operating expenses and capital expenditures above budgeted amounts unless such further funding, not to exceed U.S. $500,000 per fiscal year for each party, is required to prevent insolvency of the JV Company or to enable the parties to transfer losses.

  Allocation of Profits. Profits and losses of the Siemens Joint Venture will be allocated in accordance with the parties' respective interests.

  Warranty, Liability and Other Indemnification. Any liabilities associated with products produced or developed or services rendered prior to the formation of the Siemens Joint Venture will remain with Siemens and the Company, as applicable, and Siemens and the Company will hold the Siemens Joint Venture harmless from any and all claims of third parties relating therefrom. In addition, Siemens and the Company will be responsible for warranties and liabilities, including recall actions, related to their respective components marketed by the Siemens Joint Venture to customers and will indemnify the Siemens Joint Venture and the other party for third party claims related thereto. Any liability that is not clearly allocated to either Siemens or the Company will be the responsibility of the Siemens Joint Venture.

  Intellectual Property. Any technology developed by the Siemens Joint Venture (either by itself or with one of the parties) will belong jointly to Siemens and the Company. Any technology developed by either party prior to the formation of the Siemens Joint Venture or by either party separately will remain the property of such party and will be licensed by such party to the Siemens Joint Venture.

  Change of Control. After the formation of the Siemens Joint Venture, a change of control with respect to either Siemens or the Company could result in the sale of all or part of such party's interest in the Siemens Joint Venture to the other party if, and to the extent, the other party so requests. In the event of such a sale, the purchase price would be based on the appraised fair market value of the interest.

  Transfer Restrictions. Neither Siemens nor the Company may transfer or encumber its interest in the Siemens Joint Venture, other than a transfer to an affiliate, for a period of six years. After such six-year period, transfers are permitted subject to a right of first refusal of the other party and only with the written consent of the other party, which consent may only be withheld for cause relating to the identity of the potential third party purchaser.

  Termination. The term of the Siemens Joint Venture will be indefinite, subject to the right of either party to terminate the Siemens Joint Venture with six months prior written notice after the sixth anniversary date of the formation of the Siemens Joint Venture and subject to termination for certain extraordinary events.

                           DESCRIPTION OF THE NOTES

GENERAL

  The New Notes are to be issued under the Indenture, dated as of April 28, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors referred to below and IBJ Schroder Bank & Trust Company, trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be treated as a single class under the Indenture with any Old Notes that remain outstanding. The Old Notes and New Notes are herein collectively referred to as the "Notes".

  The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions" below. A copy of the Indenture and the form of Notes have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

PRINCIPAL, MATURITY AND INTEREST

  The Notes mature on April 15, 2008, will be limited initially in aggregate principal amount to $330,000,000 and will be unsecured senior subordinated obligations of the Company. The Indenture provides for the issuance of up to $100.0 million aggregate principal amount of additional Notes having identical terms and conditions to the Notes (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered hereby. For purposes of this "Description of the Notes," reference to the Notes does not include Additional Notes. No offering of any such Additional Notes is being or will in any manner be deemed to be made by this Prospectus. In addition, there can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.

  Each Note bears interest at the rate set forth on the cover page hereof from April 28, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on April 15 and October 15 in each year, commencing October 15, 1998, until the principal thereof is paid or duly provided for, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the April 1 or October 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  The principal of and premium, if any, and interest on the Notes is payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee located at One State Street, New York, New York 10004); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address appears in the security register. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  As of the Closing Date, all of the Company's Subsidiaries (including BTI Capital Trust) were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current and future Subsidiaries as Unrestricted Subsidiaries, subject to certain limitations. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

  The Notes are not be entitled to the benefit of any sinking fund.

SUBORDINATION

  The Notes are unsecured senior subordinated obligations of the Company. The Notes are, to the extent set forth in the Indenture, subordinate in right of payment to the prior payment in full of all present and future Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, whether voluntary or involuntary (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "Consolidation, Merger and Sale of Assets"), the holders of Senior Indebtedness will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes are entitled to receive any payment or distribution of any kind with respect to the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Indebtedness to at least the same extent as the Notes are so subordinated), before all the Senior Indebtedness is paid in full, then such payment or distribution will be held in trust for the holders of Senior Indebtedness and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full.

  The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes if a default in the payment of principal of (or premium, if any) or interest on Designated Senior Indebtedness has occurred and is continuing or a default in the payment when due of any other obligation under the New Credit Facility has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) has occurred and is continuing with respect to any Designated Senior Indebtedness permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") and the Company and the Trustee have received written notice thereof from the agent under the New Credit Facility or from an authorized Person on behalf of any holder of Designated Senior Indebtedness, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after the date on which the applicable Blockage Notice is received unless a Senior Payment Default has occurred and is continuing at the end of such 179-day period, (y) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Trustee from the agent under the New Credit Facility or from the Person who gave the Blockage Notice. However, the Company may make payments on the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from a representative of the Designated Senior Indebtedness affected by such Senior Payment Default or Senior Nonmonetary Default. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Designated Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Note prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Indebtedness and will be required to be paid over and delivered forthwith to the holders of the Senior Indebtedness remaining unpaid, to the extent necessary to pay in full all the Senior Indebtedness.

  Whenever the Company is prohibited from making any payment on or in respect of the Notes, the Company will also be prohibited from making, directly or indirectly, any legal defeasance or covenant defeasance of the Notes as described under "--Legal Defeasance and Covenant Defeasance" and from making any payment of any kind on account of the redemption, purchase or other acquisition of the Notes.

  The Subsidiary Guarantees are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all senior debt of the Subsidiary Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness.

  The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "--Legal Defeasance and Covenant Defeasance."

  As a result of the subordination provisions described above, in the event of an insolvency, bankruptcy, reorganization or liquidation of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and assets which would otherwise be available to pay obligations in respect of the Notes will be available only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. See "Risk Factors--Subordination of the Notes and the Subsidiary Guarantees."

  At April 30, 1998 the Company had $525.0 million of Senior Indebtedness outstanding (all of which was secured) and the Company had additional borrowing availability of $138.8 million under the New Credit Facility (which reflects $11.2 million in outstanding letters of credit), all of which would be secured Senior Indebtedness, if borrowed. The terms of the Indenture permit the Company and its Restricted Subsidiaries to incur additional Senior Indebtedness, subject to certain limitations, including Indebtedness that may be secured by Liens on property of the Company and its Restricted Subsidiaries. See the discussion below under the captions "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" and "--Certain Covenants--Liens." In addition, the Notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors (the "Non-Guarantor Subsidiaries"). As of March 31, 1998, the Company's Non-Guarantor Subsidiaries had $275.0 million of accounts payable and third-party indebtedness outstanding. See "Risk Factors-- Subordination of the Notes and the Subsidiary Guarantees."

SUBSIDIARY GUARANTEES

  Payment of the principal of and premium, if any, and interest on the Notes, when and as the same become due and payable, is guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Subsidiary Guarantors referred to below. The Subsidiary Guarantees will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Subsidiary Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Limitation on Subsidiary
Guarantees: Fraudulent Conveyance Concerns."

  The Indenture requires that each active Domestic Restricted Subsidiary (other than BTI Capital Trust and any Domestic Subsidiary that is owned by a Foreign Subsidiary) be a Subsidiary Guarantor, as well as each other Restricted Subsidiary that guarantees any other Indebtedness of the Company or of a Domestic Restricted Subsidiary.

  Subject to the provisions of the following paragraph, the Indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless: (a) the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

  The Indenture provides that, in the event of (a) a conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not an Affiliate of the Company (by way of merger, consolidation or otherwise), (b) a conveyance, sale, assignment, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not an Affiliate of the Company (by way of merger, consolidation or otherwise) or (c) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Indenture, then such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes; provided that the Net Cash Proceeds of such sale, transfer or other disposition (if any) are applied in accordance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

  Except as provided below, the Notes are not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Notes are redeemable at the election of the Company, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders at the following redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on April 15, of the years indicated below:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2003..............................................................  104.625%
   2004..............................................................  103.083
   2005..............................................................  101.542
   2006 and thereafter...............................................  100.000

  Notwithstanding the foregoing, at any time or from time to time prior to April 15, 2001, the Company may redeem, on one or more occasions, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that, immediately after giving effect to such redemption, at least 65% of the initial aggregate principal amount of the Notes (including any Additional Notes) remains outstanding; provided further that such redemptions occur within 90 days of the date of closing of the related Equity Offering.

  If less than all the Notes or Additional Notes, if any, are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by lot or such other method as the Trustee deems fair and appropriate.

MANDATORY REDEMPTION

  Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  If a Change of Control occurs at any time, then each Holder will have the right to require that the Company purchase such Holder's Notes and Additional Notes, if any, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes and Additional Notes, if any, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

  Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes and Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things,
(i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Note or Additional Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes or Additional Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes and Additional Notes that might be tendered by Holders of the Notes and Additional Notes, if any, seeking to accept the Change of Control Offer. The New Credit Facility restricts such a purchase of Notes and Additional Notes, if any, by the Company prior to full repayment of Indebtedness under the New Credit Facility and a Change of Control Offer would require the approval of the lenders thereunder. In addition, certain events involving a Change of Control may be an event of default under the New Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the Holders of the Notes and Additional Notes, if any, to require the Company to repurchase the Notes and Additional Notes, if any, may be of limited value if the Company cannot obtain the required approval under the New Credit Facility. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the New Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders of the Notes and Additional Notes, if any, the rights described under "Events of Default and Remedies." See "Risk Factors--Change of Control and Possible Inability to Repurchase Notes."

  The existence of a Holder's right to require the Company to purchase such Holder's Notes or Additional Notes, if any, upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

  The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders of Notes or Additional Notes, if any, the right to require the Company to repurchase such Notes or Additional Notes, if any, in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect Holders of the Notes or Additional Notes, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" below for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

  The Company will comply with the applicable tender offer rules including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

 Asset Sales

  (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% (A) cash or cash equivalents or (B) the assumption by the transferee of Indebtedness of the Company or a Restricted Subsidiary that is senior to or pari passu with the Notes or the Subsidiary Guarantees, as the case may be, and release of the Company or such Restricted Subsidiary from all liability on such Indebtedness, or a combination of the foregoing.

  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the New Credit Facility or other credit facility referred to in clause (i) of the definition of Permitted Indebtedness or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (b)(i) or (b)(ii) (without regard to the parenthetical contained in such clause (b)(ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

  (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, within 30 days thereafter, make an offer to purchase from all Holders of Notes and Additional Notes, if any, and from the holders of any Pari Passu Indebtedness, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in the Indenture or the agreements governing any such Pari Passu Indebtedness, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and Additional Notes, if any, and any such Pari Passu Indebtedness that may be purchased with the Excess Proceeds. The offer price as to each Note and Additional Note, if any, and any such Pari Passu Indebtedness will be payable in cash in an amount equal to (solely in the case of the Notes and Additional Notes) 100% of the principal amount of such Note and Additional Note, if any, and (solely in the case of Pari Passu Indebtedness) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Indebtedness, plus in each case accrued and unpaid interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Notes and Additional Notes, if any, and any such Pari Passu Indebtedness tendered pursuant to an excess proceeds offer is less than the Excess Proceeds, the Company may use the portion of the Excess Proceeds not required to be used to repurchase the Notes and Additional Notes and such Pari Passu Indebtedness for general corporate purposes. If the aggregate principal amount of Notes and Additional Notes, if any, and any such Pari Passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes and Additional Notes and any such Pari Passu Indebtedness to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes and Additional Notes and the principal amount or accreted value of such Pari Passu Indebtedness tendered by each holder). Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

CERTAIN COVENANTS

 Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

    (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurred;

    (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

    (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, Pari Passu Indebtedness or any Subordinated Indebtedness (except a payment of principal at Stated Maturity), or make any payment on or in respect of the Convertible Debentures; or

    (d) make any Investment (other than a Permitted Investment) in any Person

  (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

      (i) no Default or Event of Default has occurred and is continuing,

      (ii) the Company could incur at least $1.00 of additional
    Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," and

      (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

        (A) 50% of the aggregate Consolidated Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's fiscal quarter during which the Closing Date occurred to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount), plus

        (B) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of, or as a capital contribution in respect of, Qualified Equity Interests of the Company (excluding from this computation proceeds of an Equity Offering received by the Company that are used by it to redeem Notes as discussed above), plus

        (C) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

        (D) $10.0 million.

  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take any of the following actions, so long as, with respect to clauses
(e), (f), (g) and (j) below, no Default or Event of Default has occurred and is continuing or would occur:

    (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

    (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

    (c) The purchase, redemption, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of Qualified Equity Interests of the Company.

    (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated
  Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause
  (xiv) of the definition of Permitted Indebtedness.

    (e) The repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the "Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer.

    (f) The payment of dividends or other distributions on the Preferred Securities (and corresponding payments of interest on the Convertible Debentures in an amount equal to the amount of such dividends or other distributions) on or prior to March 31, 1999; and the payment of such dividends or other distributions (and such corresponding payments of interest) after March 31, 1999, provided that, immediately after giving effect to any such payment made after March 31, 1999, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

    (g) Loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an amount not to exceed $5.0 million in the aggregate at any one time outstanding.

    (h) The acquisition by a Receivables Subsidiary in connection with a Receivables Program of Capital Stock of a Trust or other Person established by such Receivables Subsidiary in connection with such Receivables Program.

    (i) Payments or distributions to stockholders pursuant to appraisal rights in respect of up to 10% of the Capital Stock of the Company or any Restricted Subsidiary required by law in connection with a consolidation, merger or transfer of assets that complies with the covenant described under "--Consolidation, Merger and Sale of Assets" below.

    (j) The purchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock of the Company or any Restricted Subsidiary from employees, former employees, directors or former directors of the Company or any such Restricted Subsidiary (or permitted transferees of such employees, former employees, directors or former directors or their respective estates) pursuant to any employment agreement, management equity subscription agreement or stock option agreement, provided that the aggregate price paid for all such repurchased, redeemed, defeased or acquired or retired shares of Capital Stock does not exceed $2.0 million in any 12-month period.

  The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii) of the first paragraph of this covenant and the payments described in clauses (a) and
(d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause
(iii) of the first paragraph of this covenant.

  For the purpose of making any calculations under the Indenture, (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in amount equal to the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

  If the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and
(y) the initial amount of such Investment.

  If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this covenant will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

  In computing Consolidated Net Income of the Company for purposes of the foregoing clause (iii)(A) of the first paragraph of this covenant, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

 Incurrence of Indebtedness and Issuance of Disqualified Stock.

  The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur") any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock, except that the Company or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

  In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect will be given to the Refinancing of the Bridge Credit Facility, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence,

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repayment or retirement of any other Indebtedness by the Company or its
Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period, (iii) if such four-quarter period ends before December 31, 1998, the SRS Acquisition as if such Acquisition occurred at the beginning of such four-quarter period and (iv) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity or business (as defined in Rule 11-01 under Article 11 of Regulation S-X under the Securities Act) acquired or disposed of by the Company or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period and, (v) any pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act attributable to any acquisition referred to in the foregoing clause (iv). In making a computation under the foregoing clause (i) or (ii),
(A) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months), (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such four-quarter period.

  Pro forma for the SRS Transactions, the 1997 Acquisitions and the Refinancing of the Existing Credit Facility, the Company's Fixed Charge Coverage Ratio for the 12 months ended December 31, 1997 would have been 1.7:
1.

  Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit the Restricted Subsidiaries to, incur any of the following Indebtedness ("Permitted Indebtedness"):

    (i) Indebtedness of the Company or any Restricted Subsidiary under the New Credit Facility or one or more other credit facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of
  (x) $675.0 million or (y) the amount of the Borrowing Base, less in either case (A) any amounts applied to the permanent reduction of the New Credit Facility or any such other credit facility pursuant to the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales" and (B) the amount of Indebtedness of all Receivables Subsidiaries then outstanding in excess of $150.0 million.

    (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Indebtedness described under clause (i) above or clause (xii) below.

    (iii) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Wholly Owned Restricted Subsidiary); provided, however, that any Indebtedness of the Company owing to any such Wholly Owned Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes.

    (iv) Indebtedness represented by the Notes (other than the Additional Notes, if any) and the Subsidiary Guarantees.

    (v) Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business.

    (vi) Capitalized Lease Obligations of the Company or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause (vi) and clause (vii) below does not exceed 3.5% of the total assets of the Company and its consolidated subsidiaries at any one time outstanding.

    (vii) Indebtedness of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under this clause (vii) and clause (vi) above does not exceed 3.5% of the total assets of the Company and its consolidated subsidiaries at any one time outstanding.

    (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

    (ix) Guarantees by any Restricted Subsidiary (A) of Indebtedness referred to in clause (i) above or (B) made in accordance with the provisions of the covenant described under the caption "--Certain Covenants--Guarantees of Indebtedness by Restricted Subsidiaries."

    (x) Indebtedness of the Company or any Restricted Subsidiary, not otherwise permitted by the first paragraph under this covenant and any other clause of this definition, in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

    (xi) Indebtedness incurred by a Receivable Subsidiary, other than Indebtedness described in clause (iii) above, in an amount not exceeding 95% of the aggregate unpaid balance of the Receivables and Related Assets of such Receivables Subsidiary at the time of such incurrence pursuant to a Receivables Program, provided that, after giving effect thereto, if the aggregate amount of Indebtedness incurred by all Receivable Subsidiaries under this clause (xi) then outstanding exceeds $150.0 million, the Company could incur $1.00 of Indebtedness under the foregoing clause (i).

    (xii) Indebtedness of one or more Foreign Subsidiaries under one or more credit facilities in an aggregate principal amount at any one time outstanding not to exceed $140 million.

    (xiii) Guarantees by the Company of Indebtedness of any Restricted Subsidiary, that was permitted to be incurred by another provision of this covenant.

    (xiv) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (i), (iii), (v), (vi), (vii), (ix), (x), (xi), (xii) or (xiii) above, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company reasonably estimated to be incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness of the Company or any Subsidiary Guarantors, such new Indebtedness is made subordinate to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness does not have a Weighted Average Life less than the Weighted Average Life of the Indebtedness being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced.

 Liens

  The Company will not, and will not permit any Subsidiary Guarantor to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary Guarantor) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary Guarantor now owned or acquired in the future, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Subsidiary Guarantor, provided that any such Lien extends only to the assets that were subject

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

to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or the Subsidiary Guarantor.

 Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or
(d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

    (i) Any agreement that was in effect on the Closing Date.

    (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

    (iii) The refinancing or successive refinancings of Indebtedness incurred under the agreements that were in effect on the Closing Date, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in such original agreement.

    (iv) Any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

    (v) Any agreement providing for the incurrence of Indebtedness by a Restricted Subsidiary in compliance with the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," provided that such Restricted Subsidiary is or becomes a Subsidiary Guarantor.

    (vi) Contained in any agreement pursuant to which Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

    (vii) In the case of clause (d) above, any security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

    (viii) Purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired.

    (ix) Provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements.

    (x) Any agreement entered into by a Restricted Subsidiary that provides for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

 Limitation on Layering Indebtedness

  The Company and each Subsidiary Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Subsidiary Guarantee, as the case may be.

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

 Consolidation, Merger and Sale of Assets

  The Company may not consolidate with or merge with or into any other Person (whether or not the Company is the surviving Person) or, directly or indirectly, convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole), in one transaction or a series of related transactions, unless each of the following conditions is satisfied:

    (a) Either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity")
  (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes.

    (b) Immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

    (c) Immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

    (d) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

    (e) If the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture, upon the reasonable request of the Trustee, confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes.

    (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Indenture.

  In the event of a merger of a Wholly Owned Restricted Subsidiary into the Company, the Company need not comply with the foregoing clauses (c) and (d).

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

 Transactions with Affiliates

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company, unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, but less than $10,000,000, the Company delivers a resolution of the Board of Directors of the Company set forth in an officers' certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10,000,000, the Company delivers
(x) an officers' certificate to the Trustee certifying that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (y) a written opinion from a nationally recognized investment banking firm or an independent financial advisor of national standing to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

  The foregoing covenant will not restrict any of the following:

    (A) Transactions among the Company and/or its Restricted Subsidiaries.

    (B) The Company from paying reasonable and customary regular compensation or fees to, or entering into customary expense reimbursement, indemnification or similar arrangements with, directors and officers of the Company or any Restricted Subsidiary.

    (C) So long as Siemens is not an Affiliate of the Company, transactions with the Siemens Joint Venture provided such transactions are either (i) in accordance with the terms and provisions of the Joint Venture Agreement,
  (ii) in accordance with the operating budget of the Siemens Joint Venture, which operating budget has been adopted and approved in accordance with the terms of the Joint Venture Agreement or (iii) approved by the Company and Siemens.

    (D) Transactions permitted by the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments."

    (E) Transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

    (F) In the case of joint ventures (other than the Siemens Joint Venture) in which the Company has an interest, so long as other parties to the joint venture that are not Affiliates of the Company own at least 50% of the equity of such joint venture, transactions between such joint venture and the Company or any Restricted Subsidiary.

 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (a) to the Company or a Wholly Owned Restricted Subsidiary, (b) issuances or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (c) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (d) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under the covenant described under the caption "--Certain Covenants--Restricted Payments" if made on the date of such issuance or sale.

  The Company will not permit any Restricted Subsidiary that is a Subsidiary Guarantor to issue Preferred Stock.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Guarantees of Indebtedness by Restricted Subsidiaries

  All of the Company's active Domestic Restricted Subsidiaries will be Subsidiary Guarantors. As described above, the Indenture permits, under certain circumstances, the release and discharge of the Subsidiary Guarantee issued by a Subsidiary Guarantor.

  In addition, except with respect to the guarantee by a Foreign Restricted Subsidiary of the payment of Indebtedness of another Foreign Restricted Subsidiary, the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

  Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or
(iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

 Unrestricted Subsidiaries

  (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments," (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

  (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Disqualified Stock" (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

 Reports

  The Company is required to file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company is also be required (a) to supply to the Trustee and each Holder of Notes, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company is required to file such reports and documents and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

EVENTS OF DEFAULT AND REMEDIES

  Each of the following will be "Events of Default" under the Indenture:

    (a) Default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture).

    (b) Default in the payment of the principal of (or premium, if any, on) any Note when due (whether or not prohibited by the subordination provisions of the Indenture).

    (c) Failure to perform or comply with the Indenture provisions described under the captions "--Repurchase at the Option of the Holders--Change of Control," "--Repurchase at the Option of the Holders--Asset Sales" or "-- Certain Covenants--Consolidation, Merger and Sale of Assets."

    (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or any Subsidiary Guarantee (other than as contemplated by clauses (a), (b) and (c) above) and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

    (e) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of the Company or any Significant Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $10,000,000 or more, and such default (i) results in the acceleration of such Indebtedness prior to its Stated Maturity or (ii) constitutes a failure to make any payment when due of any such Indebtedness.

    (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $10,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

    (g) Any Subsidiary Guarantee issued by a Significant Subsidiary ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding.


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

    (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

  If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders will, declare the principal of, and accrued and unpaid interest on, all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and interest will become due and payable immediately.

  If an Event of Default specified in clause (h) above occurs and is continuing, then the principal of all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

  At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and, (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

  No Holder has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

  The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE

  The Company may, at its option and at any time, terminate the obligations of the Company and any Subsidiary Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Guarantor with respect to certain covenants set forth in the Indenture and described under "--Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

  In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in an amount, or U.S. Government Obligations (as defined in the Indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;
(c) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under "--Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the

Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

  Modifications and amendments of the Indenture and any Subsidiary Guarantee may be made by the Company, any affected Subsidiary Guarantor and the Trustee with the consent of the Holders of a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby,

  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

  (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture;

  (c) waive a default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  (d) modify any of the provisions of the Indenture relating to the subordination of the Notes or the Subsidiary Guarantees in a manner materially adverse to the Holders.

  The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; or (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or (c) to add additional Events of Default; or (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or (e) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (f) to secure the Notes or any Subsidiary Guarantee; or
(g) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (g) do not adversely affect the interests of the Holders in any material respect; or (h) to comply with any requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will be the initial paying agent, exchange agent and registrar for the Notes.

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the Holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

GOVERNING LAW

  The Indenture, the Notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below under "Certificated Notes", the New Notes sold will be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited with the Trustee as custodian for The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations that have accounts with the Depository.

  The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to own, transfer or pledge Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of the related New Notes evidenced by the Global Note.

Beneficial owners of the related New Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the New Notes and the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

  Payments in respect of the principal of and premium, if any, and interest on New Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of any Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

 Certificated Notes

  The New Notes represented by the Global Note are exchangeable for certificated New Notes in registered, definitive form (the "Certificated Notes") of like tenor as such Notes if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to change the issuance of Notes in the form of Certificated Securities under the Indenture upon surrender by the Global Note Holder of its Global Note.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Subsidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Receivables Program shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investments.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, of (a) any

Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under "--Certain Covenants-- Consolidation, Merger and Sale of Assets," (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) to any Person to the extent it constitutes a Restricted Payment that is permitted under the covenant described under the caption "--Certain Covenants--Restricted Payments," (iv) consisting of inventory or worn out, obsolete or permanently retired equipment and facilities, (v) consisting of Receivables and Related Assets transferred pursuant to a Receivables Program, (vi) the gross proceeds of which (exclusive of indemnities) do not exceed $1.0 million in connection with any transfer,
(vii) that are the subject of the Gallino Disposition or (viii) that constitutes a Permitted Investment.

  "Banks" means the banks and other financial institutions that from time to time are lenders under the New Credit Facility.

  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 80% of the face amount of the accounts receivable owned by the Company and its Restricted Subsidiaries (other than any Receivables Subsidiary) and (b) 60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries, all calculated on a consolidated basis and in accordance with GAAP as of the last day of the immediately preceding fiscal quarter for which internal financial statements are available on such date.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, partnership interests, participations, rights in or other equivalents of, or interest in, the equity of such Person, but excluding any debt securities convertible into such equity.

  "Change of Control" means the occurrence of any of the following events:

    (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company.

    (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

    (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions described under "--Certain Covenants--Consolidation, Merger and Sales of Assets."

  "Closing Date" means the date on which the Notes are originally issued under the Indenture.

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

  "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (e) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Fixed Charges for such period, plus (b) the federal, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period, plus (c) the depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) one time charges associated with cash disruption costs not to exceed $15.0 million in fiscal year 1998 and $15.0 million in fiscal year 1999, plus (e) any other non-cash charges for such period and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business plus (f) the December 1997 Charges; provided that income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

  "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (but not the net loss) of any Person (other than the Company or a Restricted Subsidiary), in which the Company or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income, (d) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition, (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income and (f) dividends paid or accrued on the Preferred Securities or any other Preferred Stock issued by the Company or any Restricted Subsidiary; provided, however, that, so long as the Company retains a minority investment in the Siemens Joint Venture, Consolidated Net Income for any period will include the Company's proportionate share of the net income or net loss of the Siemens Joint Venture for such period determined as if the Siemens Joint Venture were accounted for by the Company on an equity accounting basis in accordance with GAAP and, provided further that notwithstanding the foregoing proviso, if the Siemens Joint Venture generates net income for any period, the amount of such net income that is included in Consolidated Net Income for such period may not exceed the aggregate amount of
(i) dividends or other distributions plus (ii) other payments by the Siemens Joint Venture under any management agreement, royalty agreement or other similar arrangement, in either case actually paid to the Company or any Restricted Subsidiary in cash during such period.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the New Credit Facility and (ii) any other issue of Senior Indebtedness or refinancing thereof permitted by the definition of Senior Indebtedness, having a principal amount of at least $25.0 million.

  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

  "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under the captions "--Repurchase at the Option of Holders--Asset Sales" and "-- Repurchase at the Option of Holders--Change of Control" and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to the Company's repurchase of such of the Notes as are required to be repurchased pursuant to the covenants described under the captions "--Repurchase at the Option of Holders--Asset Sales" and "--Repurchase at the Option of Holders--Change of Control."

  "Domestic Subsidiary" means any Subsidiary whose jurisdiction of incorporation, organization or formation is the United States, any state thereof or the District of Columbia.

  "Equity Offering" means an offer and sale by the Company of its common stock (which is Qualified Stock) to one or more Persons other than a Subsidiary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), including cash dividends on the Preferred Securities, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and
(ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Fixed Charges for such period.

  "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

  "Hedging Obligations" means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

  "Holder" means the Person in whose name a Note is, at the time of determination, registered on the Registrar's books.

  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than up to $10.0 million of obligations at any time outstanding with respect to letters of credit securing obligations entered into the ordinary course of business of such Person to the extent such letters are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the fifth Business Day following receipt of a demand for reimbursement following payment on the letter of credit), (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) the amount of every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends), (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

  "Investment" in any Person means (a) any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business and (d) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (d) of the covenant described under the caption "--Certain Covenants--Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries." Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (b) provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "New Credit Facility" means the credit agreement dated as of April 28, 1998 between the Company, NationsBank, N.A., as agent, and the Banks, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time, which credit agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

  "Pari Passu Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor, whether outstanding at the date of the Indenture or incurred thereafter, that ranks pari passu in right of payment with the Notes or any Subsidiary Guarantee, as the case may be.

  "Permitted Holder" means (i) Allen K. Breed and Johnnie Cordell Breed, any trust existing solely for the benefit of Allen K. Breed and/or Johnnie Cordell Breed and the estate or any executor, administrator, conservator or other legal representative of Allen K. Breed or Johnnie Cordell Breed and (ii) Siemens and its Affiliates.

  "Permitted Investments" means any of the following:

    (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and (iv) money market mutual funds that invest substantially in securities of the type described in the preceding clauses (i) through (iii).

    (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

    (c) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them.

    (d) Investments in existence on the Closing Date.

    (e) Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales."

    (f) Investments in assets owned or used in the ordinary course of business.

    (g) Investments in any Person in the form of a capital contribution of the Company's common stock.

    (h) Property and assets, including cash, constituting the Company's initial contribution to the Siemens Joint Venture pursuant to the Joint Venture Agreement, and other Investments in the Siemens Joint Venture that do not exceed, during any fiscal quarterly period, an amount equal to 9% of the net sales of the Company and its consolidated subsidiaries for the immediately preceding fiscal quarterly period determined in accordance with GAAP.

    (i) Other Investments that do not exceed $10.0 million in the aggregate at any time outstanding.

    (j) Any acquisition of assets, Capital Stock or other securities to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company.

    (k) Investments in securities of trade creditors or customers received pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

    (l) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary.

  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

  "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

  "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

  "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

  "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person, directly or indirectly, pledges, sells or otherwise transfers or encumbers its accounts receivable, including to a trust, limited liability company, special purpose entity or other similar entity.

  "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (i) created for the purpose of financing receivables created in the ordinary course of business of the Company and its Restricted Subsidiaries and
(ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Restricted Subsidiaries and related Permitted Investments.

  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary and includes BTI Capital Trust.

  "Senior Indebtedness" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of the Company (other than the Notes or Pari Passu Indebtedness), whether outstanding on the date of the Indenture or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be subordinate in right of payment to any Indebtedness or other general unsecured obligations of the Company. Without limiting the generality of the foregoing, "Senior Indebtedness" includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the New Credit Facility, provided, however, that any Indebtedness under any refinancing, refunding or replacement of the New Credit Facility will not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" will not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(c) Indebtedness that, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (d) Indebtedness that is represented by Disqualified Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than Indebtedness in respect of any services rendered by or purchased from, or current liabilities owing to, banks or financial institutions or the current portion of any long-term Indebtedness that would constitute Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness that, at the time of the incurrence, is incurred by the Company in violation of the Indenture and (j) amounts owing under leases (other than Capital Lease Obligations).

  "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-K promulgated by the Commission as such Rule is in effect on the date of the Indenture.

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, and will not, in either case, include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be.

  "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

  "Subsidiary Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture.

  "Subsidiary Guarantor" means any Restricted Subsidiary that issues a Subsidiary Guarantee.

  "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the covenant described under the caption "--Certain Covenants--Unrestricted Subsidiaries" and (b) any Subsidiary of an Unrestricted Subsidiary.

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

  "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of Foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

  In connection with the original issuance and sale of the Old Notes, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed that it would, for the benefit of the holders of the Notes, at the expense of the Company (i) file on or prior to the 60th calendar day following the Closing Date the Registration Statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 150th calendar day following the Closing Date and (iii) use its best efforts to consummate the Exchange Offer on or prior to the 180th calendar day following the Closing Date. Promptly after the Exchange Offer Registration Statement is declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each Old Note tendered to the Company pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Old Note will receive a New Note having a principal amount equal to the principal amount of such surrendered Note.

  Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Notes may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the [Old] Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of the Old Notes who wishes to exchange such Old Notes for the New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it will be acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. In addition, in connection with any resales of New Notes, any broker-dealer (a "Participating Broker") who acquired the New Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that the Participating Brokers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow the Participating Brokers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

  In the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not consummated

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

within 180 calendar days of the Closing Date or in certain other circumstances, the Company will, at its expense, (i) as promptly as practicable, and in any event on or prior to 60 calendar days after such filing obligation arises, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Notes or the New Notes, as the case may be, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 60 calendar days after such filing occurs and (iii) keep effective the Shelf Registration Statement until two years after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances), subject to certain exceptions. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder of selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Notes included in the Shelf Registration Statement.

  In the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Closing Date or (b) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date, the interest rate borne by the Notes will be increased by 0.25% per annum for the first 90 days following the 60-day period referred to in clause (a) above or the 180-day period referred to in clause (b) above. Such interest will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period in the case of clause
(a) or clause (b) above; provided, however, that in no event will the interest rate borne by the Notes be increased by more than 1.5%. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by the Notes from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth on the cover of this Prospectus; provided, however, that if after any such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

                      DESCRIPTION OF NEW CREDIT FACILITY

  The following is a summary of the material terms and conditions of the New Credit Facility, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be a complete description of the New Credit Facility and is subject to its detailed provisions and various documents entered into in connection with the New Credit Facility.

  The New Credit Facility is available to the Company and, to the extent approved by NationsBank, as administrative agent for the New Credit Facility, certain foreign subsidiaries of the Company. Borrowings under the New Credit Facility were used to repay a portion of the amounts outstanding under the Bridge Credit Facility, to pay fees and expenses relating to the Refinancing of the Bridge Credit Facility, and for working capital and general corporate purposes.

  The New Credit Facility consists of (1) a revolving credit facility of up to $150.0 million (the "Revolving Credit Facility"), (2) a term loan in the amount of $325.0 million (or other amount, as provided below) ("Term Loan A") and (3) a term loan in the amount of $200.0 million (or other amount, as provided below) ("Term Loan B", and together with Term Loan A, the "Term Loans"). The Revolving Credit Facility includes (a) a $25.0 million sublimit for the issuance of standby letters of credit, (b) a $75.0 million sublimit for foreign currency denominated borrowings and (c) a $20.0 million sublimit for swing line loans to be provided by NationsBank ("Swing Line Loans"). All amounts outstanding under the Revolving Credit Facility are payable on the sixth anniversary of the closing of the New Credit Facility. Term Loan A is payable in quarterly installments, subject to annual amortization, based on a principal amount equal to $325.0 million, ranging from $27.5 million for the fiscal 1999 to $97.5 million for the fiscal 2004. Term Loan B is payable in annual installments, subject to annual amortization, based on a principal amount equal to $200.0 million, ranging from $1.3 million for the fiscal 1999 to $96.3 million for the fiscal 2006.

  Interest accrues on the loans made under the Revolving Credit Facility (other than Swing Line Loans) and on Term Loan A at either LIBOR (adjusted for any reserves) plus a specified margin ranging from 1.125% to 2.125%, or the base rate, which is the higher of NationsBank's prime rate and the federal funds rate plus 0.50% (the "Base Rate"), plus a specified margin ranging from 0.125% to 1.125%, at the Company's option. Interest accrues on Term Loan B at either LIBOR (adjusted for any reserves) plus a specified margin ranging from 1.375% to 2.375%, or the Base Rate plus a specified margin ranging from 0.625% to 1.375%, at the Company's option. Swing Line Loans bear interest at the Base Rate plus a specified margin ranging from 0.125% to 1.125%. The applicable margins are determined by reference to a leverage ratio of the Company and its subsidiaries. The post-default rate on outstanding loans is 2.000% above the otherwise applicable rate of interest.

  The aggregate amount outstanding under the New Credit Facility will be prepaid by amounts equal to the net proceeds, or a specified portion thereof, from certain indebtedness and equity issuances and specified asset sales by the Company and its subsidiaries, and by a specified percentage of cash flow in excess of certain expenditures, costs and payments. The Company may at its option reduce the amount available under the New Credit Facility to the extent such amounts are unused or prepaid in certain minimum amounts, provided that any holder of Term Loan B shall have, under certain circumstances, the right to refuse to permit the Company to optionally prepay all or any portion of Term Loan B.

  In connection with the Closing of the New Credit Facility, the Company paid certain administrative and arranging fees to NationsBank. In addition, the Company paid certain annual administration fees to NationsBank for its own account as well as a commitment fee and certain fees relating to letters of credit to NationsBank for its own account and the account of the other lenders under the New Credit Facility.

  The New Credit Facility is secured by a security interest in substantially all of the real and personal property, tangible and intangible, of the Company and its domestic subsidiaries as well as a pledge of all of the stock of such domestic subsidiaries, a pledge of not less than 65% of the voting stock and all of the non-voting common stock of each direct foreign subsidiary of the Company and each direct foreign subsidiary of each domestic subsidiary of the Company, and a pledge of all of the capital stock of any subsidiary of a subsidiary of the Company that is a borrower under the New Credit Facility. The security interest, other than the pledge of stock, will be released if the unsecured long-term indebtedness of the Company has received certain minimum ratings or the leverage ratio of the Company and its subsidiaries has decreased below a certain threshold. The New Credit Facility is guaranteed by all of the domestic subsidiaries of the Company.

  The New Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments or create new subsidiaries, enter into sale and lease-back transactions, make certain acquisitions, engage in mergers or consolidations, create liens, make capital expenditures, or engage in certain transactions with affiliates, and that otherwise restrict corporate and business activities. In addition, under the New Credit Facility, the Company is required to comply with specified financial ratios and tests, including minimum net worth test, a fixed charge coverage ratio, an interest coverage ratio and a leverage ratio.

                      DESCRIPTION OF PREFERRED SECURITIES

  On November 25, 1997, the Company sold $257.7 million of the Convertible Debentures to BTI Capital Trust which, concurrently therewith, sold $250.0 million aggregate liquidation amount of Preferred Securities (which are guaranteed by the Company) in a private transaction under Rule 144A under the Securities Act. The Preferred Securities represent preferred undivided beneficial interests in the assets of BTI Capital Trust (the "Trust"), which consist solely of the Convertible Debentures. The Company owns, directly or indirectly, all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing individual undivided beneficial interests in the assets of the Trust.

  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6.5% of the liquidation amount of $50 per Preferred Security, accruing from, and including, November 25, 1997, the date of issuance of the Preferred Securities, and payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 1998 (the "Distributions"). Each Preferred Security is convertible on or after January 25, 1998, at the option of the holder into shares of Common Stock, at the rate of 2.1973 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $22.755 per share of Common Stock), subject to adjustment in certain circumstances.

  The payment of Distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities are guaranteed by the Company (the "Preferred Securities Guarantee"). The Preferred Securities Guarantee covers payments of Distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of principal or other payments on the Convertible Debentures held by the Trust as its sole assets. The obligations of the Company under the Preferred Securities Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock, if any, issued from time to time by the Company, and with any guarantee now or hereafter entered into by the Company and (iii) senior to the Common Stock.

  The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after November 25, 2000, or at any time, in whole or in part, in certain circumstances upon the occurrence of certain specified tax events. If the Company redeems any Convertible Debentures, the proceeds from such redemption will be applied to redeem a like amount of Trust Securities. The Preferred Securities will be redeemed upon maturity of the Convertible Debentures on November 15, 2027. Upon the repayment of the Convertible Debentures, the proceeds from such repayment will be applied to redeem a like amount of Trust Securities. In addition, upon the occurrence of certain special events arising from a change in laws or a change in legal interpretation regarding tax or investment company matters, unless the Convertible Debentures are redeemed, the Trust shall be dissolved, with the result that the Convertible Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution.

  In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive for each Preferred Security, a liquidation amount of $50 plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, winding-up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Preferred Securities.

  The Company has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time (so long as no event of default has occurred and is continuing under the indenture applicable to the Convertible Debentures) for up to 20 consecutive quarters (each, an "Extension Period"); provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. If interest payments are so deferred, Distributions on the Preferred Securities will also be deferred. During any Extension Period, Distributions on the Preferred Securities will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 6.50% per annum, compounded quarterly. Additionally, during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of receipt of cash distributions with respect to such deferred interest payments. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

  Generally, the holders of the Preferred Securities will not have any voting rights.

  On March 19, 1998, the Company filed a shelf registration statement (the "Preferred Securities Shelf Registration Statement") to cover resales of the Preferred Securities, the Convertible Debentures and the Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures. Amendments to the Preferred Securities Shelf Registration Statement were filed on June 4, 1998 and June 15, 1998, and the Preferred Securities Shelf
Registration Statement was declared effective on      , 1998. The Company has
agreed to use its best efforts to maintain the effectiveness of the Preferred Securities Shelf Registration Statement until November 19, 1999 except that it will be permitted to suspend the use of the Preferred Securities Shelf Registration Statement during certain periods under certain circumstances.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, proposed Treasury regulation, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for all of the holders of Old Notes) other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the New Notes offered hereby will be passed upon for the Company by King & Spalding, New York, New York.

                                    EXPERTS

  The audited consolidated financial statements of the Company at June 30, 1996 and 1997 and for each of the years in the two-year period ended June 30, 1997 included in this Prospectus have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto, which, as to 1997 is based in part on the report of KPMG S.p.A., independent auditors. The financial statements referred to above are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said report.

  The audited consolidated financial statements of the Company for the year ended June 30, 1995 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing herein, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The combined financial statements of Safety Restraint Systems, a division of AlliedSignal Inc., as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included herein have been so included in reliance on the report (which contains an explanatory paragraph relating to Safety Restraint Systems' transactions and relationships with AlliedSignal Inc.) of Price Waterhouse LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
BREED:
  Reports of Independent Auditors.........................................  F-2
  Consolidated Balance Sheets at June 30, 1997 and 1996...................  F-5
  Consolidated Statements of Earnings for the three years in the period ended June 30, 1997....................................................  F-6
  Consolidated Statements of Cash Flows for the three years in the period ended June 30, 1997....................................................  F-7
  Consolidated Statement of Stockholders' Equity for the three years in the period ended
   June 30, 1997..........................................................  F-8
  Notes to Consolidated Financial Statements..............................  F-9
  Consolidated Condensed Balance Sheets (Unaudited)--March 31, 1997 and
   June 30, 1997.......................................................... F-26
  Consolidated Condensed Statements of Operations (Unaudited)--Nine months ended
   March 31, 1998 and 1997 ............................................... F-27
  Consolidated Condensed Statements of Cash Flows (Unaudited)--Nine months ended
   March 31, 1998 and 1997................................................ F-28
  Consolidated Statement of Stockholders' Equity (Unaudited)--Nine months ended
   March 31, 1998......................................................... F-29
  Notes to Consolidated Condensed Financial Statements (Unaudited)........ F-30
SRS:
  Report of Independent Accountants....................................... F-37
  Combined Balance Sheets as of September 30, 1997 (Unaudited) and
   December 31,
   1996 and 1995.......................................................... F-38
  Combined Statements of Operations--nine months ended September 30, 1997 and 1996 (Unaudited) and each of the three years in the period ended
   December 31, 1996...................................................... F-39
  Combined Statements of Cash Flows--nine months ended September 30, 1997 and 1996 (Unaudited) and each of the three years in the period ended
   December 31, 1996...................................................... F-40
  Notes to Financial Statements........................................... F-41

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
 BREED Technologies, Inc.

  We have audited the accompanying consolidated balance sheets of BREED Technologies, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of MOMO S.p.A., a wholly-owned subsidiary acquired April 15, 1996, which statements reflect total assets of $106,398,000 as of June 30, 1997 and net sales of $73,093,000 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for MOMO S.p.A., is based solely on the report of the other auditors. The consolidated financial statements of BREED Technologies, Inc. and subsidiaries for the year ended June 30, 1995, were audited by other auditors whose report, dated July 21, 1995, expressed an unqualified opinion on those statements.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of other auditors, the 1997 and 1996 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BREED Technologies, Inc. and subsidiaries at June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

July 31, 1997, except for Note 12, as to which the date is August 27, 1997 Tampa, Florida

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
 BREED Technologies, Inc.:

  We have audited the consolidated statements of earnings, stockholders' equity, and cash flows of BREED Technologies, Inc. and subsidiaries for the year ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of BREED Technologies, Inc. and subsidiaries for the year ended June 30, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Tampa, Florida
July 21, 1995

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 of Momo S.p.A.

  We have audited the accompanying combined and consolidated balance sheet of the Momo group as of 30 June 1997 and the related combined and consolidated income statement, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the management of Momo S.p.A. Our responsibility is to express an opinion on the financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Momo group as of 30 June 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles as defined in the United States.

                                          KPMG S.p.A.

Milan, 25 July 1997

                            BREED TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                 JUNE 30,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                                                               IN THOUSANDS
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $ 18,707  $ 95,830
  Accounts receivable, principally trade....................  207,951   110,656
  Inventories...............................................   75,347    52,890
  Prepaid expenses..........................................   13,519     7,247
                                                             --------  --------
    Total current assets....................................  315,524   266,623
                                                             --------  --------
Property, plant and equipment:
  Land......................................................   15,206    10,805
  Buildings.................................................  106,122    73,342
  Machinery and equipment...................................  212,542   126,947
  Construction in progress..................................   28,013    14,417
    Less accumulated depreciation...........................  (85,433)  (53,858)
                                                             --------  --------
    Net property, plant and equipment.......................  276,450   171,653
                                                             --------  --------
Other assets:
  Intangible assets.........................................  220,956    45,053
  Investments and other assets..............................   11,603    20,473
  Net assets held for sale..................................   52,620       --
                                                             --------  --------
    Total other assets......................................  285,179    65,526
                                                             --------  --------
      Total assets..........................................  877,153   503,802
                                                             ========  ========
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current portion of long-term debt.......  191,744   120,688
  Accounts payable..........................................  121,505    33,940
  Employee compensation and benefits........................   16,818    13,844
  Accrued expenses..........................................   32,661     7,980
                                                             --------  --------
    Total current liabilities...............................  362,728   176,452
                                                             --------  --------
Long-term debt..............................................  231,700    42,123
Other long-term and deferred liabilities....................   16,306    10,147
                                                             --------  --------
      Total liabilities.....................................  610,734   228,722
                                                             --------  --------
Stockholders' equity:
  Common stock..............................................      317       316
  Additional paid-in capital................................   77,470    76,652
  Retained earnings.........................................  207,964   201,981
  Foreign currency translation adjustments..................  (18,843)   (2,927)
  Unearned compensation.....................................     (489)     (942)
                                                             --------  --------
    Total stockholders' equity..............................  266,419   275,080
                                                             --------  --------
      Total liabilities and stockholders' equity............ $877,153  $503,802
                                                             ========  ========

                 See Notes to Consolidated Financial Statements

                            BREED TECHNOLOGIES, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                               FISCAL YEAR ENDED JUNE 30,
                                           -------------------------------------
                                              1997         1996         1995
                                           -----------  -----------  -----------
                                           IN THOUSANDS, EXCEPT PER SHARE DATA
Net sales................................. $   794,880  $   431,689  $   400,972
  Cost of sales...........................     631,283      277,044      244,551
                                           -----------  -----------  -----------
    Gross profit..........................     163,597      154,645      156,421
Operating expenses:
  Selling, general and administrative.....      70,583       38,243       33,098
  Engineering, research and development...      36,121       23,588       18,506
  Amortization of intangibles.............       6,310        2,001          286
                                           -----------  -----------  -----------
    Total operating expenses..............     113,014       63,832       51,890
                                           -----------  -----------  -----------
Operating income..........................      50,583       90,813      104,531
Interest income (expense), net............     (24,460)      (1,137)         704
Other income (expense), net...............       3,524        8,662        4,898
                                           -----------  -----------  -----------
Earnings before income taxes..............      29,647       98,338      110,133
Income taxes..............................      14,800       35,300       37,800
                                           -----------  -----------  -----------
Net earnings.............................. $    14,847  $    63,038  $    72,333
                                           ===========  ===========  ===========
Earnings per share (Note 14):
  Basic................................... $      0.47  $      2.00  $      2.30
                                           ===========  ===========  ===========
  Diluted ................................ $      0.47  $      1.99  $      2.29
                                           ===========  ===========  ===========
Shares used for computation:
  Basic...................................      31,648       31,550       31,434
                                           ===========  ===========  ===========
  Diluted.................................      31,867       31,644       31,624
                                           ===========  ===========  ===========


                 See Notes to Consolidated Financial Statements

                            BREED TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  FISCAL YEAR ENDED JUNE 30,
                                                  ----------------------------
                                                    1997       1996     1995
                                                  ---------  --------  -------
                                                         IN THOUSANDS
Cash flows from operating activities:
 Net earnings.................................... $  14,847  $ 63,038  $72,333
 Adjustments:
  Depreciation of plant and equipment............    42,224    18,090   13,609
  Amortization of intangible assets..............     6,310     2,001      286
  Deferred income taxes..........................     1,157     1,665   (1,550)
  (Gain) loss from sale of assets................       634    (1,517)  (1,349)
  Compensation related to stock plan.............        89       230      296
  Changes in operating assets and liabilities,
   net of effects from acquisitions:
   Accounts receivable...........................   (16,284)  (30,667)  (5,473)
   Inventories...................................     2,234    (1,548)  (6,526)
   Prepaid expenses..............................      (720)     (717)    (334)
   Accounts payable..............................    37,047       843    1,915
   Accrued expenses..............................    (7,597)   (9,215)  (3,173)
   Other assets and liabilities..................     9,418    (1,000)    (891)
                                                  ---------  --------  -------
    Net cash provided by operating activities....    89,359    41,203   69,143
                                                  ---------  --------  -------
Cash flows from investing activities:
 Purchases of property, plant and equipment......   (75,851)  (45,370) (69,268)
 Sale (purchases) of short-term investments,
  net............................................       --     10,601   12,386
 Cost of acquisition, net of cash acquired.......  (291,922)  (48,507)  (6,941)
 Deposit on Gallino acquisition..................       --    (10,299)     --
 Investment in and advances to affiliates........      (874)      --    (6,376)
 Proceeds from sale of assets....................     1,382     2,742    1,349
                                                  ---------  --------  -------
    Net cash used in investing activities........  (367,265)  (90,833) (68,850)
                                                  ---------  --------  -------
Cash flows from financing activities:
 Proceeds from short-term borrowings.............   577,688    86,957    5,486
 Repayments of long-term debt and other
  borrowings.....................................  (412,830)   (6,356)  (9,333)
 Proceeds from long-term debt....................    45,441    45,000      --
 Cash dividends paid.............................    (8,861)   (6,938)  (4,715)
 Common stock issued--options and stock plans....     1,182     2,050    1,741
                                                  ---------  --------  -------
    Net cash provided by (used in) financing
     activities..................................   202,620   120,713   (6,821)
                                                  ---------  --------  -------
Effect of exchange rate on cash..................    (1,837)   (1,608)    (587)
Net increase (decrease) in cash and cash
 equivalents.....................................   (77,123)   69,475   (7,115)
Cash and cash equivalents at beginning of year...    95,830    26,355   33,470
                                                  ---------  --------  -------
Cash and cash equivalents at end of year......... $  18,707  $ 95,830  $26,355
                                                  =========  ========  =======
Supplemental disclosures of cash flow
 information:
  Cash paid during the year for:
  Interest....................................... $  20,776  $  2,347  $ 1,794
  Income taxes...................................    12,914    32,230   39,520
  Cost of acquisitions:
   Working capital (deficiency), net of cash
    acquired.....................................   (23,534)      125    6,824
   Property, plant and equipment.................  (144,995)  (18,021)  (4,483)
   Patents.......................................   (16,000)      --    (5,272)
   Costs in excess of net assets of businesses
    acquired.....................................  (158,073)  (35,718)  (3,634)
   Other assets..................................    (2,231)   (3,066)    (451)
   Long-term debt and other long-term
    liabilities..................................    52,911     8,173       75
                                                  ---------  --------  -------
    Net cost of acquisitions..................... $(291,922) $(48,507) $(6,941)
                                                  =========  ========  =======

                 See Notes to Consolidated Financial Statements

                            BREED TECHNOLOGIES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                   FOREIGN
                           COMMON STOCK     ADDITIONAL            CURRENCY
                         ------------------  PAID-IN   RETAINED  TRANSLATION   UNEARNED
                           SHARES    AMOUNT  CAPITAL   EARNINGS  ADJUSTMENTS COMPENSATION
                         ----------  ------ ---------- --------  ----------- ------------
                                   IN THOUSANDS, EXCEPT FOR DATA
BALANCE AT JUNE 30,
 1994................... 31,342,033   $313   $71,395   $ 80,477   $   (937)    $   --
  Shares issued under
   Stock Option Plans...     52,024      1       686        --         --          --
  Shares sold under
   Employee Stock
   Purchase Plan........     51,843    --      1,054        --         --          --
  Shares terminated
   under Stock Incentive
   Plan, net of granted
   shares...............     69,490      1     1,927        --         --       (1,927)
  Compensation expense..        --     --        --         --         --          296
  Net earnings..........        --     --        --      72,333        --          --
  Translation
   adjustments..........        --     --        --         --        (606)        --
  Cash dividends -- $.20
   per share............        --     --        --      (6,292)       --          --
                         ----------   ----   -------   --------   --------     -------
BALANCE AT JUNE 30,
 1995................... 31,515,390    315    75,062    146,518     (1,543)     (1,631)
  Shares issued under
   Stock Option Plans...     67,561      1       786        --         --          --
  Shares sold under
   Employee Stock
   Purchase Plan........     60,906    --      1,038        --         --          --
  Shares terminated
   under Stock Incentive
   Plan, net of granted
   shares...............    (17,200)   --       (459)       --         --          459
  Compensation expense..        --     --        --         --         --          230
  Tax benefit from
   exercise of stock
   options..............        --     --        225        --         --          --
  Net earnings..........        --     --        --      63,038        --          --
  Translation
   adjustments..........        --     --        --         --      (1,384)        --
  Cash dividends -- $.24
   per share............        --     --        --      (7,575)       --          --
                         ----------   ----   -------   --------   --------     -------
BALANCE AT JUNE 30,
 1996................... 31,626,657    316    76,652    201,981     (2,927)       (942)
  Shares issued under
   Stock Option Plans...     38,695      1       537        --         --          --
  Shares sold under
   Employee Stock
   Purchase Plan........     27,082    --        529        --         --          --
  Compensation expense..        --     --        --         --         --           89
  Shares terminated
   under Stock Incentive
   Plan, net of granted
   shares...............    (12,992)   --       (364)       --         --          364
  Tax benefit from
   exercise of stock
   options..............        --     --        116        --         --          --
  Net earnings..........        --     --        --      14,847        --          --
  Translation
   adjustments..........        --     --        --         --     (15,916)        --
  Cash dividends -- $.28
   per share............        --     --        --      (8,864)       --          --
                         ----------   ----   -------   --------   --------     -------
BALANCE AT JUNE 30,
 1997................... 31,679,442   $317   $77,470   $207,964   $(18,843)    $  (489)

Preferred stock:
            Authorized 5,000,000 shares, par value $.001 per share. To date, none of these shares has been issued.

Common stock:
            Authorized 50,000,000 shares, par value $.01 per share.

                 See Notes to Consolidated Financial Statements

                           BREED TECHNOLOGIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of BREED Technologies, Inc. (the Company) and its wholly- and majority-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

  Inventories are stated at the lower of cost or market. Cost is determined primarily using the first-in, first-out method for inventories in North America and primarily using the average cost method for inventories in Europe.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method applied to individual items based on estimated useful lives of the assets which range from 5 to 40 years for buildings and improvements, and 3 to 10 years for machinery, computer and office equipment. Replacements and betterments that extend the lives of assets are capitalized, while maintenance and repairs are expensed as incurred.

INTANGIBLE ASSETS

  Cost in excess of net assets of businesses acquired (goodwill) is being amortized on a straight-line basis over a period of 3 to 40 years and is stated net of accumulated amortization of $6,247,000 and $895,000 at June 30, 1997 and 1996, respectively. Goodwill is reevaluated when business events and circumstances indicate that the carrying amount may not be recoverable. Reevaluation is based on projections of undiscounted future cash flows.

  Patents are stated at cost less accumulated amortization of $1,271,000 and $527,000 at June 30, 1997 and 1996, respectively. These items, which were acquired in connection with the VTI Hamlin OY (VTI) and USS acquisitions, as discussed in Note 3, are capitalized and amortized on a straight-line basis over the average remaining life of the related patents.

TRANSLATION OF FOREIGN CURRENCIES AND FOREIGN EXCHANGE CONTRACTS

  All assets and liabilities in the balance sheets of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at year-end exchange rates except stockholders' equity which is translated at historical rates. Translation gains and losses are accumulated as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in determining net earnings.

  The Company uses foreign exchange contracts to hedge certain foreign denominated payables and receivables and also to hedge firm sales and purchase commitments. Realized and unrealized gains and losses are deferred and recognized as the related transactions are settled. The Company does not enter into foreign exchange contracts for trading purposes. At June 30, 1997, the Company had outstanding Canadian contracts to buy US$43 million, maturing through January 1999 and to sell US$9 million, maturing through August 1997. At June 30, 1996, the Company had outstanding contracts to sell 10.5 million German marks, maturing through June 1997.

                           BREED TECHNOLOGIES, INC.

EARNINGS PER SHARE

  In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate restated to conform to the Statement 128 requirements. See Note 14.

RECLASSIFICATIONS

  Certain amounts in the prior years' Consolidated Financial Statements have been reclassified to conform to the current year's presentation.

2. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

  Financial instruments consist primarily of cash equivalents, short-term investments, accounts receivable, accounts payable and bank debt. At June 30, 1997, the fair value of these financial instruments approximates the carrying amount because of the short-term maturity of these items.

  The Company has entered into various agreements with three major customers to secure certain long-term sales contracts, however these do not commit the customers to purchase specific quantities of products from the Company. The agreement with Ford expires at the end of the 1999 model year. The Company is in the process of negotiating its long-term contract through the model year 2000 with Delco-GM. In addition, a long-term sales agreement with Fiat expires on December 31, 1999. Sales by the Company to Fiat in 1997 and 1996, accounted for 32% and 14%, respectively, of the Company's net sales for such years. Sales by the Company to Ford in fiscal 1997, 1996 and 1995, accounted for 25%, 33% and 37%, respectively, of the Company's net sales for such years. Sales by the Company to Delco-GM in fiscal 1997, 1996 and 1995, accounted for 13%, 26% and 40%, respectively, of the Company's net sales for such years.

  Concentrations of credit risk with respect to trade accounts receivable are limited due to the strong financial condition of the Company's customer base. However, as of June 30, 1997, the Company's receivables from Fiat, Ford, and Delco-GM amounted to 38%, 12% and 8% respectively, of total trade accounts receivable.

3. ACQUISITIONS

  During the three years ended June 30, 1997, the Company made the acquisitions set forth below. The Hamlin merger was accounted for as a pooling of interests. All of the other acquisitions were accounted for by the purchase method of accounting; accordingly, the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition, and the consolidated financial statements include the operating results of each business from the date of acquisition.

FISCAL 1995

 Hamlin

  On August 31, 1994, the Company completed a merger with Hamlin, Incorporated (Hamlin), a manufacturer of crash sensors and reed switch products, with operations in the United States, Mexico and Europe. The Company issued 838,324 shares of common stock for all of the outstanding common stock of Hamlin. There were no adjustments necessary to conform the companies' methods of accounting. There were no significant transactions between the companies prior to the merger.

                           BREED TECHNOLOGIES, INC.

 VTI

  In June 1995, the Company acquired VTI Hamlin OY (VTI), a Finnish company that designs and manufactures silicon capacitive micro machined acceleration, angular rate and differential and absolute pressure sensors, for $1.7 million in cash. Additionally, the Company issued stock warrants to certain of the former stockholders of VTI which enable the holders to purchase up to 100,000 shares of common stock between July 1, 1998 and June 30, 2000, at a purchase price of $25.75 per share ($2 above the market value of the Company's common stock at the date of acquisition). The purchase price exceeded the fair value of the net assets acquired by approximately $4.5 million. The resulting goodwill is being amortized on a straight-line basis over seven years. Concurrent with the purchase, the Company acquired, for $5.3 million in cash, technology rights to use awarded and pending patents and related intellectual property.

FISCAL 1996

 MOMO

  On April 15, 1996, the Company acquired all of the outstanding shares of MOMO S.p.A. and G. Holding, S.r.1. (collectively MOMO), an original equipment manufacturer and aftermarket supplier of luxury steering wheels and alloy wheels, for $45.2 million in cash. The purchase price exceeded the fair value of the net assets acquired by $31.1 million. The resulting goodwill is being amortized over 40 years.

 Italtest

  On April 22, 1996, the Company acquired all of the outstanding shares of Italtest S.r.l., an Italian manufacturer of printed circuit boards for the automotive, computer and telecommunications markets for $1.8 million in cash. The purchase price exceeded the fair value of the net assets acquired by $1.8 million. The resulting goodwill is being amortized over 10 years.

 Force Imaging Technologies, Inc.

  On May 31, 1996, the Company acquired all of the outstanding shares of Force Imaging Technologies, Inc., a manufacturer of thin-profile variable force sensors for multi-function automotive capabilities for $3 million in cash. The purchase price exceeded the fair value of the net assets acquired by $2.8 million. The resulting goodwill is being amortized over 5 years.

  The pro forma unaudited results of operations for the years ended June 30, 1996 and 1995, assuming the purchase of the acquisitions had been consummated as of July 1, 1994, are as follows:

                                                             1996       1995
                                                          ---------- ----------
                                                          IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA
   Net sales............................................. $  493,845 $  482,885
   Net earnings.......................................... $   59,768 $   65,377
   Net earnings per share................................ $     1.89 $     2.08

FISCAL 1997

 Gallino

  On July 1, 1996, the Company completed the acquisition of Gallino Plasturgia, S.r.l. and affiliates (Gallino) from IAO Industrie Riunite S.p.A. Gallino manufactures steering wheels, instrument panels, bumpers and other plastic trim components used in automotive original equipment and aftermarket applications. The aggregate purchase price was $126 million, comprised of cash of $74 million and liabilities assumed of $52 million. The

                           BREED TECHNOLOGIES, INC.

acquisition was financed through borrowings on the Company's revolving credit agreements. The purchase price exceeded the fair value of net assets acquired by approximately $40 million. The resulting goodwill is being amortized on a straight-line basis over 40 years.

 United Steering Systems (USS)

  On October 25, 1996, the Company completed the acquisition of certain assets and the assumption of certain liabilities of the "North American Steering Wheels Operation" of United Technologies and all of the shares of United Technologies Automotive Clifford Limited (collectively USS). USS produces steering wheels, airbag covers, horn pads and related molded products in the U.S., Mexico and England. The purchase price was $154 million, financed through borrowings under the Company's Revolving Credit Agreements. The purchase price exceeded the fair value of net assets acquired by approximately $75 million. The resulting goodwill is being amortized on the straight-line basis over 40 years.

 Custom Trim

  On February 25, 1997, the Company completed the acquisition of the stock of BTI Investments, Inc. ("BTI"), a holding company that owned the Custom Trim group of companies, for $70 million. Additionally, up to $5 million may be paid on September 1, 2002, contingent upon BTI attaining certain operating profit targets for each of the years subsequent to the acquisition date. The acquired operations produce leather-wrapped steering wheels and other automotive leather-wrapped products in Canada and Mexico. The funds used by the Company to acquire BTI were obtained from borrowings under the Company's Revolving Credit Agreements. The purchase price exceeded the fair market value of net assets acquired by $48 million. The allocation of the purchase price is subject to change pending completion of the Company's integration plans. The resulting goodwill is being amortized on a straight-line basis over 40 years.

  The pro forma unaudited results of operations for the years ended June 30, 1997 and 1996, assuming the purchase of the acquisitions had been consummated as of July 1, 1995, are as follows:

                                                            1997       1996
                                                          ---------------------
                                                          IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA
   Net sales............................................. $ 901,058 $ 1,056,588
   Net earnings.......................................... $  20,965 $    45,897
   Net earnings per share................................ $     .66 $      1.45

4. NET ASSETS HELD FOR SALE

  The Company acquired Gallino in July 1996 primarily for the steering wheel business. However, in order to acquire the steering wheel business it was necessary to also acquire Gallino's instrument panel, bumper and other plastic trim component business (non-steering wheel business). In 1997, the Company evaluated whether the non-steering wheel business of Gallino could be integrated into the core business of the Company.

  During the fourth quarter of fiscal 1997, the Company committed to a plan to dispose of Gallino's instrument panel, bumper and other plastic trim component business (non-steering wheel business). In July 1997, the Company signed a letter of intent to sell approximately 65% of the net assets of Gallino's non-steering wheel business.

  The Company is negotiating with other prospective buyers for the remaining portion of Gallino's non-steering wheel business. For financial reporting purposes, the assets and liabilities attributable to all of Gallino's

                           BREED TECHNOLOGIES, INC.

non-steering wheel business, which are recorded at amounts approximating their net realizable value, have been classified in the consolidated balance sheet as "Net assets held for sale" and consist of the following at June 30, 1997:

                                                                    IN THOUSANDS
   Current assets..................................................   $42,221
   Property, plant and equipment, net..............................    62,739
   Other noncurrent assets.........................................       977
                                                                      -------
     Total assets..................................................   105,937
                                                                      -------
   Current liabilities.............................................    31,661
   Other liabilities...............................................    21,656
                                                                      -------
     Total liabilities.............................................    53,317
                                                                      -------
   Net assets held for sale........................................   $52,620
                                                                      =======

5. INCOME TAXES

  The components of earnings before income taxes are as follows:

                                                         1997    1996     1995
                                                        ------- ------- --------
                                                              IN THOUSANDS
   Domestic............................................ $23,699 $98,285 $107,521
   Foreign.............................................   5,948      53    2,612
                                                        ------- ------- --------
                                                        $29,647 $98,338 $110,133
                                                        ======= ======= ========

  The components of income tax expense are as follows:

                                                        1997     1996    1995
                                                       -------  ------- -------
                                                            IN THOUSANDS
   Current
     Federal.......................................... $ 6,442  $30,818 $37,214
     Foreign..........................................   6,434    2,001     750
     State............................................     767      816   1,386
                                                       -------  ------- -------
       Total current..................................  13,643   33,635  39,350
   Deferred
     Federal..........................................   1,501    1,665  (1,550)
     Foreign..........................................    (344)     --      --
                                                       -------  ------- -------
       Total deferred.................................   1,157    1,665  (1,550)
   Income taxes....................................... $14,800  $35,300 $37,800
                                                       =======  ======= =======

  A provision for income taxes has not been made for the undistributed earnings of foreign subsidiaries of approximately $10 million at June 30, 1997, which have been or are intended to be permanently reinvested in expanded foreign business operations.

                           BREED TECHNOLOGIES, INC.

  The provision for income taxes differs from the expected federal tax provision as follows:

                                                       1997    1996     1995
                                                      ------- -------  -------
                                                           IN THOUSANDS
   Tax at U.S. statutory rate........................ $10,260 $34,418  $38,547
   State taxes, net of Federal tax benefit...........     498     530      900
   Change in valuation allowance.....................   1,816   2,161   (2,115)
   Amortization of goodwill, without tax benefit.....   1,300     --       --
   Foreign rate differential.........................     677     --       --
   Reduction of taxes provided in prior years........     --   (1,154)     --
   Other.............................................     249    (655)     468
                                                      ------- -------  -------
                                                      $14,800 $35,300  $37,800
                                                      ======= =======  =======

  The temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of June 30, 1997 and 1996, respectively, are presented below:

                                                                1997     1996
                                                               -------  ------
                                                                IN THOUSANDS
   Deferred tax assets
     Accrued expenses......................................... $ 5,132  $1,842
     Net operating losses.....................................   3,977     --
     Other....................................................     923     961
     Valuation allowance......................................  (3,977)    --
                                                               -------  ------
                                                                 6,055   2,803
                                                               -------  ------
   Deferred tax liabilities
     Depreciation and amortization............................  (7,845)   (892)
     Acquisition related asset basis differences..............     --   (2,544)
                                                               -------  ------
                                                                (7,845) (3,436)
                                                               -------  ------
                                                               $(1,790) $ (633)
                                                               =======  ======

  Management has determined, based on the Company's history of domestic taxable income and its expectation of the future, that domestic operating income of the Company will likely be sufficient to fully recognize the net deferred tax assets.

  At June 30, 1997, the Company had foreign net operating loss carryforwards
(NOLs) for tax purposes of $11.7 million of which $6.1 million expires in the year 2006 and $1.7 million expires in the year 2007. The remaining NOLs have no expiration date. For financial reporting purposes, a valuation allowance of $4.0 million has been recognized to reduce the deferred tax assets related to those NOLs.

6. NOTES PAYABLE AND LONG-TERM DEBT

  During fiscal 1997, the Company replaced its $200 million unsecured domestic credit agreement. The Company now maintains two multi-currency credit agreements totaling $450 million that expire on April 29, 1998 ($250 million) and April 30, 2002 ($200 million). The amount outstanding under the new agreements at June 30, 1997, was $358 million of which $200 million is due April 30, 2002. The interest rate under the agreements is at or below the prime rate or, at the Company's option, LIBOR plus a margin. The weighted average interest rate on the outstanding borrowings at June 30, 1997, was 6.7%. A commitment fee of between

                           BREED TECHNOLOGIES, INC.

 .125% and .3% per year is paid on the unused portion of the commitment dependent upon the Company's level of leverage as set forth in the agreements. Under the terms of the agreements, the Company must maintain acceptable ratios, such as leverage ratio, minimum net worth, and interest coverage ratio. At June 30, 1997, the Company was in compliance with all covenants.

  The Company's subsidiaries outside of the United States have short-term lines of credit aggregating approximately $100 million from various banks worldwide. Most of these arrangements are reviewed periodically for renewal. The amounts outstanding under these lines of credit with banks at June 30, 1997 and 1996 were $27.3 million and $34.1 million, respectively. Interest rates are generally based on the prevailing bank prime rate in the various countries in which the Company has operations. Additionally, the subsidiaries have outstanding mortgage and equipment financing loans amounting to $38.1 million.

7. OTHER FINANCIAL DATA

  The components of inventories consist of the following:

                                                                  1997    1996
                                                                 ------- -------
                                                                  IN THOUSANDS
   Finished goods............................................... $24,832 $19,439
   Work in process..............................................  23,385  14,417
   Raw materials................................................  27,130  19,034
                                                                 ------- -------
                                                                 $75,347 $52,890
                                                                 ======= =======

  Other income (expense), net consists of the following:

                                                         1997    1996   1995
                                                        ------  ------ ------
                                                            IN THOUSANDS
   Foreign exchange gain (loss), net................... $2,161  $2,385 $ (352)
   Gain (loss) on disposition of property, plant and
    equipment..........................................   (634)  1,517  1,349
   Royalty income......................................     93   3,976  3,483
   Government grant....................................  1,000     --     --
   Other, net..........................................    904     784    418
                                                        ------  ------ ------
                                                        $3,524  $8,662 $4,898
                                                        ======  ====== ======

8. EMPLOYEE BENEFIT PLANS

  The Company's Omnibus Stock Plan provides for the granting of 2,500,000 shares of common stock for awards of options under the Company's 1992 Stock Option Plan, the 1992 Employee Stock Purchase Plan, and the 1994 Stock Incentive Plan.

  Under the 1992 Stock Option Plan, options to purchase up to 1,500,000 shares of common stock may be granted to officers, employees and consultants to the Company. The Company may grant options that are either qualified (Incentive Stock Options) or nonqualified under the Internal Revenue Code of 1986, as amended. Options under the Plan will generally vest over a three-year period and the option term may not exceed ten years. Total options granted under this plan amounted to 48,313 in fiscal 1997 and 45,000 in fiscal 1996.

  The Company's 1992 Employee Stock Purchase Plan provides that eligible employees may contribute up to 10% of their base earnings toward the semiannual purchase of the Company's common stock, at a price equal to 85% of the lower of the market value of the common stock on the first and last day of the applicable period.

                           BREED TECHNOLOGIES, INC.

There are limitations on the number of shares that can be purchased in any period. Total shares issued under this plan were 27,082 in fiscal 1997 and 60,906 in fiscal 1996. Since the plan is noncompensatory, no charges to operations have been recorded.

  The 1994 Stock Incentive Plan permits the issuance of options of common stock in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, performance shares, restricted stock or unrestricted stock to selected employees of the Company. Options under the plan vest over a four-year period. Stock appreciation rights entitle recipients to receive an amount determined in whole or in part by appreciation in the fair market value of the stock between the date of the award and the date of exercise. Performance share awards entitle recipients to acquire shares of stock upon attainment of specified performance goals. Restricted stock awards entitle recipients to acquire shares of stock, subject to the right of the Company to repurchase under certain circumstances all or part of the shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient. Restricted shares vest over a five-year period. Unearned compensation, representing the fair market value of the shares at the date of issuance, is charged to earnings over the vesting period. Total options granted under this plan amounted to 63,744 in fiscal 1997 and 648,873 in fiscal 1996. No stock appreciation rights or performance shares were granted in fiscal 1997 or fiscal 1996.

  In addition to the above plans, the Company's 1992 Director Stock Option Plan provides for the grant of nonqualified stock options to the Company's nonemployee directors. The total number of shares to be issued under this plan may not exceed 50,000 shares. Options granted under the 1992 Director Stock Option Plan have an exercise price equal to the fair market value of the common stock on the date of the grant and a term equal to ten years. Total options granted under this plan amounted to 5,310 in fiscal 1997 and 14,600 in fiscal 1996.

  Following is a summary of the option and warrant transactions for the fiscal years 1997 and 1996:

                                                       SHARES         PRICE
                                                      ---------  ---------------
   Balance at June 30, 1995..........................   622,028  $ 3.14 - 32 1/4
     Granted.........................................   708,473  16 3/4 - 20 3/8
     Exercised.......................................   (67,561)   3.14 - 24
     Canceled........................................  (113,704)     12 - 28 3/8
   Balance at June 30, 1996.......................... 1,149,236      12 - 32 1/4
     Granted.........................................   117,367  21 3/8 - 28 1/4
     Exercised.......................................   (38,695) 19 3/4 - 28
     Canceled........................................  (127,547) 16 3/4 - 28 5/8
   Balance at June 30, 1997.......................... 1,100,361      12 - 32 1/4
   Exercisable at June 30, 1997......................   318,996      12 - 32 1/4
   Shares reserved for future issuance............... 2,175,262

  The Company maintains a 401(k) retirement plan which covers substantially all full-time U.S. employees. Under the plan, the Company will match employee contributions at rates which are determined annually by management. Employer contributions for the years ended June 30, 1997, 1996 and 1995 amounted to $762,000, $911,000 and $669,000, respectively.

  The Company adopted Statement of Financial Accounting Standard No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," in fiscal 1997, but elected to continue to measure compensation cost using the intrinsic value method, in accordance with APB Opinion No 25 ("APB 25"), "Accounting for Stock Issued to Employees." Accordingly, no compensation cost for stock options has been recognized. If compensation cost had been determined based on the estimated fair value of options granted in fiscal 1997 and fiscal 1996,

                           BREED TECHNOLOGIES, INC.

consistent with the methodology in SFAS 123, the pro forma effects on the Company's net earnings and income per share would not have been material.

9. INFORMATION RELATED TO CUSTOMERS AND OPERATIONS IN DIFFERENT GEOGRAPHIC
   AREAS

  The Company operates in one principal industry segment: the design, manufacture and sale of automotive occupant safety systems--which represents more than 90% of consolidated net sales. The following financial information relates to operations in different geographic areas. Net sales to unaffiliated customers are based on the location of the Company's operating entity. Transfers between geographic areas are recorded at amounts above cost and in accordance with the rules and regulations of the respective governing tax authorities. Identifiable assets of geographic areas are those assets used in the Company's operations in each area. Corporate assets include cash and cash equivalents, intangibles, long-term investments and deferred income taxes.

                                                      1997      1996     1995
                                                    --------  -------- --------
                                                           IN THOUSANDS
   Net sales to unaffiliated customers:
     North America................................. $379,270  $324,565 $345,640
     Europe........................................  415,610   107,124   55,332
                                                    --------  -------- --------
       Total net sales............................. $794,880  $431,689 $400,972
                                                    ========  ======== ========
   Transfers between geographic areas
    (eliminated in consolidation):
     North America................................. $ 42,809  $ 51,057 $ 27,018
     Europe........................................   35,043    21,832   22,689
                                                    --------  -------- --------
       Total transfers............................. $ 77,852  $ 72,889 $ 49,707
                                                    ========  ======== ========
   Earnings before income taxes:
   Operating income:
     North America................................. $ 46,597  $ 88,371 $100,514
     Europe........................................    3,986     2,442    4,017
   Interest and other income (expense), net........  (20,936)    7,525    5,602
                                                    --------  -------- --------
       Earnings before income taxes................ $ 29,647  $ 98,338 $110,133
                                                    ========  ======== ========
   Identifiable assets:
     North America................................. $447,076  $196,776 $185,574
     Europe........................................  410,577   219,340   38,410
     Corporate assets..............................   19,500    87,686   54,714
                                                    --------  -------- --------
       Total assets................................ $877,153  $503,802 $278,698
                                                    ========  ======== ========

  The Company also had foreign export sales from the United States amounting to $34,559,000, $27,354,000 and $24,515,000 for the years ended June 30, 1997,
1996 and 1995, respectively.

  The Company operates its Mexican manufacturing facilities under the "Maquiladora" program. Pursuant to this program, materials and components owned by the Company are transferred to the Mexican subsidiaries where they are used to produce finished goods. The finished goods are returned to the United States and the Company reimburses the Mexican subsidiaries for their manufacturing costs without any intended significant profit or loss of consequence. Accordingly, the Mexican sales, transfers, and income amounts are excluded from the above geographic area information.

                           BREED TECHNOLOGIES, INC.

10. COMMITMENTS AND CONTINGENCIES

  The Company is the subject of various lawsuits, claims and environmental contingencies. In the opinion of management, the expected liability resulting from these matters is adequately covered by amounts accrued, and will not have a material adverse effect on the Company's consolidated financial position or future results of operations.

11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  The following tables set forth selected quarterly financial information.

                              FIRST          SECOND           THIRD          FOURTH           TOTAL
                             QUARTER         QUARTER         QUARTER         QUARTER          YEAR
                         --------------- --------------- --------------- --------------- ---------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 1997
Net sales............... $       158,671 $       182,567 $       209,409 $       244,233 $       794,880
Gross profit............          41,648          36,690          37,955          47,304         163,597
Operating income........          18,210           9,330           7,128          15,915          50,583
Net earnings............           7,846           3,150           1,501           2,350          14,847
Earnings per share......             .25             .10             .05             .07             .47
Cash dividends per
 share..................             .07             .07             .07             .07             .28
Market price range...... 18 1/2 - 27 7/8 22 5/8 - 28 1/2 19 1/4 - 27 1/4     17 3/8 - 23 17 3/8 - 28 1/2
FISCAL 1996
Net sales............... $        92,601 $       105,655 $       103,927 $       129,506 $       431,689
Gross profit............          34,864          42,844          35,841          41,096         154,645
Operating income........          19,446          26,854          19,671          24,842          90,813
Net earnings............          12,601          17,842          14,892          17,703          63,038
Earnings per share......             .40             .57             .47             .56            2.00
Cash dividends per
 share..................             .05             .05             .07             .07             .24
Market price range...... 19 1/8 - 24 1/4     17 - 20 1/4 16 3/8 - 19 5/8 18 3/4 - 24 1/4 16 3/8 - 24 1/4
FISCAL 1995
Net sales............... $        87,359 $        99,001 $       109,876 $       104,736 $       400,972
Gross profit............          28,999          39,016          44,846          43,560         156,421
Operating income........          17,538          26,488          31,759          28,746         104,531
Net earnings............          11,231          18,191          21,984          20,927          72,333
Earnings per share......             .36             .58             .70             .66            2.30
Cash dividends per
 share..................             .05             .05             .05             .05             .20
Market price range...... 25 1/4 - 33 3/4 25 1/2 - 36 3/8     20 1/4 - 29 18 3/8 - 24 1/4 18 3/8 - 36 3/8

  The Company recognized a charge during the fourth quarter of fiscal 1997 which decreased net income by $2.2 million. This charge increased income tax expense to reflect an increase in the effective tax rate for the year due to loss carryforwards in foreign countries that could not be utilized as management had originally anticipated. This adjustment reduced fiscal 1997 fourth quarter net income per share by $.07.

12. SUBSEQUENT EVENT

  On August 27, 1997, the Company entered into an Asset Purchase Agreement with AlliedSignal Inc. ("Allied") to acquire substantially all of the assets and certain liabilities of Allied's worldwide automotive occupant restraint products and systems (the "Division"). The purchase price is $710 million in cash and is subject to post-closing adjustments based on the net asset value of the Division as of the closing date.

                           BREED TECHNOLOGIES, INC.

NOTE 13. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES

  The Company conducts a significant portion of its business through subsidiaries. The Senior Subordinated Notes due 2008 (the "Notes") of the Company are guaranteed, jointly and severally on a senior subordinated basis, by the domestic subsidiaries (the "Subsidiary Guarantors") of the Company other than BTI Capital Trust. The Company's foreign subsidiaries do not guarantee the Notes (the "Non-Guarantor Subsidiaries"). The Notes will be effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the Non-Guarantor Subsidiaries.

  Presented below are condensed consolidating balance sheets as of June 30, 1997 and 1996, condensed consolidating statements of earnings for the years ended June 30, 1997, 1996 and 1995 and condensed consolidating cash flows for the year ended June 30, 1997, 1996, 1995, for the Subsidiary Guarantors, the Non-Guarantor Subsidiaries and the Company consolidated. Separate financial statements for the Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                             SUBSIDIARY NON-GUARANTOR
                             GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                             ---------- ------------- ------------ ------------
                                               (IN MILLIONS)
ASSETS
Cash and cash equivalents...   $ (1.3)     $ 20.0       $   --        $ 18.7
Accounts receivable, net....     85.2       130.9          (8.1)       208.0
Inventories.................     30.4        45.2          (0.3)        75.3
Other current assets........    177.7        18.7        (182.9)        13.5
                               ------      ------       -------       ------
    Total current assets....    292.0       214.8        (191.3)       315.5
Property, plant and
 equipment, net.............    158.7       109.6           8.2        276.5
Intangibles, net............     97.5       123.5           --         221.0
Assets held for sale........      --         52.6           --          52.6
Other assets................    290.3         2.1        (280.8)        11.6
                               ------      ------       -------       ------
    Total assets............   $838.5      $502.6       $(463.9)      $877.2
                               ======      ======       =======       ======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-
   term debt................   $158.0      $ 33.7       $   --        $191.7
  Accounts payable..........     23.2        98.5          (0.2)       121.5
  Accrued expenses..........      6.0       134.5         (91.0)        49.5
                               ------      ------       -------       ------
    Total current
     liabilities............    187.2       266.7         (91.2)       362.7
Long-term debt..............    200.0        31.7           --         231.7
Other long-term
 liabilities................      3.4        12.9           --          16.3
                               ------      ------       -------       ------
    Total liabilities.......    390.6       311.3         (91.2)       610.7
Stockholders' equity........    447.9       191.3        (372.7)       266.5
                               ------      ------       -------       ------
    Total liabilities and
     stockholders' equity...   $838.5      $502.6       $(463.9)      $877.2
                               ======      ======       =======       ======

                            BREED TECHNOLOGIES, INC.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                                 JUNE 30, 1996

                             SUBSIDIARY NON-GUARANTOR
                             GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                             ---------- ------------- ------------ ------------
                                               (IN MILLIONS)
ASSETS
Cash and cash equivalents...   $ 53.6      $ 42.2       $   --       $  95.8
Accounts receivable, net....     44.1        66.6           --         110.7
Inventories.................     23.0        29.9           --          52.9
Other current assets........     82.3         3.1         (78.2)         7.2
                               ------      ------       -------      -------
    Total current assets....    203.0       141.8         (78.2)       266.6
Property, plant and equip-
 ment, net..................    121.6        50.0           --         171.6
Intangibles, net............      2.7        42.4           --          45.1
Other assets................    146.8         1.8        (128.1)        20.5
                               ------      ------       -------      -------
    Total assets............   $474.1      $236.0       $(206.3)     $ 503.8
                               ======      ======       =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-
   term debt................   $ 85.0      $ 35.7       $   --       $ 120.7
  Accounts payable..........     12.3        21.6           --          33.9
  Accrued expenses..........     23.9        76.2         (78.2)        21.9
                               ------      ------       -------      -------
    Total current liabili-
     ties...................    121.2       133.5         (78.2)       176.5
Long-term debt..............     40.5         1.6           --          42.1
Other long-term liabili-
 ties.......................      1.7         8.4           --          10.1
                               ------      ------       -------      -------
    Total liabilities.......    163.4       143.5         (78.2)       228.7
Stockholders' equity........    310.7        92.5        (128.1)       275.1
                               ------      ------       -------      -------
    Total liabilities and
     stockholders' equity...   $474.1      $236.0       $(206.3)     $ 503.8
                               ======      ======       =======      =======


                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                            YEAR ENDED JUNE 30, 1997

                             SUBSIDIARY NON-GUARANTOR
                             GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                             ---------- ------------- ------------ ------------
                                               (IN MILLIONS)
Net sales..................    $386.2      $453.9        $(45.2)      $794.9
Cost of goods sold.........     280.6       395.7         (45.0)       631.3
                               ------      ------        ------       ------
    Gross profit...........     105.6        58.2          (0.2)       163.6
Selling, general and admin-
 istrative expenses........      32.6        37.9           0.1         70.6
Engineering, research, and
 development...............      30.8         5.3           --          36.1
Amortization of intangi-
 bles......................       1.5         4.9          (0.1)         6.3
                               ------      ------        ------       ------
    Operating income.......      40.7        10.1          (0.2)        50.6
Interest income (expense),
 net.......................     (17.5)       (7.0)          --         (24.5)
Other income, net..........       1.1         2.0           0.4          3.5
                               ------      ------        ------       ------
    Earnings before income
     taxes.................      24.3         5.1           0.2         29.6
Income tax ................       8.7         6.1           --          14.8
                               ------      ------        ------       ------
    Net earnings (loss)....    $ 15.6      $ (1.0)       $  0.2       $ 14.8
                               ======      ======        ======       ======

                            BREED TECHNOLOGIES, INC.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                            YEAR ENDED JUNE 30, 1996

                             SUBSIDIARY NON-GUARANTOR
                             GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                             ---------- ------------- ------------ ------------
                                               (IN MILLIONS)
Net sales..................    $363.7      $107.1        $(39.1)      $431.7
Cost of goods sold.........     222.4        94.2         (39.5)       277.1
                               ------      ------        ------       ------
    Gross profit...........     141.3        12.9           0.4        154.6
Selling, general and admin-
 istrative expenses........      31.1         7.1           --          38.2
Engineering, research, and
 development...............      21.0         2.6           --          23.6
Amortization of intangi-
 bles......................       0.6         1.4           --           2.0
                               ------      ------        ------       ------
    Operating income.......      88.6         1.8           0.4         90.8
Interest income (expense),
 net.......................       0.9        (2.3)          0.3         (1.1)
Other income (expense),
 net.......................       8.1         0.8          (0.3)         8.6
                               ------      ------        ------       ------
    Earnings before income
     taxes.................      97.6         0.3           0.4         98.3
Income tax ................      33.1         2.2           --          35.3
                               ------      ------        ------       ------
    Net earnings (loss)....    $ 64.5      $ (1.9)       $  0.4       $ 63.0
                               ======      ======        ======       ======

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                            YEAR ENDED JUNE 30, 1995

                            SUBSIDIARY NON-GUARANTOR
                            GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                            ---------- ------------- ------------ ------------
                                              (IN MILLIONS)
Net sales..................   $372.9       $61.3        $(33.2)      $401.0
Cost of goods sold.........    224.4        53.1         (32.9)       244.6
                              ------       -----        ------       ------
    Gross profit...........    148.5         8.2          (0.3)       156.4
Selling, general and
 administrative expenses...     28.8         4.3           --          33.1
Engineering, research, and
 development...............     18.5         --            --          18.5
Amortization of
 intangibles...............      0.3         --            --           0.3
                              ------       -----        ------       ------
    Operating income.......    100.9         3.9          (0.3)       104.5
Interest income (expense),
 net.......................      1.0        (0.3)          --           0.7
Other income (expense),
 net.......................      5.8        (0.9)          --           4.9
                              ------       -----        ------       ------
    Earnings before income
     taxes.................    107.7         2.7          (0.3)       110.1
Income tax.................     37.0         0.8           --          37.8
                              ------       -----        ------       ------
    Net earnings (loss)....   $ 70.7       $ 1.9        $ (0.3)      $ 72.3
                              ======       =====        ======       ======

                            BREED TECHNOLOGIES, INC.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                            YEAR ENDED JUNE 30, 1997

                            SUBSIDIARY NON-GUARANTOR
                            GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                            ---------- ------------- ------------ ------------
                                              (IN MILLIONS)
Cash flows from operating
 activities:
  Net earnings/(loss)......   $ 15.6      $ (1.01)      $ 0.3        $ 14.9
Adjustments to reconcile
 net cash use in operating
 activities:
  Depreciation and
   amortization............     28.4         20.1                      48.5
  Other adjustments........      1.9                                    1.9
  Changes in operating
   assets and liabilities..   (120.3)       144.7        (0.3)         24.1
                              ------      -------       -----        ------
  Net cash (used in)
   provided by operating
   activities..............    (74.4)       163.8         --           89.4
                              ------      -------       -----        ------
Cash flows from investing
 activities:
  Capital expenditures.....    (40.6)       (35.3)                    (75.9)
  Cost of acquisitions, net
   of cash acquired........   (151.2)      (140.7)                   (291.9)
  Investment in and
   advances to affiliates..     (0.9)         --                       (0.9)
  Proceeds from sale of
   assets and equipment....      0.8          0.6         --            1.4
                              ------      -------       -----        ------
  Net cash (used in)
   investing activities....   (191.9)      (175.4)                   (367.3)
                              ------      -------       -----        ------
Cash flows from financing
 activities:
  Net change in debt.......    219.1         (8.8)                    210.3
  Net change in equity.....     (7.7)         --                       (7.7)
                              ------      -------       -----        ------
    Net cash provided by
     (used in) financing
     activities............    211.4         (8.8)                    202.6
                              ------      -------       -----        ------
Effects of exchange rate
 changes on cash...........                  (1.8)                     (1.8)
Decrease in cash and cash
 equivalents...............    (54.9)       (22.2)                    (77.1)
Cash and cash equivalents
 at beginning of year......     53.6         42.2         --           95.8
                              ------      -------       -----        ------
Cash and cash equivalents
 at end of year............   $ (1.3)     $  20.0                    $ 18.7
                              ======      =======       =====        ======

                            BREED TECHNOLOGIES, INC.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                            YEAR ENDED JUNE 30, 1996

                            SUBSIDIARY NON-GUARANTOR
                            GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                            ---------- ------------- ------------ ------------
                                              (IN MILLIONS)
Cash flows from operating
 activities:
  Net earnings/(loss)......  $  64.5      $ (1.9)       $ 0.4        $ 63.0
Adjustments to reconcile
 net cash use in operating
 activities:
  Depreciation and
   amortization............     18.8         1.3                       20.1
  Other adjustments........      0.4                                    0.4
  Changes in operating
   assets and liabilities..   (125.3)       83.4         (0.4)        (42.3)
                             -------      ------        -----        ------
  Net cash (used in)
   provided by operating
   activities..............    (41.6)       82.8          --           41.2
                             -------      ------        -----        ------
Cash flows from investing
 activities:
  Capital expenditures.....    (32.3)      (13.1)                     (45.4)
  Sale of short-term
   investments.............     10.6         --                        10.6
  Cost of acquisitions, net
   of cash acquired........     (3.0)      (45.5)                     (48.5)
  Deposit on Gallino
   acquisition.............    (10.3)        --                       (10.3)
  Proceeds from sale of
   assets and equipment....      2.7         --           --            2.7
                             -------      ------        -----        ------
  Net cash used in
   investing activities....    (32.3)      (58.6)                     (90.9)
                             -------      ------        -----        ------
Cash flows from financing
 activities:
  Net change in debt.......    108.3        17.3                      125.6
  Net change in equity.....     (4.9)        --                        (4.9)
                             -------      ------        -----        ------
    Net cash provided by
     (used in) financing
     activities............    103.4        17.3                      120.7
                             -------      ------        -----        ------
Effects of exchange rate
 changes on cash...........      --         (1.6)                      (1.6)
Increase in cash and cash
 equivalents...............     29.5        39.9                       69.4
Cash and cash equivalents
 at beginning of year......     24.1         2.3          --           26.4
                             -------      ------        -----        ------
Cash and cash equivalents
 at end of year............  $  53.6      $ 42.2                     $ 95.8
                             =======      ======        =====        ======

                            BREED TECHNOLOGIES, INC.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                            YEAR ENDED JUNE 30, 1995

                             SUBSIDIARY NON-GUARANTOR
                             GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                             ---------- ------------- ------------ ------------
                                               (IN MILLIONS)
Cash flows from operating
 activities:
  Net earnings/(loss)......    $70.7        $ 1.9        $(0.3)       $72.3
Adjustments to reconcile
 net cash use in operating
 activities:
  Depreciation and
   amortization............     12.8          1.1                      13.9
  Other adjustments........     (2.6)                                  (2.6)
  Changes in operating
   assets and liabilities..    (25.2)        10.4          0.3        (14.5)
                               -----        -----        -----        -----
  Net cash (used in)
   provided by operating
   activities..............     55.7         13.4          --          69.1
                               -----        -----        -----        -----
Cash flows from investing
 activities:
  Capital expenditures.....    (66.5)        (2.8)                    (69.3)
  Sale of short-term
   investments.............     12.4          --                       12.4
  Cost of acquisitions, net
   of cash acquired........     (2.9)        (4.0)                     (6.9)
  Investment in and
   advances to affiliates..     (6.4)         --                       (6.4)
  Proceeds from sale of
   assets and equipment....      1.4          --           --           1.4
                               -----        -----        -----        -----
  Net cash used in
   investing activities....    (62.0)        (6.8)                    (68.8)
                               -----        -----        -----        -----
Cash flows from financing
 activities:
  Net change in debt.......      --         (3.8)                      (3.8)
  Net change in equity.....     (3.0)         --                       (3.0)
                               -----        -----        -----        -----
    Net cash provided by
     (used in) financing
     activities............     (3.0)        (3.8)                     (6.8)
                               -----        -----        -----        -----
Effects of exchange rate
 changes on cash...........      --          (0.6)                     (0.6)
Increase (decrease) in cash
 and cash equivalents......     (9.3)         2.2                      (7.1)
Cash and cash equivalents
 at beginning of year......     33.4          0.1          --          33.5
                               -----        -----        -----        -----
Cash and cash equivalents
 at end of year............    $24.1        $ 2.3                     $26.4
                               =====        =====        =====        =====

                           BREED TECHNOLOGIES, INC.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES

                           YEAR ENDED JUNE 30, 1995

14. EARNINGS PER SHARE

  The following table sets forth the computation of the numerator and denominator of the basic and diluted per share calculations (in thousands):

                                                          YEAR ENDED JUNE 30,
                                                        -----------------------
                                                         1997    1996    1995
                                                        ------- ------- -------
Numerator:
Net earnings........................................... $14,847 $63,038 $72,333
 Numerator for basic and dilutive earnings per share-
  income available to common stockholders.............. $14,847 $63,038 $72,333
                                                        ------- ------- -------
Denominator:
 Denominator for basic earnings per share-weighted-
  average shares.......................................  31,648  31,550  31,434
                                                        ------- ------- -------
Effect of dilutive securities:
 Employee stock options................................     219      94     190
                                                        ------- ------- -------
 Denominator for diluted earnings per share-adjusted
  weighted-average shares and assumed conversions......  31,867  31,644  31,624
                                                        ------- ------- -------

  For the years ended June 30, 1997, 1996 and 1995 options of 140,741, 354,761, and 169,749, respectively, are not included in the computation of diluted earnings per share because the exercise prices were greater than the average market price of the common shares and therefore, the effect would be antidilutive.

                            BREED TECHNOLOGIES, INC.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                       IN MILLIONS, EXCEPT PER SHARE DATA

                                                            MARCH 31,  JUNE 30,
                                                              1998       1997
                                                           ----------- --------
                                                           (UNAUDITED)
                          ASSETS
Current assets:
  Cash and cash equivalents...............................  $   24.1    $ 18.7
  Accounts receivable, principally trade..................     320.1     208.0
  Inventories:
    Raw materials.........................................      38.3      24.8
    Work in process.......................................      22.6      23.4
    Finished goods........................................      46.2      27.1
                                                            --------    ------
      Total inventories...................................     107.1      75.3
                                                            --------    ------
  Prepaid expenses and other current assets...............      82.0      13.5
                                                            --------    ------
      Total current assets................................     533.3     315.5
Property, plant and equipment, net........................     338.2     276.5
Intangibles, net..........................................     730.3     221.0
Net assets held for sale..................................      28.4      52.6
Other assets..............................................      41.6      11.6
                                                            --------    ------
      Total assets........................................  $1,671.8    $877.2
                                                            ========    ======
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current portion of long-term debt.....  $   72.2    $191.7
  Accounts payable........................................     270.8     121.5
  Accrued expenses........................................     215.0      49.5
                                                            --------    ------
      Total current liabilities...........................     558.0     362.7
                                                            --------    ------
Long-term debt............................................     810.9     231.7
Other long-term liabilities...............................      29.5      16.3
                                                            --------    ------
      Total liabilities...................................   1,398.4     610.7
                                                            --------    ------
Company obligated mandatorily redeemable convertible
 preferred securities.....................................     250.0       --
Stockholders' equity:
  Common stock, par value $0.01, authorized 50,000,000
   shares, issued and outstanding 36,656,241 and
   31,679,442 shares at March 31, 1998 and June 30, 1997,
   respectively...........................................       0.4       0.3
  Series A Preference Stock par value $0.001, authorized
   5,000,000 shares, issued and outstanding 1 share at
   March 31, 1998.........................................       --        --
  Additional paid-in capital..............................     193.8      77.5
  Warrants................................................       1.9       --
  Retained earnings.......................................    (141.7)    208.0
  Foreign currency translation adjustments................     (30.7)    (18.8)
  Unearned compensation...................................      (0.3)     (0.5)
                                                            --------    ------
    Total stockholders' equity............................      23.4     266.5
                                                            --------    ------
      Total liabilities and stockholders' equity..........  $1,671.8    $877.2
                                                            ========    ======

           See Notes to Consolidated Condensed Financial Statements.

                            BREED TECHNOLOGIES, INC.

          CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                     IN MILLIONS, EXCEPT EARNINGS PER SHARE

                                                               NINE MONTHS
                                                                  ENDED
                                                                MARCH 31,
                                                             -----------------
                                                               1998     1997
                                                             --------  -------
Net sales................................................... $  968.0  $ 550.6
Cost of sales (Note 3)......................................    837.4    433.9
                                                             --------  -------
Gross profit................................................    130.6    116.7
                                                             --------  -------
Operating expenses:
  Selling, general and administrative expenses..............     59.7     51.3
  Research, development and engineering expenses............     49.9     27.3
  Repositioning charges (Note 3)............................    244.0      --
  In-process research and development expenses (Note 3).....     77.5      --
  Amortization of intangibles...............................     13.0      4.3
                                                             --------  -------
    Total operating expenses................................    444.1     82.9
                                                             --------  -------
Operating income (loss).....................................   (313.5)    33.8
Interest expense............................................     63.7     17.8
Other income (expense), net.................................      2.8      4.6
                                                             --------  -------
Earnings (loss) before income taxes, distributions on
 Company obligation mandatorily redeemable convertible
 preferred securities and extraordinary item................   (374.4)    20.6
Income taxes (benefit) (Note 4).............................    (54.3)     8.1
Distributions on Company obligation mandatorily redeemable
 convertible preferred securities...........................      5.7      --
                                                             --------  -------
Earnings (loss) before extraordinary loss...................   (325.8)    12.5
Extraordinary loss, net of tax benefit of $0.4 million......     (0.7)     --
                                                             --------  -------
Net earnings (loss)......................................... $ (326.5) $  12.5
                                                             ========  =======
Basic earning (loss) per common share (Note 5):
  Earnings (loss) before extraordinary loss................. $  (9.90) $  0.39
  Extraordinary loss........................................    (0.02)     --
                                                             --------  -------
    Net earnings (loss)..................................... $  (9.92) $  0.39
                                                             ========  =======
Diluted earnings (loss) per common share:
  Earnings (loss) before extraordinary loss................. $  (9.90) $  0.39
  Extraordinary loss........................................    (0.02)     --
                                                             --------  -------
    Net earnings (loss)--assuming dilution.................. $  (9.92) $  0.39
                                                             ========  =======

           See Notes to Consolidated Condensed Financial Statements.

                            BREED TECHNOLOGIES, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                            NINE MONTHS ENDED
                                                                MARCH 31
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
                                                               IN MILLIONS
Cash Flows from Operating Activities:
 Net earnings (loss)....................................... $ (326.5) $   12.5
 Adjustments to reconcile net earnings to net cash provided
  by (used in) operating activities:
  Depreciation and amortization............................     44.6      34.1
  Non-cash items included in repositioning and other
   special charges.........................................    195.9       --
  Accrual for repositioning and other special charges......     76.5       --
  Changes in working capital items and other...............    (20.4)      1.2
                                                            --------  --------
    Net cash provided by (used in) operating activities....    (29.9)     47.8
                                                            --------  --------
Cash Flows from Investing Activities:
 Cost of acquisition, net of cash acquired.................   (710.0)   (267.0)
 Capital expenditures......................................    (50.1)    (61.4)
 Proceeds from sale of assets..............................      4.2       0.1
                                                            --------  --------
    Net cash used in investing activities..................   (755.9)   (328.3)
                                                            --------  --------
Cash Flows from Financing Activities:
 Proceeds from (repayment of) debt, net....................    459.7     215.9
 Proceeds from Series A Preference Stock issuance..........    115.0       --
 Proceeds from Series B Preference Stock issuance..........    200.0       --
 Fees associated with Series B Preference Stock issuance...    (10.0)      --
 Redemption of Series B Preference Stock issuance..........   (200.0)      --
 Proceeds from Company obligated mandatorily redeemable
  convertible preferred securities, less related fees......    239.0       --
 Cash dividends paid.......................................     (2.2)     (6.6)
 Proceeds from common stock issued.........................      1.6       0.5
                                                            --------  --------
    Net cash provided by financing activities..............    803.1     209.8
                                                            --------  --------
Effect of exchange rate changes............................    (11.9)     (7.0)
                                                            --------  --------
Net increase/(decrease) in cash and cash equivalents.......      5.4     (77.7)
Cash and cash equivalents at beginning of period...........     18.7      95.8
                                                            --------  --------
Cash and cash equivalents at end of period................. $   24.1  $   18.1
                                                            ========  ========
Cost of Acquisition:
Working capital, net of cash acquired...................... $   39.5  $  (40.7)
Property, plant and equipment..............................   (140.3)   (162.9)
Cost in excess of net assets acquired......................   (683.3)   (121.1)
Intangibles-write-off of in-process research and
 development costs.........................................     77.5       --
Investments and other assets...............................    (11.8)    (19.1)
Long-term debt.............................................      --       33.9
Other long-term liabilities................................      8.4      42.9
                                                            --------  --------
Net cost of acquisition.................................... $ (710.0) $ (267.0)
                                                            ========  ========

           See Notes to Consolidated Condensed Financial Statements.

                           BREED TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                                             FOREIGN
                     COMMON STOCK      SERIES A    SERIES B  ADDITIONAL                     CURRENCY
                   ------------------ PREFERENCE  PREFERENCE  PAID-IN            RETAINED  TRANSLATION   UNEARNED
                     SHARES    AMOUNT   STOCK       STOCK     CAPITAL   WARRANTS EARNINGS  ADJUSTMENTS COMPENSATION TOTAL
                   ----------  ------ ----------  ---------- ---------- -------- --------  ----------- ------------ ------
                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
Balance at June
 30, 1997......... 31,679,442   $0.3         --        --      $ 77.5      --    $ 208.0     $(18.8)      $(0.5)    $266.5
  Net loss........                                                                (326.5)                           (326.5)
  Translation
   adjustments....                                                                            (11.9)                 (11.9)
  Issue Series A
   Preference
   Stock..........                        115.0                                                                      115.0
  Issue Series B
   Preference
   Stock,
   (including
   fees)..........                                   200.0                         (10.0)                            190.0
  Redemption of
   Series B
   Preference
   Stock..........                                  (200.0)                                                         (200.0)
  Fees associated
   with Company
   obligated
   mandatorily
   redeemable
   convertible
   preferred
   securities.....                                                                 (11.0)                            (11.0)
  Warrants issued
   with Credit
   Facility.......                                                         1.9                                         1.9
  Shares issued
   under Stock
   Option Plans...    101,793                                     1.6                                                  1.6
  Shares
   terminated
   under Stock
   Incentive Plan,
   net of granted
   Shares.........     (8,220)                                   (0.2)                                      0.2        --
  Cash dividends..                                                                  (2.2)                             (2.2)
  Conversion of
   Series A
   Preference
   Stock..........  4,883,226    0.1     (115.0)                114.9
                   ----------   ----   -------      ------     ------     ----   -------     ------       -----     ------
Balance at March
 31, 1998......... 36,656,241   $0.4    $   --         --      $193.8     $1.9   $(141.7)    $(30.7)      $(0.3)    $ 23.4
                   ==========   ====   =======      ======     ======     ====   =======     ======       =====     ======

                           BREED TECHNOLOGIES, INC.

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

  The accompanying unaudited consolidated condensed financial statements of Breed Technologies, Inc. (the "Company" or "Breed") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998. The consolidated financial statements include the accounts of Breed and all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended June 30, 1997.

  Revenue Recognition--The Company recognizes revenue when title and risk of loss transfers to its customers, which is generally upon shipment of products.

  Cash and Cash Equivalents--Cash and cash equivalents include short-term interest bearing securities with maturities of three months or less when purchased.

  Grant--The Company earned and recorded as income in 1997 a grant from the Italian Ministry of Labor and Social Security of $1.0 million for locating a plant in southern Italy in 1994.

NOTE 2--ACQUISITIONS

  On October 30, 1997 the Company completed the acquisition of certain assets and the assumption of certain liabilities of the "Safety Restraints Systems" business unit of AlliedSignal, Inc. and 100% of the outstanding shares of capital stock of ICSRD Rucckhaltesysteme Fahrzeugsicherheit GmbH, a German company, BSRD Limited, an English company, AlliedSignal India, Inc., a Delaware company, Sistemas AlliedSignal de Seguridad, S.A. de C.V., a Mexican company, and AlliedSignal Cinturones de Seguridad, S.A. de C.V., a Mexican company (collectively, "SRS"). The acquisition was made pursuant to the Asset Purchase Agreement ("Agreement") dated August 27, 1997 among AlliedSignal, Inc. (and certain subsidiaries identified in the Agreement) and Breed (and certain subsidiaries identified in the Agreement).

  SRS produces seatbelts and airbags with principal locations in Knoxville, Tennessee; Maryville, Tennessee; Greenville, Alabama; St. Clair Shores, Michigan; Sterling Heights, Michigan; Douglas, Arizona; Brownsville, Texas; El Paso, Texas; Aqua Prieta, Mexico; Juarez, Mexico; Valle Hermoso, Mexico; Carlisle, England; Colleferro, Italy; Turin, Italy; Siena, Italy; Arzano, Italy; and Barcelona, Spain.

  The purchase price for the SRS acquisition was $710.0 million, which was financed with borrowings under a revolving and term credit facility, the net proceeds from the issuance and sale of Series B Preference Securities, and the net proceeds from the issuance and sale of Series A Preference Shares to Siemens AG.

  The Purchase price is subject to post-closing adjustments based on the net book value of the acquired business, retained cash balances, if any, and any amounts paid with respect to certain intercompany obligations. The initial purchase price will be increased or decreased by the amount by which the net book value of SRS as of the closing date is greater than or less than, respectively, $175.3 million. The Company has submitted to AlliedSignal, Inc. a post closing purchase price adjustment in accordance with the terms of the agreement. The final adjustment will be determined in accordance with the terms of the Agreement.

                           BREED TECHNOLOGIES, INC.

  As a part of the purchase price allocation, the Company evaluated the value of the identifiable intangible assets, including in-process research and development (In-Process R&D). Under generally accepted accounting principles, if the technological feasibility of the acquired technology has not been established and the technology has no future alternative uses, such in-process research and development must be written off ($77.5 million).

  The Company identified approximately 40 In-Process R&D projects at SRS that do not have future alternative uses, but which have a high likelihood of obtaining technological feasibility at various times over a six month to five year period, with a midpoint development date of approximately two years. That In-Process R&D ($158.1 million) was recorded based on the fair value based on the present cash value to the going concern as if SRS were sold to an unrelated party having similar application purposes.

  The estimated goodwill and preliminary allocation of purchase price to identifiable intangible assets acquired in the SRS acquisition are summarized as follows:

Cash purchase price.....................................              $710.0
Less:
  Estimated fair value of SRS net assets acquired less
   assumed liabilities..................................  $122.8
  Adjustment for planned closings of facilities.........   (45.0)      (77.8)
                                                          ------      ------
                                                                       632.2
Adjustment for estimated costs of planned employee ter-
 mination...............................................                16.7
Estimated costs related to the SRS acquisition..........                15.0
Other...................................................                19.4
                                                                      ------
  Cost in excess of net assets acquired.................               683.3
Less estimated in-process research and development......               (77.5)
                                                                      ------
  Excess of purchase price over fair value of net assets
   acquired.............................................              $605.8
                                                                      ======
                                                                   AMORTIZATION
                                                           VALUE    PERIOD IN
                                                         ALLOCATED    YEARS
                                                         --------- ------------
Trained workforce.......................................  $ 10.3          10
Developed technology....................................   158.1          22
Goodwill................................................   437.4          40
                                                          ------
                                                          $605.8
                                                          ======

  The pro-forma unaudited results of operations for the nine months ended March 31, 1998 and 1997, assuming the acquisition of SRS had been consummated on the first day of the respective periods are as follows:

                                                            NINE MONTHS ENDED
                                                                MARCH 31,
                                                           --------------------
                                                             1998       1997
                                                           ---------  ---------
                                                           IN MILLIONS, EXCEPT
                                                             PER SHARE DATA
Net sales................................................. $ 1,245.1  $ 1,292.2
Net income (loss)......................................... $  (349.9) $     6.6
Net income (loss) per share--basic and diluted............ $  (10.63) $    0.21
Net Income (loss) per share--diluted...................... $  (10.63) $    0.18

                           BREED TECHNOLOGIES, INC.

NOTE 3--REPOSITIONING AND OTHER SPECIAL CHARGES

  During the three months ended December 31, 1997, the Company formulated a repositioning program designed to reduce operating costs and increase productivity (the "Repositioning Program"). The Repositioning Program consists primarily of a 25% planned reduction in the Company's global workforce (or approximately 4,900 employees) through the elimination of redundant and overlapping positions resulting from recent acquisitions, the consolidation of the Company's manufacturing, sales and engineering facilities primarily in North America and Europe through the closing of approximately 50% (or 32) of its manufacturing facilities and 33% (or 10) of its sales and engineering facilities and the disposal of certain non-core assets. It is anticipated that approximately $73.4 million of these costs will result in cash outlays. The Company expects the Repositioning Program to generate approximately $855 million in aggregate cumulative cost savings (which includes approximately $780 million of cash savings), which will be realized over the five year period ending June 30, 2002.

  In connection with the Repositioning Program, the Company incurred a $244.0 million repositioning charge during the three months ended December 31, 1997, which included the following: (i) $30.8 million relating to planned work force reductions; (ii) $31.4 million relating to proposed facility consolidations (not including any SRS facilities); (iii) $77.6 million relating to the write-down of goodwill associated with the disposal of long-lived assets; (iv) $41.3 million relating to the write-down to net realizable value of certain long-lived assets in connection with Gallino Plastics; S.r.l. ("Gallino") and (v) $62.9 million relating to the write-down of impaired production and other equipment and the write-off of assets used to manufacture products being replaced by new technologies.

  During the three months ended December 31, 1997, the Company began implementing its Repositioning Program. The Company has continued to reduce its work force, closed seven manufacturing facilities and announced plans to close an additional facility and relocated a major portion of a Canadian facility to a Mexican facility. These actions are expected to result in $60 million of annual ongoing cost savings to the Company under the Repositioning Program.

  As discussed above, the Company has closed or plans to close manufacturing plants and sales and engineering facilities. During the three months ended March 31, 1998 the property, plant and equipment at those plants and facilities was written down from the aggregate carrying value of approximately $139 million to $29.9 million. At March 31, 1998 the Company had closed seven of those facilities and expects to close the remaining facilities by the end of the third quarter of fiscal 1999. The Company has not yet reclassified the value of property, plant and equipment closed as a part of the repositioning program to assets held for sale because the amounts are not material. The Company has ceased recording depreciation for any plants and facilities that have been identified for disposal, including Gallino's non-steering wheel business.

  In addition, during the three months ended December 31, 1997, (i) in connection with the purchase price allocation for SRS the Company incurred a $77.5 million charge relating to the write-off of in-process research and development for acquired technology that has not been established as technologically feasible and (ii) the Company incurred a $28.4 million charge against cost of sales for inventory and long-term customer contracts relating to manufacturing processes that will be exited.

                           BREED TECHNOLOGIES, INC.

  During the nine months ended March 31, 1998, the repositioning reserve was reduced by $172.0 million as a result of cash and non-cash charges. The following table sets forth the details and the cumulative activity of the repositioning charges as of March 31, 1998:

                                                                      RESERVE
                               CHARGE TAKEN AT                       BALANCE AT
                                DECEMBER 31,      CASH     NON-CASH  MARCH 31,
                                    1997       REDUCTIONS REDUCTIONS    1998
                               --------------- ---------- ---------- ----------
Headcount Reductions.........      $ 30.8         $2.9      $  --      $27.9
Facility Consolidations......        31.4          --         14.5      16.9
Goodwill Write-down..........        77.6          --         77.6       --
Gallino Write-down...........        41.3          --         41.3       --
Impaired Assets and Equipment
 Write-down..................        62.9          2.9        32.8      27.2
                                   ------         ----      ------     -----
    Total....................      $244.0         $5.8      $166.2     $72.0
                                   ======         ====      ======     =====


  The Repositioning Plan is expected to be substantially complete at the end of the third quarter of fiscal year 1999 (March 31, 1999) and the Company believes the provisions recorded are adequate to cover the costs associated with this plan.

NOTE 4--INCOME TAXES

  Foreign income tax expense for fiscal 1997 was greater than the amount of foreign income generated due to the inability to offset certain foreign losses against foreign income. Within certain jurisdictions, such as Italy and the United Kingdom, consolidation of certain legal entities or group relief within a controlled group is not permitted and, thus, operating losses in one entity will not be available to offset operating income of another commonly controlled entity. In this case, operating losses incurred by certain of the Company's legal entities within one taxing jurisdiction could not be used to offset operating income of entities in other taxing jurisdictions owned by the Company. Losses for fiscal 1997 of approximately $4 million and $2 million were incurred by subsidiaries located in the United Kingdom and Finland, respectively. Both of these subsidiaries are in a cumulative loss position and no significant positive evidence exists to support realization of the deferred tax benefit. Accordingly, a valuation allowance was recorded. As a result of the inability to record a tax benefit on the aforementioned losses, foreign income tax expense is greater than the amount of foreign net income generated. Accordingly the effective tax rate for fiscal 1997 was approximately 50%.

  The Company revised its estimated effective tax rate from a 45% benefit in the first quarter of fiscal 1998 to approximately 13% in the six months ended December 31, 1997. This change is primarily the result of: (i) the impact of certain repositioning and other special charges (see Note 3) taken in jurisdictions where the Company may not be able to recognize the full income tax benefit and (ii) no tax benefit on write-down of goodwill included in the repositioning charge. Financial Accounting Standards Statement No. 109 states that a valuation allowance is recognized if, it is more likely than not, some portion or all of the deferred tax asset will not be realized. Because of limitations on the utilization of net operating losses from foreign jurisdictions, a valuation allowance for a portion of the deferred income tax benefit related to the repositioning and the other special charges has been recorded.

  The Company revised its effective tax rate to a benefit of approximately 65% for the third quarter of fiscal 1998. This change is primarily the result of income in the third quarter in certain European taxing jurisdictions where the Company had previously recorded a 100% valuation allowance so that the income had no associated income tax expense. The net effect is a tax benefit percentage greater than the expected statutory rate. The Company expects this trend to continue in the fourth quarter of fiscal 1998.

                           BREED TECHNOLOGIES, INC.

NOTE 5--EARNING PER SHARE

  The following table sets forth the computation of the numerator and denominator of the basic and diluted per share calculations:

                                                           NINE MONTHS ENDED
                                                               MARCH 31,
                                                         ----------------------
                                                            1998        1997
                                                         ----------  ----------
Numerator:
  Net earnings (loss)................................... $   (326.5) $     12.5
                                                         ----------  ----------
  Numerator for basic earnings per share-income
   available to common stockholders.....................     (326.5)       12.5
                                                         ----------  ----------
Effect of dilutive securities:
  Company obligated mandatorily redeemable convertible
   preferred securities, net of tax benefit.............          *         --
                                                         ----------  ----------
  Numerator for diluted earnings per share-income
   available to common stockholders after assumed
   conversions.......................................... $   (326.5) $     12.5
                                                         ----------  ----------
Denominator:
  Denominator for basic earnings per share- weighted-
   average shares....................................... 32,922,510  31,643,055
                                                         ----------  ----------
Effect of dilutive securities:
  Employee stock options................................          *     269,276
  Series A Preference Stock.............................          *         --
  Company obligated mandatorily redeemable convertible
   preferred securities.................................          *         --
                                                         ----------  ----------
  Dilutive potential common shares......................        --      269,276
                                                         ----------  ----------
  Denominator for diluted earnings per share- adjusted
   weighted-average shares and assumed conversions...... 32,922,510  31,912,331
                                                         ==========  ==========

--------
* Items not assumed in the computation because their effect is anti-dilutive.

  Each Company Obligated Mandatory Redeemable Convertible Preferred Security is convertible, at the option of the holder, into shares of the Company's common stock, at a conversion rate of 2.1973 shares of common stock for each Preferred Security, subject to adjustment in certain circumstances.

  Options to purchase 1,232,031 shares of common stock at prices between $20.375 and $32.25 per share were outstanding as of March 31, 1998 but were not included in the computation of diluted earnings per share because the exercise prices were greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive.

  As part of the acquisition of VTI in June 1995, the Company issued to certain of the former stockholders of VTI warrants to purchase up to 100,000 shares of common stock between July 1, 1998 and June 30, 2000, at an exercise price of $25.75 per share. The 100,000 warrants have not been included in the computation of diluted earnings per share for the three and nine months ended March 31, 1998 because the effect would be anti-dilutive.

  In connection with the bridge loan credit facility entered into in connection with the acquisition of SRS, the Company issued to NationsBank, National Association ("NationsBank"), a warrant to purchase 250,000 shares of common stock of the Company at an exercise price of $23.125 per share. The 250,000 warrants have not been included in the computation of diluted earnings per share for the three and nine months ended March 31, 1998 because the effect would be anti-dilutive.

                           BREED TECHNOLOGIES, INC.

NOTE 6--SUBSEQUENT EVENTS

  On April 28, 1998, the Company completed the refinancing of its bridge loan credit facility with a $675 million long-term senior credit facility ("New Credit Facility"), and completed an offering of $330 million of its 9.25% senior subordinated notes ("Notes"). Borrowings under the New Credit Facility together with the net proceeds of the Notes offering were used to repay all borrowings outstanding under the bridge loan credit facility the Company obtained to finance in part the SRS acquisition.

  New Credit Facility--The New Credit Facility entered into with NationsBank, as Agent and as Lender, consists of (1) a revolving credit facility of up to $150.0 million (the "Revolving Credit Facility") (which was not drawn at closing, except for approximately $10.0 million of Letters of Credit), (2) a term loan in the amount of $325.0 million ("Term Loan A") and (3) a term loan in the amount of $200.0 million ("Term Loan B", and together with Term Loan A, the "Term Loans"). The Revolving Credit Facility includes (a) a $25.0 million sublimit for the issuance of standby letters of credit, (b) a $75.0 million sublimit for foreign currency denominated borrowings and (c) a $20.0 million sublimit for swing line loans to be provided by NationsBank ("Swing Line Loans"). All amounts outstanding under the Revolving Credit Facility are payable on the sixth anniversary of the closing of the New Credit Facility. Term Loan A is payable in quarterly installments, subject to annual amortization, based on a principal amount equal to $325.0 million, ranging from $27.5 million for the fiscal year 1999 to $97.5 million for the fiscal year 2004. Term Loan B is payable in annual installments, subject to annual amortization, based on a principal amount equal to $200.0 million, ranging from $1.3 million for the fiscal year 1999 to $96.3 million for the fiscal year 2006.

  Interest accrues on the loans made under the Revolving Credit Facility (other than Swing Line Loans) and on Term Loan A at either LIBOR plus a specified margin ranging from 1.125% to 2.125%, or the base rate, which is the higher of NationsBank's prime rate and the federal funds rate plus 0.50% (the "Base Rate"), plus a specified margin ranging from 0.125% to 1.125%, at the Company's option. Interest accrues on Term Loan B at either LIBOR plus a specified margin ranging from 1.75% to 2.375%, or the Base Rate plus a specified margin ranging from 0.75% to 1.375%, at the Company's option. Swing Line Loans will bear interest at the Base Rate plus a specified margin ranging from 0.125% to 2.125%. The applicable margins will be determined by reference to a leverage ratio of the Company and its subsidiaries.

  The aggregate amount outstanding under the New Credit Facility will be prepaid by amounts equal to the net proceeds, or a specified portion thereof, from certain indebtedness and equity issuances and specified asset sales by the Company and its subsidiaries, and by a specified percentage of cash flow in excess of certain expenditures, costs and payments. The Company may at its option reduce the amount available under the New Credit Facility to the extent such amounts are unused or prepaid in certain minimum amounts, provided that any holder of Term Loan B shall have, under certain circumstances, the right to refuse to permit the Company to optionally prepay all or any portion of Term Loan B.

  The New Credit Facility is secured by a security interest in substantially all of the real and personal property, tangible and intangible, of the Company and its domestic subsidiaries as well as a pledge of all of the stock of such domestic subsidiaries, a pledge of not less than 65% of the voting stock and all of the non-voting common stock of each direct foreign subsidiary of the Company and each direct foreign subsidiary of each domestic subsidiary of the Company, and a pledge of all of the capital stock of any subsidiary of a subsidiary of the Company that is a borrower under the New Credit Facility. The security interest, other than the pledge of stock, will be released if the unsecured long-term indebtedness of the Company has received certain minimum rating or the leverage ratio of the Company and its subsidiaries has decreased below a certain threshold. The New Credit Facility is guaranteed by all of the domestic subsidiaries of the Company.

                           BREED TECHNOLOGIES, INC.

  The New Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments or create new subsidiaries, enter into sale and lease-back transactions, make certain acquisitions, engage in mergers or consolidations, create liens, make capital expenditures, or engage in certain transactions with affiliates, and that otherwise restrict corporate and business activities. In addition, under the New Credit Facility, the Company is required to comply with specified financial ratios and tests, including a minimum net worth test, a fixed charge coverage ratio, an interest coverage ratio and a leverage ratio.

  Senior Subordinated Notes--The Notes bear interest at 9.25% and mature on April 15, 2008, unless previously redeemed. Interest on the Notes is payable semiannually on April 15 and October 15 of each year, commencing October 15, 1998. The Notes are redeemable, in whole or in part, at the option of the Company at any time on or after April 15, 2003, at certain redemption prices, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Company may redeem Notes with the net proceeds of one or more equity offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of Notes issued remains outstanding after each such redemption. Upon a change of control, the Company will be required to make an offer to repurchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

  The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness (as defined in the related Indenture) of the Company, including indebtedness incurred pursuant to the New Credit Facility. The Notes rank pari passu in right of payment with all future senior subordinated indebtedness of the Company, if any, and rank senior in right of payment to all future subordinated indebtedness of the Company, if any. The Notes are guaranteed, on a senior subordinated basis, by the active domestic subsidiaries of the Company (the "Subsidiary Guarantors") other than BTI Capital Trust and certain domestic subsidiaries owned by a foreign subsidiary of the Company. The Notes are effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors.

  The maturities of long-term debt at March 31, 1998 reflect the terms of the New Credit Facility and the Notes.

  If the refinancing had occurred on the later of the first day of the respective periods, or on the date the bridge loan credit facility was entered into, the pro forma net earnings (loss) for the third quarter and nine months ended March 31, 1998 would have been $1.7 million, $0.05 a share, and $(316.0) million, $(9.60) a share, respectively, as compared to actual net earnings
(loss) of $(2.4) million, $(0.07) a share and $(326.5) million, $(9.92) a share. The following is the unaudited pro forma condensed consolidated statement of operations:

                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                                   Pro-forma

                               THREE MONTHS ENDED MARCH
In millions, except earnings              31,               NINE MONTHS ENDED MARCH 31,
per share                     ---------------------------- ------------------------------
                              ACTUAL  ADJUSTMENTS PROFORMA  ACTUAL   ADJUSTMENTS PROFORMA
                              ------  ----------- -------- --------  ----------- --------
                               1998                 1998     1998                  1998
                              ------              -------- --------              --------
Net sales...................  $431.7               $431.7  $  968.0              $ 968.0
Cost of sales...............   357.3                357.3     837.4                837.4
                              ------     -----     ------  --------    ------    -------
    Gross profit............    74.4       --        74.4     130.6       --       130.6
Total operating expenses....    51.5       --        51.5     444.1       --       441.1
                              ------     -----     ------  --------    ------    -------
    Operating income
     (loss).................    22.9                 22.9    (313.5)              (313.5)
Interest expense............    28.2      (6.4)      21.8      63.7     (16.4)      47.3
Other income (expense),
 net........................     2.8                  2.8       2.8                  2.8
                              ------     -----     ------  --------    ------    -------
  Earnings (loss before
   income taxes,
   distribution on Company
   obligated mandatorily
   redeemable convertible
   preferred securities and
   extraordinary loss.......    (2.5)      6.4        3.9    (374.4)     16.4     (358.0)
Income taxes (benefit)......    (4.4)      2.3       (2.1)    (54.3)      5.9      (48.4)
Distributions on Company
 obligated mandatorily
 redeemable convertible
 preferred securities.......     4.3                  4.3       5.7                  5.7
                              ------     -----     ------  --------    ------    -------
  Earnings (loss) before
   extraordinary loss.......    (2.4)      4.1        1.7    (325.8)     10.5     (315.3)
Extraordinary loss, net of
 tax benefit of $0.4
 million....................     --                            (0.7)                (0.7)
                              ------     -----     ------  --------    ------    -------
    Net earnings (loss).....  $ (2.4)    $ 4.1     $  1.7  $ (326.5)   $ 10.5    $(316.0)
                              ======     =====     ======  ========    ======    =======
Earnings (loss) per common
 share:
  Earnings (loss) before
   extraordinary loss.......  $(0.07)              $ 0.05  $  (9.90)             $ (9.58)
  Extraordinary loss........     --                   --      (0.02)               (0.02)
                              ------     -----     ------  --------    ------    -------
    Net earnings (loss) per
     common share...........  $(0.07)              $ 0.05  $  (9.92)             $ (9.60)
                              ======     =====     ======  ========    ======    =======

  The pro-forma adjustment is attributable to lower interest costs and bank fees associated with the new capital structure put in place on April 28, 1998.

NOTE 7--FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES

  The Company conducts a significant portion of its business through subsidiaries. The Notes of the Company are guaranteed, jointly and severally on a senior subordinated basis, by the domestic subsidiaries of the Company other than BTI Capital Trust and certain domestic subsidiaries owned by a foreign subsidiary of the Company. BTI Capital Trust, such domestic subsidiaries owned by a foreign subsidiary and the foreign subsidiaries of the Company have not guaranteed the Notes (the "Non-Guarantor Subsidiaries"). The Notes will be effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the Non-Guarantor Subsidiaries.

  Presented below are a condensed consolidating balance sheet as of March 31, 1998, a condensed consolidating statement of operations for the nine months ended March 31, 1998 and a condensed consolidating statement of cash flows for the nine months ended March 31, 1998, for the Subsidiary Guarantors, the Non-Guarantor Subsidiaries and the Company consolidated.

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1998
                                  (Unaudited)

                                              NON-
                               SUBSIDIARY  GUARANTOR
                               GUARANTORS SUBSIDIARIES ELIMINATIONS CONSOLIDATED
In millions                    ---------- ------------ ------------ ------------
ASSETS
Cash and cash equivalents....   $    5.6     $ 18.5     $     --      $   24.1
Accounts receivable, net.....      466.8      215.8        (362.5)       320.1
Inventories..................       61.2       45.9           --         107.1
Other current assets.........       56.8       25.2           --          82.0
                                --------     ------     ---------     --------
   Total current assets......      590.4      305.4        (362.5)       533.3
Property, plant and
 equipment, net..............      212.0      126.2           --         338.2
Intangibles, net.............      614.7      115.6           --         730.3
Net assets held for sale.....        --        28.4           --          28.4
Other assets.................    1,038.1        2.6        (999.1)        41.6
                                --------     ------     ---------     --------
   Total assets..............   $2,455.2     $578.2     $(1,361.6)    $1,671.8
                                ========     ======     =========     ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
 Notes Payable and current
  portion of long-term debt..   $   20.4     $ 51.8     $     --      $   72.2
 Accounts payable............      105.4      165.4           --         270.8
 Accrued expenses............      325.1      214.2        (324.3)       215.0
                                --------     ------     ---------     --------
   Total current
    liabilities..............      450.9      431.4        (324.3)       558.0
Long-term debt...............      781.7       29.2           --         810.9
Other long-term liabilities..       13.6       15.9           --          29.5
                                --------     ------     ---------     --------
   Total liabilities.........   $1,246.2     $476.5     $  (324.3)    $1,398.4
Company obligated mandatorily
 redeemable convertible
 preferred securities........      250.0        --            --         250.0
Stockholders' equity               959.0      101.7      (1,037.3)        23.4
                                --------     ------     ---------     --------
   Total liabilities and
    stockholder's equity.....   $2,455.2     $578.2     $(1,361.6)    $1,671.8
                                ========     ======     =========     ========

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1998
                                  (Unaudited)

                             SUBSIDIARY NON-GUARANTOR
                             GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
In millions                  ---------- ------------- ------------ ------------
Net sales...................  $ 567.8      $ 488.1       $(87.9)     $ 968.0
Cost of sales...............    494.2        431.1        (87.9)       837.4
                              -------      -------       ------      -------
   Gross profit.............     73.6         57.0          --         130.6
                              -------      -------       ------      -------
Selling, general and
 administrative expenses....     29.9         29.8          --          59.7
Research, development, and
 engineering................     37.3         12.6          --          49.9
Repositioning Charges.......     78.5        165.5          --         244.0
In-process research and
 development expenses.......     77.5          --           --          77.5
Amortization of
 intangibles................     10.6          2.4          --          13.0
                              -------      -------       ------      -------
   Operating (loss).........   (160.2)      (153.3)         --        (313.5)
Interest expense............     58.0          5.7          --          63.7
Other income (expense),
 net........................      2.8          0.2         (0.2)         2.8
                              -------      -------       ------      -------
 Earnings (loss) before
  income taxes,
  distributions on Company
  obligated mandatorily
  redeemable convertible
  preferred securities and
  extraordinary item........   (215.4)       158.8         (0.2)      (374.4)
Income tax (benefit)........    (49.8)        (4.5)         --         (54.3)
Distributions on Company
 obligated mandatorily
 redeemable convertible
 preferred securities.......      5.7          --           --           5.7
                              -------      -------       ------      -------
  Earnings (loss) before
   extraordinary loss.......   (171.3)      (154.3)        (0.2)      (325.8)
                              -------      -------       ------      -------
Extraordinary loss, net of
 tax benefit of $0.4
 million....................      0.7          --           --           0.7
                              -------      -------       ------      -------
  Net earnings (loss).......  $(172.0)     $(154.3)      $ (0.2)     $(326.5)
                              =======      =======       ======      =======

                   BREED TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        NINE MONTHS ENDED MARCH 31, 1998
                                  (Unaudited)

                              SUBSIDIARY NON-GUARANTOR
                              GUARANTORS SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
In millions                   ---------- ------------- ------------ ------------
Cash flows from operating
 activities:
 Net earnings (loss).........  $(172.0)     $(154.3)      $(0.2)      $(326.5)
Adjustments to reconcile net
 cash used in operating
 activities:
 Depreciation and
  amortization...............     26.0         18.6         --           44.6
 Non-cash items included in
  and accrual for
  repositioning and other
  special charges............    137.8        134.6         --          272.4
 Changes in working capital
  items and other............   (124.1)       103.5         0.2         (20.4)
                               -------      -------       -----       -------
 Net cash provided by (used
  in) operating activities...   (132.3)       102.4         --          (29.9)
                               -------      -------       -----       -------
Cash flows from investing
 activities:
 Cost of acquisitions, net of
  cash acquired..............   (638.8)       (71.2)        --         (710.0)
 Capital expenditures........    (11.6)       (38.5)        --          (50.1)
 Proceeds from sale of assets
  and equipment..............      1.9          2.3         --            4.2
                               -------      -------       -----       -------
 Net cash provided by (used
  in) investing activities...   (648.5)      (107.4)        --         (755.9)
                               -------      -------       -----       -------
Cash flows from financing
 activities:
 Net change in debt..........    444.3         15.4         --          459.7
 Net change in equity........    343.4          --          --          343.4
                               -------      -------       -----       -------
  Net cash provided by (used
   in) financing activities..    787.7         15.4         --          801.3
                               -------      -------       -----       -------
Effects of exchange rate
 changes on cash.............      --         (11.9)        --          (11.9)
                               -------      -------       -----       -------
Increase (decrease) in cash
 and cash equivalents........      6.9         (1.5)        --            5.4
Cash and cash equivalents at
 beginning of year...........     (1.3)        20.0         --           18.7
                               -------      -------       -----       -------
Cash and cash equivalents at
 end of year.................  $   5.6      $  18.5       $ --        $  24.1
                               =======      =======       =====       =======

NOTE 8--FOREIGN OPERATIONS

  The following financial information relates to operations in different geographic areas:

                                           NINE MONTHS
                                         ENDED MARCH 31,
                                              1998        1997    1996   1995
In millions                              --------------- ------  ------ ------
Net sales to unaffiliated customers:
North America...........................    $  594.8     $379.3  $324.6 $345.6
Europe..................................       373.2      415.6   107.1   55.4
                                            --------     ------  ------ ------
Total net sales.........................    $  968.0     $794.9  $431.7 $401.0
                                            --------     ------  ------ ------
Earnings before income taxes,
 distributions on Company obligated
 mandatorily convertible preferred
 securities and extraordinary item
Operating income:
 North America..........................    $ (202.6)    $ 46.6  $ 88.4 $100.5
 Europe.................................      (110.9)       4.0     2.4    4.0
Other income (expense), net.............       (60.9)     (21.0)    7.5    5.6
                                            --------     ------  ------ ------
Earnings before income taxes............    $ (374.4)    $ 29.6  $ 98.3 $110.1
                                            --------     ------  ------ ------
Identifiable assets:
 North America..........................    $1,210.3     $466.6  $284.5 $240.3
 Europe.................................       461.5      410.6   219.3   38.4
                                            --------     ------  ------ ------
Total assets............................    $1,671.8     $877.2  $503.8 $278.7
                                            ========     ======  ====== ======

  Fiscal year 1996 includes only three months of operations of MOMO, S.p.A. which was acquired in April 1996. Fiscal year 1997 includes the acquisition of Gallino in July 1996, United Steering Systems in October 1996 and Custom Trim in February 1997. The nine months ended March 31, 1998 include the acquisition of SRS in October 1997.

NOTE 9--DIVIDENDS

  On October 17, 1997 the Board of Directors decided to suspend future dividend payments in view of the acquisition of SRS and the related financing transactions.

  Under terms of the New Credit Facility entered into on April 28, 1998, the Company is obligated not to make restricted payments (as defined in the credit agreement) including dividends, until the consolidated leverage ratio is equal to or less than 3.50 to 1.00 as at the end of the four-quarter period most recently then ended. The Company does not presently meet this standard and it is unclear when it will be met.

NOTE 10--STOCK OPTIONS

  The Company adopted Statement of Financial Accounting Standards No. 123 (SFAS 123) "Accounting for Stock-Based Compensation", in fiscal 1997, but elected to continue to measure compensation cost using the intrinsic value method, in accordance with APB Option No. 25, "Accounting for Stock issued to Employees". Accordingly no compensation cost for stock options has been recognized in fiscal year 1996 or 1997. If the Company had accounted for its options under the fair value method of SFAS 123 in fiscal year 1997 and 1996, net income would have been reduced by $0.6 million and $0.3 million for the years ended June 30, 1997 and 1996, respectively, to the pro-forma amounts indicated below:

                                                                    YEAR ENDED
                                                                     JUNE 30,
                                                                    -----------
                                                                    1997  1996
                                                                    ----- -----
Net earnings in millions........................................... $14.3 $62.7
Earnings per common share.......................................... $0.45 $1.99

NOTE 11--LEASES

  The Company owns most of its major facilities, but does lease certain office, factory and warehouse space and data processing and other equipment under principally noncancelable operating leases. The minimum rental commitments under these noncancelable operating leases is immaterial.

NOTE 12--REVENUE BY CLASS OF SIMILAR PRODUCT

  The following is a summary of revenue by class of similar product for the last three fiscal years and for the nine months ended March 31, 1998:

                                             NINE MONTHS ENDED
                                                 MARCH 31,
                                                   1998        1997  1996  1995
                                             ----------------- ----  ----  ----
Electronics and sensors.....................         16%        34%   70%   85%
Airbag systems..............................         22          9    23    14
Steering wheels.............................         28         33     5   --
Interior and plastics.......................         13         23   --    --
Seatbelts...................................         20        --    --    --
Other.......................................          1          1     2     1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareowners and
 Directors of AlliedSignal Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of Safety Restraint Systems, a Division of AlliedSignal Inc. (the Company), at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of the Company; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The Company, as disclosed in Note 2 to the accompanying financial statements, is a member of the AlliedSignal Inc. group of affiliated companies and has extensive transactions and relationships with AlliedSignal Inc. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

  As discussed in Note 19, on October 30, 1997, AlliedSignal Inc. sold certain net assets of the Safety Restraint Systems division to Breed Technologies, Inc. The accompanying financial statements do not give effect to this purchase transaction.

Price Waterhouse LLP

Detroit, Michigan
October 31, 1997

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                               DECEMBER 31,
                                               SEPTEMBER 30, -----------------
                                                   1997        1996     1995
                                               ------------- -------- --------
                                                (UNAUDITED)
                    ASSETS
Current assets
  Cash and cash equivalents...................   $ 22,441    $ 30,883 $  7,955
  Accounts and notes receivable, net..........    129,883     113,377  119,335
  Inventories.................................     45,174      50,688   52,973
  Other current assets........................     26,139      22,359   24,489
                                                 --------    -------- --------
    Total current assets......................    223,637     217,307  204,752
Property, plant and equipment, net............    154,423     146,674  131,029
Cost in excess of net assets of acquired
 companies, net...............................     48,739      52,262   55,069
Other assets..................................     17,890      13,495   19,928
                                                 --------    -------- --------
    Total assets..............................   $444,689    $429,738 $410,778
                                                 ========    ======== ========
  LIABILITIES AND ALLIEDSIGNAL INC. INVESTMENT
Current liabilities
  Accounts payable--trade.....................   $139,546    $134,912 $130,603
  Accounts payable--related party.............        --        4,149    3,736
  Accrued liabilities.........................     43,882      48,754   47,673
                                                 --------    -------- --------
    Total current liabilities.................    183,428     187,815  182,012
Deferred income taxes.........................     14,653      14,660   12,393
Other liabilities.............................     19,784      19,738   22,639
                                                 --------    -------- --------
    Total liabilities.........................    217,865     222,213  217,044
  Commitments and contingencies
  Cumulative foreign exchange translation
   adjustment.................................     (2,284)      1,528      489
  AlliedSignal Inc. investment................    229,108     205,997  193,245
                                                 --------    -------- --------
    Total liabilities and AlliedSignal Inc.
     investment...............................   $444,689    $429,738 $410,778
                                                 ========    ======== ========

                 See accompanying notes to financial statements

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                               NINE MONTHS ENDED
                                 SEPTEMBER 30,      YEARS ENDED DECEMBER 31,
                               ------------------  ---------------------------
                                 1997      1996      1996     1995      1994
                               --------  --------  -------- --------  --------
                                  (UNAUDITED)
Sales
  Trade sales................  $673,016  $705,865  $940,152 $872,589  $747,336
  Intercompany sales.........     5,300    10,011    11,124   10,249       --
                               --------  --------  -------- --------  --------
                                678,316   715,876   951,276  882,838   747,336
                               --------  --------  -------- --------  --------
Cost of goods sold...........   608,300   630,888   849,778  781,924   671,942
Selling, general and adminis-
 trative expense.............    30,620    32,415    42,052   35,817    30,847
                               --------  --------  -------- --------  --------
    Income from operations...    39,396    52,573    59,446   65,097    44,547
                               --------  --------  -------- --------  --------
Equity in income (loss) of
 affiliated companies........       375     1,721     2,221   (2,527)     (191)
Other income (expense), net..    (3,176)   (3,284)    4,764   (3,029)   (3,858)
                               --------  --------  -------- --------  --------
Income before taxes on in-
 come........................    36,595    51,010    66,431   59,541    40,498
Taxes on income..............    15,035    21,006    25,448   21,281    15,589
                               --------  --------  -------- --------  --------
    Net income...............  $ 21,560  $ 30,004  $ 40,983 $ 38,260  $ 24,909
                               ========  ========  ======== ========  ========


                 See accompanying notes to financial statements

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                              NINE MONTHS ENDED
                                SEPTEMBER 30,      YEARS ENDED DECEMBER 31,
                              ------------------  -----------------------------
                                1997      1996      1996      1995      1994
                              --------  --------  --------  --------  ---------
                                 (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
Net income..................  $ 21,560  $ 30,004  $ 40,983  $ 38,260   $ 24,909
Adjustments to reconcile net
 income to net cash provided
 by (used for) operating
 activities:
 Depreciation and
  amortization (includes
  costs in excess of net
  assets of acquired
  companies, net)...........    21,015    18,737    26,243    21,530     17,514
 Gain on sale of
  investment................                        (8,947)
 Undistributed earnings of
  equity affiliates.........      (375)   (1,721)   (2,221)    2,527        191
 Deferred income taxes......      (807)    1,740     4,433     7,036     (3,322)
 Changes in assets and
  liabilities (net of
  acquisitions):
  Accounts and notes
   receivable...............   (16,506)   (6,665)    5,958    14,091     (2,613)
  Inventories...............     5,514    (7,327)    2,285    (3,555)    27,421
  Other current assets......    (3,675)   (3,363)      235     1,129       (665)
  Accounts payable..........       485     2,766     4,722     3,024     23,051
  Accrued liabilities.......    (4,872)    5,221     1,081    (3,131)    (4,857)
  Other.....................    (3,382)    3,748       260   (14,483)   (10,272)
                              --------  --------  --------  --------  ---------
    NET CASH PROVIDED BY
     OPERATING ACTIVITIES...  $ 18,957  $ 43,140  $ 75,032  $ 66,428  $  71,357
                              ========  ========  ========  ========  =========
CASH FLOWS FROM INVESTING
 ACTIVITIES
Expenditures for property,
 plant and equipment........  $(29,422) $(27,694) $(34,983) $(32,038) $ (26,088)
Proceeds from disposal of
 property, plant and
 equipment..................       331       464       838       466      3,188
Proceeds from sale of
 investment.................       --        --     11,000       --         --
Capital contribution in
 equity investment..........       141       --       (728)   (2,030)    (2,133)
Cash paid for acquisitions..       --        --        --        --     (80,936)
                              --------  --------  --------  --------  ---------
    NET CASH USED FOR
     INVESTING ACTIVITIES...   (28,950)  (27,230)  (23,873)  (33,602)  (105,969)
                              --------  --------  --------  --------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
Intercompany activity.......     1,551     6,218   (28,231)  (25,492)    34,560
                              --------  --------  --------  --------  ---------
    NET CASH PROVIDED BY
     (USED FOR) FINANCING
     ACTIVITIES.............     1,551     6,218   (28,231)  (25,492)    34,560
                              --------  --------  --------  --------  ---------
NET (DECREASE) INCREASE IN
 CASH.......................    (8,442)   22,128    22,928     7,334        (52)
Cash at beginning of the
 period.....................    30,883     7,955     7,955       621        673
                              --------  --------  --------  --------  ---------
Cash at end of the period...  $ 22,441  $ 30,083  $ 30,883  $  7,955   $    621
                              ========  ========  ========  ========  =========

                 See accompanying notes to financial statements

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

  Safety Restraint Systems, a Division of AlliedSignal Inc. (SRS) is an international supplier of safety restraint systems to automotive and truck original equipment manufacturers (OEMs) in North America, Europe and Asia. Major products include seat belt assemblies, pretensioners, seat-integrated belts, integrated child seats and air bag systems, including air bag modules, inflators and cushions. Sales to two major customers, approximated 32% and 27%, respectively, of net sales in 1996, 28% and 25%, respectively of net sales in 1995 and 25% and 37%, respectively, of net sales in 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The combined financial statements of SRS are comprised of the North American Safety Restraint Systems business of AlliedSignal, Inc., AlliedSignal Sistemi Di Sicurezza, AlliedSignal Sistemas de Seguridad, S.A., Sistemas AlliedSignal de Seguridad, S.A. de C.V., AlliedSignal Cinturones de Seguridad, S.A. de C.V., the Safety Restraint Systems business of BSRD Limited, ICSRD Rueckhaltesysteme Fahrzeugsicherheit Gmbh, AlliedSignal India, Inc., and their joint venture interests in Bag, S.p.A., Morton Bendix, Bendix Atlantic Inflator Company and Jaybharat-AlliedSignal Ltd. The combined financial statements of SRS have been prepared on a carve-out basis and present the historical financial position, results of operations and cash flows of SRS previously included in the AlliedSignal Inc. (AlliedSignal) consolidated financial statements. SRS financial information included herein is not necessarily indicative of its financial position, results of operations and cash flows in the future, or of the results which would have been reported if SRS had operated as an unaffiliated enterprise.

  The preparation of combined financial statements on a carve-out basis in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Transactions between SRS and AlliedSignal (and other AlliedSignal business units) are herein referred to as "intercompany" or "related party" transactions.

CONCENTRATION OF CREDIT RISK

  Financial instruments which potentially expose SRS to a concentration of credit risk consist primarily of accounts receivable. SRS does not require collateral from its customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed.

  At December 31, 1996 and 1995, approximately 49% and 42%, respectively, of trade accounts receivable were from two major OEM customers. SRS may be impacted significantly by the economic stability of the OEMs as well as the automotive and truck industries, or by the loss of an OEM customer.

FINANCIAL INSTRUMENTS

  The carrying value of SRS's financial instruments, comprising cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair values.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents includes cash on hand and on deposit as well as highly-liquid debt instruments with maturities generally of three months or less. Cash payments for foreign income taxes during the years 1996, 1995 and 1994 were $1,301, $1,892 and $2,284, respectively.

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


INVENTORIES

  Inventories are valued at the lower of cost or market using the first in, first out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are carried at cost and are generally depreciated using estimated service lives. Depreciation is computed principally on the straight-line method.

COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES, NET

  Cost in excess of net assets of acquired companies, net is being amortized on a straight-line basis over 25 years. The cumulative amount of cost in excess of net assets of acquired companies, amortized at December 31, 1996 and 1995 is $6,693 and $3,465, respectively.

VALUATION OF LONG-LIVED ASSETS

  In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, SRS periodically evaluates the carrying value of long-lived assets to be held and used, including costs in excess of net assets of acquired companies, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

REVENUE RECOGNITION

  Sales and related cost of sales are recognized upon the shipment of products. Sales are recorded net of estimated returns and allowances.

RESEARCH, DEVELOPMENT AND ENGINEERING EXPENSES

  Research, development and engineering expenses related to design and development of new products and planning and design for new processes, are expensed as incurred. Such amounts approximated $45,179, $38,938 and $30,873 in 1996, 1995 and 1994, respectively, and are included in cost of goods sold in the combined statements of operations.

INCOME TAXES

  SRS is included in the consolidated U.S. federal income tax return of AlliedSignal. In preparing its combined financial statements, SRS has determined its tax provision on a separate return basis. Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

INTERIM FINANCIAL INFORMATION

  The interim financial data as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


3. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS

CASH MANAGEMENT

  SRS utilizes AlliedSignal centralized cash management services. Under this arrangement, SRS' accounts receivable are collected and its cash disbursements are funded by AlliedSignal on a daily basis. Net activity between AlliedSignal and SRS is reflected in AlliedSignal's investment in SRS.

ALLOCATED CORPORATE SERVICES

  AlliedSignal allocates costs associated with certain corporate overhead, such as risk management, human resources, corporate law, corporate finance and accounting, treasury and public affairs to its business units through a corporate assessment charge which is generally allocated based on sales or net investment. Charges from AlliedSignal for such costs aggregated $16,525, $10,419 and $8,828 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in selling, general and administrative expense in the accompanying statements of operations.

  AlliedSignal also manages employee medical, dental, life insurance, and workers' compensation benefits on a consolidated basis. AlliedSignal charges SRS for its share of such employee-related costs based upon SRS' estimated experience or headcount, depending on the nature of the cost. Charges from AlliedSignal for such costs aggregated $13,302, $9,908 and $9,260 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in cost of sales in the accompanying statements of operations.

  AlliedSignal Business Services provides various information systems assistance, employee payroll processing, travel and expense processing, accounts payable, payment processing, general ledger maintenance and project tracking assistance to SRS and other related units. These costs are allocated to SRS based on certain criteria, including invoices or checks processed, headcount, general ledger line items maintained, predetermined rates or on actual services provided. Charges from AlliedSignal Business Services for such costs aggregated $4,384, $3,696 and $2,949 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in selling, general and administrative expenses in the accompanying statements of operations.

  Management believes that the methods utilized to allocate costs to SRS, as discussed above, are reasonable. However, the terms of transactions between SRS and AlliedSignal, including allocated costs, may differ from those that would result from transactions with unrelated parties.

INTERCOMPANY SALES

  Gross profit on intercompany sales approximated $2,225 and $2,050 in 1996 and 1995, respectively.

4. OTHER INCOME (EXPENSE), NET

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
   Interest (expense)/income, net................... $(1,265) $   (29) $ 1,359
   Foreign exchange.................................     (45)    (165)    (259)
   Gain on sale of investment.......................   8,947      --       --
   Other............................................  (2,873)  (2,835)  (4,958)
                                                     -------  -------  -------
                                                     $ 4,764  $(3,029) $(3,858)
                                                     =======  =======  =======

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. TAXES ON INCOME

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                        1996    1995    1994
                                                       ------- ------- -------
   Income before taxes on income
     United States.................................... $59,782 $56,062 $40,640
     Foreign..........................................   6,649   3,479    (142)
                                                       ------- ------- -------
                                                       $66,431 $59,541 $40,498
                                                       ======= ======= =======
   Taxes on income
     United States.................................... $23,376 $20,518 $15,522
     Foreign..........................................   2,072     763      67
                                                       ------- ------- -------
                                                       $25,448 $21,281 $15,589
                                                       ======= ======= =======
   Taxes on income consist of
   Current
     United States.................................... $19,921 $13,528 $15,604
     Foreign..........................................   1,094     717   3,307
                                                       ------- ------- -------
                                                       $21,015 $14,245 $18,911
                                                       ======= ======= =======
   Deferred
     United States.................................... $ 3,455 $ 6,990 $   (82)
     Foreign..........................................     978      46  (3,240)
                                                       ------- ------- -------
                                                       $ 4,433 $ 7,036 $(3,322)
                                                       ======= ======= =======

  The principal items accounting for the difference in taxes on income computed at the U.S. statutory rate and as recorded on an overall basis are as follows:

                                                  YEAR ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1996      1995      1994
                                                  -------   -------   -------
   Statutory U.S. federal income tax rate........    35.0%     35.0%     35.0%
                                                  -------   -------   -------
   Taxes on foreign earnings over (under) U.S.
    tax rate.....................................     (.4)%     (.8)%      .3%
   Nondeductible amortization....................      .3        .4        .2
   State income taxes, net of federal benefit....     3.5       3.6       3.9
   Tax benefits of Foreign Sales Corporation.....    (1.5)     (1.7)     (2.2)
   All other items, net..........................     1.4       (.8)      1.3
                                                  -------   -------   -------
                                                     38.3%     35.7%     38.5%
                                                  =======   =======   =======

DEFERRED INCOME TAXES

  Included in the following balance sheet accounts:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                              -------  --------
   Other current assets...................................... $17,683  $ 19,578
   Other assets..............................................     257       528
   Deferred income taxes..................................... (14,660)  (12,393)
                                                              -------  --------
                                                              $ 3,280  $  7,713
                                                              =======  ========

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


DEFERRED TAX ASSETS (LIABILITIES)

  The temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows:

                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1995
                                                            --------  --------
   Property, plant and equipment basis differences......... $(13,729) $(11,990)
   Postemployment benefits.................................    3,320     1,960
   Inventory reserves......................................    2,878     2,570
   Accrued liabilities.....................................    9,558    12,122
   Foreign net operating losses............................    1,413     2,619
   All other items, net....................................     (160)      432
                                                            --------  --------
                                                            $  3,280  $  7,713
                                                            ========  ========

6. ACCOUNTS AND NOTES RECEIVABLE

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1995
                                                             --------  --------
   Trade.................................................... $ 78,344  $ 88,276
   Billed tooling...........................................    5,459     6,578
   Related parties..........................................    3,357     2,474
   Unbilled tooling.........................................   14,574    10,216
   Other....................................................   12,890    12,768
                                                             --------  --------
                                                              114,624   120,312
   Less--allowance for doubtful accounts....................   (1,247)     (977)
                                                             --------  --------
                                                             $113,377  $119,335
                                                             ========  ========

  In North America, SRS participates in certain AlliedSignal arrangements under which AlliedSignal can sell undivided interests in designated pools of trade accounts receivable. AlliedSignal acts as an agent for the purchasers in the collection and administration of the receivables. Accounts and notes receivable have not been adjusted to reflect participation in these arrangements. Additionally, in Europe, SRS periodically sells trade accounts receivable. The combined balance sheets have been reduced by $36,477 and $17,001 in 1996 and 1995, respectively, reflecting such sales.

7. INVENTORIES

                                                                DECEMBER 31,
                                                 SEPTEMBER 30, ----------------
                                                     1997       1996     1995
                                                 ------------- -------  -------
                                                  (UNAUDITED)
   Raw materials................................    $32,147    $37,035  $40,631
   Work-in-process..............................      8,311      7,050    8,458
   Finished goods...............................      8,990     12,132    9,796
   Supplies and containers......................      2,413      2,175    1,943
                                                    -------    -------  -------
                                                     51,861     58,392   60,828
   Less--Inventory reserve......................     (6,687)    (7,704)  (7,855)
                                                    -------    -------  -------
                                                    $45,174    $50,688  $52,973
                                                    =======    =======  =======

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


8. OTHER CURRENT ASSETS

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
   Current deferred income taxes............................... $17,683 $19,578
   Other.......................................................   4,676   4,911
                                                                ------- -------
                                                                $22,359 $24,489
                                                                ======= =======

9. PROPERTY, PLANT AND EQUIPMENT

                              ESTIMATED     DECEMBER 31,
                             USEFUL LIFE -------------------
                               (YEARS)     1996       1995
                             ----------- ---------  --------
   Land and land improve-
    ments..................              $   3,306  $  3,445
   Buildings...............    35 - 40      29,928    29,018
   Machinery, office furni-
    ture and equipment.....     3 - 15     201,578   174,834
   Construction-in-pro-
    gress..................                 15,648    10,075
                                         ---------  --------
                                           250,460   217,372
   Less--Accumulated depre-
    ciation................               (103,786)  (86,343)
                                         ---------  --------
                                         $ 146,674  $131,029
                                         =========  ========

10. OTHER ASSETS

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
   Patents, licenses and other................................. $11,406 $17,698
   Equity investments in affiliates............................   1,832   1,702
   Long-term deferred income taxes.............................     257     528
                                                                ------- -------
                                                                $13,495 $19,928
                                                                ======= =======

  Patents, licenses and other includes patents and licenses of $10,551 and $14,504 which are being amortized on a straight-line basis over five years. Additionally, in 1995 SRS had investments of $1,945 at cost, which were subsequently sold in 1996.

  SRS has a 50% partnership interest in Morton Bendix, accounted for under the equity method. Morton Bendix assembles passenger side modules for automotive inflatable restraint systems in North America.

11. ACCRUED LIABILITIES

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
   Payroll and payroll taxes................................... $ 5,461 $ 4,290
   Liability insurance, workers' compensation and healthcare...  15,909  15,699
   Vacation....................................................   5,267   5,197
   Postemployment benefits.....................................   8,300   4,900
   Other.......................................................  13,817  17,587
                                                                ------- -------
                                                                $48,754 $47,673
                                                                ======= =======

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


12. OTHER LIABILITIES

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
   Accumulated deficit in affiliates........................... $14,935 $17,042
   Other.......................................................   4,803   5,597
                                                                ------- -------
                                                                $19,738 $22,639
                                                                ======= =======

  Accumulated deficit in affiliates includes investments in Bendix-Atlantic Inflator Company (BAICO) and Bag S.p.A. accounted for under the equity method. SRS has a 50% partnership interest in BAICO which produces hybrid non azide inflators for use in inflatable occupant safety restraint systems for motor vehicles in North America. SRS has a 33% partnership in Bag S.p.A., which designs, produces and sells airbags in Europe.

  Combined selected financial data for these two entities is summarized as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        1996    1995     1994
                                                      -------- -------  -------
   Net sales......................................... $133,835 $80,467  $48,731
   Income (loss) from operations.....................    6,563  (3,298)  (4,082)
   Net income (loss).................................    1,958  (7,897)  (7,195)

                                                               DECEMBER 31,
                                                              ----------------
                                                               1996     1995
                                                              -------  -------
   Current assets............................................ $44,556  $37,576
   Total assets..............................................  84,982   71,988
   Current liabilities.......................................  60,262   51,687
   Noncurrent liabilities....................................  54,842   54,463
   Accumulated deficit....................................... (30,124) (34,162)

  Noncurrent liabilities at BAICO consist of borrowings under an agreement to borrow up to $60 million. The borrowings are guaranteed equally by AlliedSignal and the partner (Atlantic Research Company, a third party). Additionally, BAICO may borrow up to $5 million under a line of credit agreement with AlliedSignal.

  At December 31, 1996, and 1995, Bag S.p.A. has approximately $29 million and $20 million of borrowings, under a line of credit. Approximately $19 million of the line is guaranteed jointly by the shareholders.

13. CUMULATIVE FOREIGN EXCHANGE TRANSLATION ADJUSTMENT

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                       1996    1995     1994
                                                      ------- ------- --------
   Balance at beginning of year...................... $   489 $ (249) $ (1,548)
   Translation adjustment............................   1,039    738     1,299
                                                      ------- ------  --------
   Balance at end of year............................ $ 1,528 $  489  $   (249)
                                                      ======= ======  ========

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


14. ALLIEDSIGNAL INVESTMENT

  The AlliedSignal investment balance represents the cumulative intercompany activity from transactions, cost allocations, cash management and other charges and credits, between SRS and AlliedSignal (and its other business units). A summary of changes in AlliedSignal investment follows.

                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,  YEAR ENDED DECEMBER 31,
                                   ------------- ----------------------------
                                       1997        1996      1995      1994
                                   ------------- --------  --------  --------
                                    (UNAUDITED)
   Beginning AlliedSignal Inc in-
    vestment......................   $205,997    $193,245  $180,477  $121,008
   Net income.....................     21,560      40,983    38,260    24,909
   Intercompany activity..........      1,551     (28,231)  (25,492)   34,560
                                     --------    --------  --------  --------
   Ending AlliedSignal Inc. in-
    vestment......................   $229,108    $205,997  $193,245  $180,477
                                     ========    ========  ========  ========

  Included in other income (expense), net in the combined statement of operations is an allocated investment charge. The investment charge is based on average net investment as a percent of projected AlliedSignal interest expense. The investment charge for 1996, 1995 and 1994 approximated $2,519, $2,487 and $4,630, respectively.

15. EMPLOYEE BENEFIT PLANS

PENSIONS

  Substantially all employees of SRS participate in defined benefit pension plans covering AlliedSignal employees. Plan benefits are generally based on years of service and the employee's compensation. For the purpose of these financial statements, SRS is considered to have participated in multi-employer pension plans. SRS recorded net periodic pension cost of $5,325, $6,195 and $5,121 for the years ended December 31, 1996, 1995 and 1994, respectively, related to its participation in the AlliedSignal defined benefit pension plans.

  AlliedSignal also sponsors a number of defined contribution pension plans. Participation in these plans is available to substantially all salaried employees. AlliedSignal contributions to these plans are generally based on a percentage of employee contributions. The cost to SRS for providing benefits under the AlliedSignal defined contribution plans was $1,412, $1,400 and $1,492 for the years ended December 31, 1996, 1995 and 1994, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  U.S. retiree medical programs cover employees who retire with pension eligibility for hospital, professional and other medical services (programs) including SRS' eligible retired employees. Most of the programs require deductibles and copayments and virtually all are integrated with Medicare. Retiree contributions are generally required based on coverage type, plan and Medicare eligibility. AlliedSignal also sponsors retiree life insurance programs which generally provide a flat benefit of at least two thousand dollars or a benefit as a percent of pay.

  For most non-union employees retiring after July 1, 1992, the Company has implemented an approach which bases the Company's contribution to retiree medical premiums on years of service and also establishes a maximum Company contribution in the future at approximately twice the current level at the date of implementation.

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  For the purpose of these financial statements, SRS is considered to have participated in multi-employer postretirement benefit plans. SRS charged to expense $2,390, $2,057 and $2,299 for the years ended December 31, 1996, 1995 and 1994, respectively, related to its participation in the AlliedSignal postretirement programs.

16. LEASE COMMITMENTS

  SRS leases certain buildings and equipment under operating lease agreements. Future minimum lease payments under operating leases having initial or remaining noncancelable lease terms in excess of one year are as follows:

   AT DECEMBER 31, 1996
   --------------------
   1997................................................................. $ 3,964
   1998.................................................................   2,957
   1999.................................................................   2,691
   2000.................................................................   2,528
   2001.................................................................   2,352
   Thereafter...........................................................   1,580
                                                                         -------
                                                                         $16,072
                                                                         =======

  Rent expense of $4,541, $4,327 and $5,045 was included in costs and expenses for 1996, 1995 and 1994, respectively.

17. COMMITMENTS AND CONTINGENCIES

  SRS is subject to a number of lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the conduct of its business, including those relating to commercial transactions, product liability and environmental safety and health matters. Management does not expect that settlement amounts or losses, if any, will have a material adverse effect on the combined results of operations or the financial position of SRS.

  SRS has issued or is a party to various direct and indirect guarantees, bank letters of credit and customer guarantees. Management does not expect these guarantees will have a material adverse effect on the combined results of operations or the financial position of SRS.

                           SAFETY RESTRAINT SYSTEMS,
                        A DIVISION OF ALLIEDSIGNAL INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


18. GEOGRAPHIC AREAS--FINANCIAL DATA

                                                          ADJUSTMENTS
                          NORTH                 OTHER         AND
                         AMERICA   EUROPE   INTERNATIONAL ELIMINATIONS  TOTAL
                         -------- --------  ------------- ------------ --------
Net sales.......... 1996 $689,941 $269,543     $ 6,703      $(14,911)  $951,276
                    1995  677,070  196,319      14,912        (5,463)   882,838
                    1994  594,352  153,247         --           (263)   747,336
Net income......... 1996   46,085      197         164        (5,463)    40,983
                    1995   38,635    2,288         647        (3,310)    38,260
                    1994   27,335     (483)        --         (1,943)    24,909
Assets............. 1996  291,527  133,623       4,335           253    429,738
                    1995  292,058  113,997       4,642            81    410,778
Liabilities........ 1996  129,131   95,782       1,697        (4,397)   222,213
                    1995  146,743   72,265       2,556        (4,520)   217,044

  Sales between geographic areas approximate market and are not significant. SRS corporate office income, expenses, assets and liabilities are included in the North America column. Included in the North America net sales are export sales of $80,487, $97,361 and $68,864 for each of the respective years.

19. SUBSEQUENT EVENTS

  On October 30, 1997, AlliedSignal sold substantially all of the net assets of SRS to Breed Technologies, Inc. for approximately $710 million, subject to certain post-closing adjustments. The accompanying financial statements do not give effect to this transaction.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPO-RATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ALL OF THEM TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIV-ERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ALL OF THEM TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   4
Risk Factors.............................................................  17
The Exchange Offer.......................................................  24
Use of Proceeds..........................................................  32
Capitalization...........................................................  33
Unaudited Pro Forma Financial Data.......................................  34
Selected Consolidated Financial
 Data--BREED.............................................................  42
Selected Historical Combined Financial
 Data--SRS...............................................................  44
Management's Discussion and Analysis of Financial Condition and Results
 of Operations--BREED....................................................  45
Management's Discussion and Analysis of Financial Condition and Results
 of operations--SRS......................................................  54
Business.................................................................  56
Management...............................................................  65
Principal Stockholders...................................................  67
Recent Transactions......................................................  68
Description of the Notes.................................................  73
Exchange Offer; Registration Rights...................................... 101
Description of New Credit Facility....................................... 103
Description of Preferred Securities...................................... 104
United States Federal Income Tax Considerations.......................... 105
Plan of Distribution..................................................... 106
Legal Matters............................................................ 106
Experts.................................................................. 106
Available Information.................................................... 107
Index to Financial Statements............................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     LOGO

                           BREED TECHNOLOGIES, INC.

                                 $330,000,000
                               OFFER TO EXCHANGE
                                      ITS
                       9 1/4% SENIOR SUBORDINATED NOTES
                                   DUE 2008
                                      FOR

                       9 1/4% SENIOR SUBORDINATED NOTES
                           THAT HAVE BEEN REGISTERED
                                   UNDER THE
                            SECURITIES ACT OF 1933
                                   DUE 2008

                                ---------------
                                  PROSPECTUS
                                ---------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

  Pursuant to Article 8 of the of the Company's Second Restated Certificate of Incorporation (the "Restated Certificate"), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the Company's request, in a similar capacity with another enterprise. The Company will indemnify such officers and directors in an action by or in the right of the Company to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

  In the event that the Company does not assume the defense of any action, suit or proceeding, the Company will, in advance of the final disposition of any such action, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by Article 8 of the Restated Certificate.

  The indemnification provided by the Restated Certificate is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any law, agreement, vote or otherwise, and inures to the benefit of the estate, heirs, executors and administrators of the officer or director.

  The Company is authorized to enter into agreements with its officers and directors providing indemnification rights different from those provided in the Restated Certificate, and may grant indemnification rights to other employees or agents of, or other persons serving, the Company. The Company is also permitted to purchase directors' and officers' liability insurance.
Article 8 of the Restated Certificate also provides that if the Delaware General Corporation Law is amended after the adoption of the Restated Certificate, the Company will indemnify its officers and directors to the fullest extent permitted by applicable law in effect from time to time.

  The foregoing statements are subject to the detailed provisions of Article 8 of the Restated Certificate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

 EXHIBIT
 NUMBER                         DESCRIPTION OF EXHIBIT
 ------- -------------------------------------------------------------------
 4.1     --Indenture for the Notes between the Company, the Subsidiary
          Guarantors named therein and IBJ Schroder Bank & Trust Company, as
          Trustee (incorporated herein by reference to Exhibit 4.10 to the
          Company's Registration Statement on Form S-3 (File No. 333-
          48231).)
 4.2     --Registration Rights Agreement, dated April 28, 1998 among the
          Company, NationsBanc Montgomery Securities, LLC and Prudential
          Securities Incorporated.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 ------- ----------------------------------------------------------------------
 4.3     --Amended and Restated Credit Agreement, dated as of April 28, 1998, by and among the Company, certain subsidiaries of the Company designated as Borrowers therein, NationsBank, National Association and certain other financial institutions named therein as Lenders, and NationsBank, National Association as Agent for the Lenders
           (incorporated herein by reference to Exhibit 4.11 to the Company's
           Registration Statement on Form S-3 (File No. 333-48231).)
 5.1*    --Opinion of King & Spalding.
 12.1    --Computation of Ratio of Earnings to Fixed Charges.
 23.1*   --Consent of King & Spalding (included as part of its opinion filed as
           Exhibit 5.1).
 23.2    --Consent of Ernst & Young LLP.
 23.3    --Consent of KPMG Peat Marwick LLP.
 23.4    --Consent of Price Waterhouse LLP.
 23.5    --Consent of KPMG S.p.A.
 25.1    --Statement of Eligibility of Trustee on Form T-1.
 99.1*   --Form of Letter of Transmittal for 9 1/4% Senior Subordinated Notes
           Due 2008.
 99.2*   --Form of Notice of Guaranteed Delivery for 9 1/4% Senior Subordinated
           Notes Due 2008.
 99.3*   --[Acknowledgment of Ernst & Young LLP]
 99.4*   --Guidelines for Certification of Taxpayer Identification Number on
           Substitute Form W-9.

--------
*  To be filed by amendment.

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED TECHNOLOGIES, INC.

                                                /s/ Johnnie Cordell Breed
                                          By: _________________________________
                                                   Johnnie Cordell Breed
                                              Chairman of the Boardand Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President, Chief Operating Officer and a Director of the Company, FRANK J. GNISCI, Executive Vice President and Chief Financial Officer of the Company, and LIZANNE GUPTILL, Secretary of the Company, or any one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Breed Technologies, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

      /s/ Johnnie Cordell Breed        Chairman of the          June 24, 1998
-------------------------------------   Board and Chief
        JOHNNIE CORDELL BREED           Executive Officer

   /s/ Charles J. Speranzella, Jr.     President, Chief         June 24, 1998
-------------------------------------   Operating Officer
     CHARLES J. SPERANZELLA, JR.        and Director

         /s/ Frank J. Gnisci           Executive Vice           June 24, 1998
-------------------------------------   President and Chief
           FRANK J. GNISCI              Financial Officer

              SIGNATURE                         TITLE                DATE

        /s/ Larry W. McCurdy            Director                June 24, 1998
-------------------------------------
          LARRY W. MCCURDY

        /s/ Robert W. Shower            Director                June 24, 1998
-------------------------------------
          ROBERT W. SHOWER

          /s/ Alberto Negro             Director                June 24, 1998
-------------------------------------
            ALBERTO NEGRO

    /s/ Dr.-Ing. Franz Wressnigg        Director                June 24, 1998
-------------------------------------
      DR.-ING. FRANZ WRESSNIGG

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          ARTISTIC ANALYTICAL METHODS, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of Artistic Analytical Methods, Inc., and LIZANNE GUPTILL, Secretary of Artistic Analytical Methods, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Artistic Analytical Methods, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

      /s/ Johnnie Cordell Breed              Director           June 24, 1998
-------------------------------------
        JOHNNIE CORDELL BREED

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          AUTO TRIM, INC.

                                              /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of Auto Trim, Inc., and LIZANNE GUPTILL, Secretary of Auto Trim, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Auto Trim, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED ALABAMA, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BREED Alabama, Inc., and LIZANNE GUPTILL, Secretary of BREED Alabama, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Alabama, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------
           FRANK J. GNISCI

        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

         /s/ Stuart D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUART D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED ARIZONA, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BREED Arizona, Inc., and LIZANNE GUPTILL, Secretary of BREED Arizona, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Breed Arizona, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director

     CHARLES J. SPERANZELLA, JR.
      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------

        ROBERT J. SALTARELLI
         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------

           FRANK J. GNISCI
        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------

          ROBERT M. RAPONE
         /s/ Stuart D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUART D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED ASIAN HOLDINGS, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BREED Asian Holdings, Inc., and LIZANNE GUPTILL, Secretary of BREED Asian Holdings, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Breed Asian Holdings, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------
           FRANK J. GNISCI

         /s/ Stuard D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUARD D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED AUTOMOTIVE OF FLORIDA, INC.

                                                  /s/ Robert M. Rapone
                                          By: _________________________________
                                                     Robert M. Rapone
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., Vice President of BREED Automotive of Florida, Inc., and LIZANNE GUPTILL, Secretary of BREED Automotive of Florida, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Automotive of Florida, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

        /s/ Robert M. Rapone                 President          June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

   /s/ Charles J. Speranzella, Jr.        Vice President        June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

      /s/ Johnnie Cordell Breed              Director           June 24, 1998
-------------------------------------
        JOHNNIE CORDELL BREED

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED AUTOMOTIVE TECHNOLOGY, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BREED Automotive Technology, Inc., and LIZANNE GUPTILL, Secretary of BREED Automotive Technology, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Breed Automotive Technology, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED AUTOMOTIVE WEST, INC.

                                                   /s/ Robert Fincher
                                          By: _________________________________
                                                      Robert Fincher
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JANICE C. GEORGE, Treasurer, Assistant Secretary and a Director of BREED Automotive West, Inc., and STUART D. BOYD, Secretary and a Director of BREED Automotive West, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Automotive West, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

         /s/ Robert Fincher                President and        June 24, 1998
-------------------------------------         Director
           ROBERT FINCHER

        /s/ Janice C. George           Treasurer, Assistant     June 24, 1998
-------------------------------------      Secretary and
          JANICE C. GEORGE                    Director

         /s/ Stuart D. Boyd                Secretary and        June 24, 1998
-------------------------------------         Director
           STUART D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED INTERNATIONAL MANUFACTURING
                                          DEVELOPMENT CORP.

                                                  /s/ Robert M. Rapone
                                          By: _________________________________
                                                     Robert M. Rapone
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., Vice President of BREED International Manufacturing Development Corp., and LIZANNE GUPTILL, Secretary of BREED International Manufacturing Development Corp., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED International Manufacturing Development Corp. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

        /s/ Robert M. Rapone                 President          June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

      /s/ Johnnie Cordell Breed              Director           June 24, 1998
-------------------------------------
        JOHNNIE CORDELL BREED

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED MANUFACTURING OF TEXAS, INC.

                                                    /s/ Kola Phillips
                                          By: _________________________________
                                                       Kola Phillips
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., the Director of BREED Manufacturing of Texas, Inc., and LIZANNE GUPTILL, Secretary of BREED Manufacturing of Texas, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Manufacturing of Texas, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

          /s/ Kola Phillips                  President          June 24, 1998
-------------------------------------
            KOLA PHILLIPS

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED NEVADA, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BREED Nevada, Inc., and LIZANNE GUPTILL, Secretary of BREED Nevada, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Nevada, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------
           FRANK J. GNISCI

        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

         /s/ Stuart D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUART D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED STEERING SYSTEMS, INC.

                                                    /s/ Kola Phillips
                                          By: _________________________________
                                                       Kola Phillips
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., a Director of BREED Steering Systems, Inc., and LIZANNE GUPTILL, Secretary of BREED Steering Systems, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Steering Systems, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

          /s/ Kola Phillips                  President          June 24, 1998
-------------------------------------
            KOLA PHILLIPS

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

      /s/ Johnnie Cordell Breed              Director           June 24, 1998
-------------------------------------
        JOHNNIE CORDELL BREED

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BTI MICHIGAN, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BTI Michigan Inc., and LIZANNE GUPTILL, Secretary of BTI Michigan, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BTI Michigan, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------
           FRANK J. GNISCI

        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

         /s/ Stuart D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUART D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BTI TENNESSEE, INC.

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BTI Tennessee, Inc., and LIZANNE GUPTILL, Secretary of BTI Tennessee, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BTI Tennessee, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------
           FRANK J. GNISCI

        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

         /s/ Stuart D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUART D. BOYD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          FORCE IMAGING TECHNOLOGIES, INC.

                                                /s/ Johnnie Cordell Breed
                                          By: _________________________________
                                                   Johnnie Cordell Breed
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., a Director of Force Imaging Technologies, Inc., and LIZANNE GUPTILL, Secretary of Force Imaging Technology, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Force Imaging Technologies, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

      /s/ Johnnie Cordell Breed            President and        June 24, 1998
-------------------------------------         Director
        JOHNNIE CORDELL BREED

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          HAMLIN, INCORPORATED

                                                      /s/ Bud Links
                                          By: _________________________________
                                                         Bud Links
                                                         Treasurer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., a Director of Hamlin Incorporated, and LIZANNE GUPTILL, Secretary of Hamlin, Incorporated, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Hamlin, Incorporated and on the date indicated.

              SIGNATURE                        TITLE                 DATE

            /s/ Bud Links                  Treasurer and        June 24, 1998
-------------------------------------   Assistant Secretary
              BUD LINKS

      /s/ Gerald W. Oesterreich           General Manager       June 24, 1998
-------------------------------------
        GERALD W. OESTERREICH

      /s/ Johnnie Cordell Breed              Director           June 24, 1998
-------------------------------------
        JOHNNIE CORDELL BREED

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          INNOVATIVE MIM TECHNOLOGIES, INC.

                                                    /s/ Kola Phillips
                                          By: _________________________________
                                                       Kola Phillips
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., a Director of Innovative Mim Technologies, Inc., and LIZANNE GUPTILL, Secretary of Innovative Mim Technologies, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Innovative Mim Technologies, Inc. and on the date indicated.

              SIGNATURE                        TITLE                 DATE

          /s/ Kola Phillips                President and        June 24, 1998
-------------------------------------         Director
            KOLA PHILLIPS

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

      /s/ Johnnie Cordell Breed              Director           June 24, 1998
-------------------------------------
        JOHNNIE CORDELL BREED

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                       BREED AUTOMOTIVE, L.P.

                                       BY: BREED MANUFACTURING OF TEXAS, INC.
                                         its General Partner

                                                    /s/ Kola Phillips
                                       By: ___________________________________
                                                       Kola Phillips
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., a Director of BREED Manufacturing of Texas, Inc., (the General Partner of BREED Automotive, L.P.) and LIZANNE GUPTILL, Secretary of BREED Manufacturing of Texas, Inc., (the General Partner of BREED Automotive, L.P.) or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BREED Manufacturing of Texas, Inc. (the General Partner of BREED Automotive, L.P.) and on the date indicated.

              SIGNATURE                        TITLE                 DATE

          /s/ Kola Phillips                  President          June 24, 1998
-------------------------------------
            KOLA PHILLIPS

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

   /s/ Charles J. Speranzella, Jr.           Director           June 24, 1998
-------------------------------------
     CHARLES J. SPERANZELLA, JR.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on June 24, 1998.

                                          BREED TENNESSEE HOLDINGS, L.P.

                                          BY: BTI TENNESSEE, INC.
                                              its General Partner

                                             /s/ Charles J. Speranzella, Jr.
                                          By: _________________________________
                                                Charles J. Speranzella, Jr.
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES J. SPERANZELLA, JR., President and a Director of BTI Tennessee, Inc. (the General Partner of BREED Tennessee Holdings, L.P.), and LIZANNE GUPTILL, Secretary of BTI Tennessee Inc. (the General Partner of BREED Tennessee Holdings, L.P.), or either one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with BTI Tennessee, Inc. (the General Partner of BREED Tennessee Holdings, L.P.) and on the date indicated.

              SIGNATURE                        TITLE                 DATE

   /s/ Charles J. Speranzella, Jr.         President and        June 24, 1998
-------------------------------------         Director
     CHARLES J. SPERANZELLA, JR.

      /s/ Robert J. Saltarelli               Treasurer          June 24, 1998
-------------------------------------
        ROBERT J. SALTARELLI

         /s/ Frank J. Gnisci                 Director           June 24, 1998
-------------------------------------
           FRANK J. GNISCI

        /s/ Robert M. Rapone                 Director           June 24, 1998
-------------------------------------
          ROBERT M. RAPONE

         /s/ Stuart D. Boyd                  Director           June 24, 1998
-------------------------------------
           STUART D. BOYD